 Filed Pursuant to Rule 424(b)(1)
 Registration Nos. 333-252252 and 333- 232232-01
PROSPECTUS
$118,814,000 ENVIRONMENTAL TRUST BONDS, SERIES 2021
WISCONSIN ELECTRIC POWER COMPANY
Sponsor, Depositor and Initial Servicer
Central Index Key Number: 000107815
WEPCO ENVIRONMENTAL TRUST FINANCE I, LLC
Issuing Entity
Central Index Key Number: 0001840327
Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)
Tranche A	6.81	$118,814,000	12/15/2033	12/15/2035	1.578%	99.99933%	0.40%	$118,337,948
The total price to the public is $118,813,204. The total amount of the underwriting discounts and commissions is $475,256. The total amount of proceeds to WEPCo Environmental Trust Finance I, LLC before deduction of expenses (estimated to be $4,830,639) is $118,337,948. The distribution frequency is semi-annually. The first expected distribution date is December 15, 2021.
Investing in the Environmental Trust Bonds involves risks. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying the ETBs.
Wisconsin Electric Power Company, or Wisconsin Electric, as Depositor, is offering $118,814,000 aggregate principal amount of the Environmental Trust Bonds, Series 2021, in a single tranche, referred to herein as the Environmental Trust Bonds, or the ETBs, to be issued by WEPCo Environmental Trust Finance I, LLC, as the Issuing Entity. Wisconsin Electric is also the Seller, initial Servicer and Sponsor with regard to the ETBs. The ETBs will be issued pursuant to Wis. Stat. Section 196.027, or the Statute, and an irrevocable Financing Order issued by the Public Service Commission of Wisconsin, or PSCW, on November 17, 2020.
The ETBs are senior secured obligations of the Issuing Entity supported by Environmental Control Property, which includes the right to a special, irrevocable nonbypassable charge, known as an Environmental Control Charge, paid by all retail electric customers that obtain distribution service from Wisconsin Electric, or its successors, regardless of whether the customer obtains other service from a different energy utility or other energy supplier. The Statute mandates that the Environmental Control Charges be adjusted at least annually, and the Financing Order has authorized the Environmental Control Charges to be adjusted more frequently to ensure the expected recovery of Environmental Control Charge revenues sufficient to timely provide all scheduled payments of principal and interest on the ETBs and related financing costs, as described further in this prospectus. Credit enhancement for the ETBs will be provided by such “true-up” mechanisms as well as by accounts held under the indenture for the ETBs.
The ETBs represent obligations only of the Issuing Entity, and do not represent obligations of the Sponsor or any of its affiliates, other than the Issuing Entity. The ETBs are secured by the assets of the Issuing Entity, consisting principally of the Environmental Control Property and funds on deposit in the collection account for the ETBs and related subaccounts. Please read “Security for the ETBs” in this prospectus. The ETBs are not a debt or liability of the State of Wisconsin or any of its political subdivisions, including the PSCW, and shall not constitute a pledge of the full faith and credit of the State of Wisconsin or its political subdivisions.
Interest will accrue on the ETBs from the date of issuance. The ETBs are scheduled to pay principal and interest semi-annually on June 15 and December 15 of each year, beginning on December 15, 2021. On each payment date, each ETB will be entitled to payment of principal, but only to the extent funds are available in the collection account after payment of certain fees and expenses and after payment of interest.
Wisconsin Electric is the sole member and owner of the Issuing Entity’s equity interest. Wisconsin Electric’s Central Index Key number is 000107815. The Issuing Entity’s Central Index Key number is 0001840327.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The ETBs will be ready for delivery in book-entry form through the facilities of The Depository Trust Company against payment in New York, New York on or about May 12, 2021.
Sole Book-Running Manager
Barclays
Co-Manager
Drexel Hamilton
The date of this prospectus is May 4, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC. This prospectus provides you with information about us, the ETBs and Wisconsin Electric Power Company, or Wisconsin Electric, the depositor, sponsor and initial servicer. This prospectus describes the terms of the ETBs being offered hereby. You should carefully review this prospectus, any free writing prospectus the Issuing Entity files with the SEC, and the information, if any, contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information.”
References in this prospectus to the term we, us or the Issuing Entity mean WEPCo Environmental Trust Finance I, LLC, the entity which will issue the ETBs. References to the Environmental Trust Bonds or the ETBs, unless the context otherwise requires, means the environmental trust bonds offered pursuant to this prospectus. References to Wisconsin Electric, the Seller, the Depositor or the Sponsor refer to Wisconsin Electric Power Company. References to the Servicer are to Wisconsin Electric, and any successor servicer under the Servicing Agreement described in this prospectus. References to the Administrator mean Wisconsin Electric, or any successor or assignee under the Administration Agreement described in this prospectus. References to the PSCW are to the Public Service Commission of Wisconsin. References to the Statute are to Wisconsin Statutes Section 196.027. Unless the context otherwise requires, the term customer means each customer that obtains retail electric distribution service from Wisconsin Electric or its successors, regardless of whether the customer obtains other service from a different energy utility or other energy supplier. References to a Financing Order, unless the context indicates otherwise, are to the irrevocable Financing Order issued by the PSCW on November 17, 2020. You can find a glossary of some of the other defined terms used in this prospectus on page 113 of this prospectus.
This prospectus includes cross-references to other sections in this prospectus to allow you to find further related discussions. You can also find key topics in the table of contents on the preceding pages. Check the table of contents to locate these sections.
You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus from the Issuing Entity or the underwriters specifying the terms of this offering. Neither the Issuing Entity nor any underwriter, agent, dealer, salesperson or Wisconsin Electric has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. The ETBs are not being offered in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and any free writing prospectus is current only as of the date of this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We have included statements in this prospectus that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance may be forward-looking statements. Also, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goals,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “seeks,” “should,” “targets,” “will” or similar terms or variations of these terms. This includes forward-looking statements regarding expectations, estimates and projections about the electric consumption of Wisconsin Electric’s customers, Wisconsin Electric’s ability to service the Environmental Control Property and collect the Environmental Control Charges, the Issuing Entity’s ability to pay back the ETBs, and the PSCW’s adherence to the State Pledge to protect the rights of bondholders. Accordingly, any such statements are qualified in their entirety by reference to important factors included in “Risk Factors” (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on financial results, and could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Issuing Entity or Wisconsin Electric, in this prospectus, in presentations, on websites, in response to questions or otherwise.

We caution you that any forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from the future results, performance or achievements we have anticipated in the forward-looking statements.
The following are some factors, among others, that could cause actual results to differ materially from those expressed or implied by forward looking statements in this prospectus:
•
State and federal legislative, judicial and regulatory actions or developments, including deregulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of the Servicer’s business;

•
Actions of nationally recognized statistical rating organizations, including downgrading the ratings of the ETBs;

•
The accuracy of the Servicer’s forecasts of energy consumption resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation;

•
The accuracy of the Servicer’s estimates of the customer payment patterns, including the rate of delinquencies and charge-offs;

•
Factors affecting utility operations such as catastrophic weather-related damage, environmental incidents, unplanned facility outages and repairs and maintenance, electric transmission or natural gas pipeline system constraints, and impacts of implementation of WEC Energy Group, Inc.’s CO2 emission and/or methane emission reduction goals;

•
Factors affecting consumption and demand for electricity, including political developments, unusual weather, changes in economic conditions, customer growth and declines, commodity prices, energy conservation efforts, and continued adoption of distributed generation by customers;

•
The impact of the COVID-19 pandemic on the Servicer’s ability to operate its business, the demand and consumption of electricity, customer payment patterns, and the Servicer’s ability to estimate demand and consumption of electricity and the timing and amount of customer payments;

•
Direct or indirect results of cyber attacks, security breaches or other attempts to disrupt the Servicer’s business; and

•
Acts of war or terrorism, global instability, pandemics (such as COVID-19) or other catastrophic events affecting electric customer energy consumption or demand in the service territory.

Except as may be required by law, the Issuing Entity and Wisconsin Electric expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY
This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read this prospectus in its entirety and carefully consider the Risk Factors beginning on page 12 of this prospectus before you decide whether to invest in the ETBs.
Securities offered:
$118,814,000 Environmental Trust Bonds, Series 2021, issued in a single tranche, and scheduled to pay principal semi-annually in accordance with the expected amortization schedule in this prospectus.
Issuing Entity and Capital Structure:
WEPCo Environmental Trust Finance I, LLC, a special purpose Delaware limited liability company. Wisconsin Electric is the Issuing Entity’s sole member and owns all of its equity interests. The Issuing Entity has no commercial operations and was formed solely to purchase and own the Environmental Control Property, to issue the ETBs and to perform activities incidental thereto and the Issuing Entity’s organizational documents prohibit it from engaging in any other activity except as specifically authorized by the Financing Order. See “Description of the Issuing Entity.”
The Issuing Entity will be capitalized with an upfront cash deposit by Wisconsin Electric of 0.50% of the initial principal amount of the ETBs issued (to be held in the Capital Subaccount described herein) and will have an Excess Funds Subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments due on such payment date for the ETBs have been made.
Issuing Entity’s Address and Telephone Number:
231 W. Michigan Street
Milwaukee, Wisconsin 53201
(414) 221-2579
The Depositor, Sponsor, Seller and initial Servicer:
Wisconsin Electric Power Company is an electric utility company that distributes and sells electricity and natural gas to retail customers in Wisconsin. Wisconsin Electric is a subsidiary of WEC Energy Group, Inc. As of December 31, 2020, Wisconsin Electric served approximately 1.1 million electric customers in Wisconsin. Wisconsin Electric’s retail rates and certain other aspects of its business are subject to the jurisdiction of the PSCW. The ETBs do not constitute a debt, liability or other legal obligation of Wisconsin Electric.
Wisconsin Electric, acting as the initial Servicer, and any successor Servicer, will service the Environmental Control Property securing the ETBs under a Servicing Agreement with the Issuing Entity. See “Wisconsin Electric Power Company —  The Depositor, Sponsor, Seller and Servicer” and “The Servicing Agreement.”
Wisconsin Electric’s Address and Telephone Number:
231 W. Michigan Street
Milwaukee, Wisconsin 53201
(414) 221-2345

Indenture Trustee:
U.S. Bank National Association. See “Description of the Indenture Trustee” for a description of the duties and responsibilities of the Indenture Trustee.
Purpose of Transaction:
This issuance of ETBs will enable Wisconsin Electric to recover and refinance certain environmental control costs eligible for recovery under the Statute. Please read “The Statute and the Financing Order” in this prospectus.
Transaction Overview:
In March 2004, the Wisconsin Legislature enacted 2003 Wisconsin Act 152, which created a financing mechanism, referred to as environmental trust financing, to finance the cost of certain investments intended to reduce environmental pollution from existing energy utility facilities, and has been codified in relevant part as Section 196.027 of the Wisconsin Statutes. The Statute allows an energy utility, like Wisconsin Electric, to request approval from the PSCW to finance the cost of environmental control activities with the proceeds of environmental trust bonds that are secured by charges paid by the energy utility’s customers and to recover related financing costs. Please read “The Statute and the Financing Order” for a discussion of the environmental control costs and financing costs authorized in the Financing Order.
The Statute authorizes the PSCW to approve an irrevocable, nonbypassable customer charge, referred to herein as an Environmental Control Charge. The amount and terms for collection of these Environmental Control Charges are governed by one or more financing orders issued to an energy utility by the PSCW. The Statute permits an energy utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive Environmental Control Charges, to a special purpose entity formed by the energy utility to issue debt securities secured by the right to receive revenues arising from the Environmental Control Charges. The energy utility’s rights under a financing order, including the right to receive the Environmental Control Charges and all revenues and collections resulting from the Environmental Control Charges, constitute Environmental Control Property. Under the Statute and the Financing Order, the Environmental Control Property does not come into existence until the energy utility sells the Environmental Control Property to the special purpose entity in connection with the issuance of ETBs.
References in this prospectus to the Financing Order mean the financing order issued by the PSCW on November 17, 2020 which is further described below. Under the Financing Order, the PSCW authorized Wisconsin Electric to recover $100 million of the undepreciated cost of environmental control activities at the Pleasant Prairie Power Plant, capitalized carrying costs thereon, and financing costs through the issuance of ETBs. These costs will be recovered from all retail electric distribution customers of Wisconsin Electric.
The primary transactions underlying the offering of the ETBs are as follows:

•
Wisconsin Electric will sell the Environmental Control Property to the Issuing Entity in exchange for the net proceeds from the sale of the ETBs;

•
the Issuing Entity will sell the ETBs, which will be secured primarily by the Environmental Control Property, to the underwriters; and

•
Wisconsin Electric will act as the initial Servicer of the Environmental Control Property.

The ETBs are not obligations of the Indenture Trustee, the Issuing Entity’s managers or Wisconsin Electric or any of its affiliates, other than the Issuing Entity. The ETBs are not obligations of the State of Wisconsin or any of its political subdivisions, including the PSCW.
Diagram of Transaction:
The following diagram represents a general summary of the structure of the securities offered, flow of funds and relationships among the parties:

Approximately 1.1 Million Retail Electric Customers
Approves Environmental Control Charges on customer bills
Pay Environmental Control Charges based on electricity consumption and demand
PSCW
Issues Financing Order
Calculates Environmental Control Charges paid by customer class to meet payment schedule; prepares true-up; submits filings to PSCW
Wisconsin Electric Power Company
(Seller and Servicer)
Remits all Environmental Control Charges collected to Indenture Trustee
Purchases Environmental Control Property from Wisconsin Electric
Net ETB Proceeds[1]
Indenture Trustee
WEPCo Environmental Trust Finance I, LLC
(Issuing Entity)
Pays principal and interest semi-annually
Issues ETBs
Gross ETB Proceeds
Holders

(1)
Net of upfront transaction fees and expenses.

Collateral:
The ETBs will be secured only by assets of the Issuing Entity. The collateral securing the ETBs primarily consists of the Environmental Control Property. The Environmental Control Property is a property right of the Issuing Entity created pursuant to the Financing Order, including the right to impose, collect and receive Environmental Control Charges as provided in the Financing Order, the right to obtain periodic adjustments, or True-Up Adjustments, of the Environmental Control Charges as provided in the Financing Order and the

Statute, and all revenues or other proceeds arising from those rights and interests.
The collateral securing the ETBs also includes the Issuing Entity’s rights under the Basic Documents governing the ETBs, and the Collection Account held by the Indenture Trustee relating to the ETBs.
Collection Account and Subaccounts:
The Issuing Entity will establish the Collection Account to hold payments arising from the Environmental Control Charges as well as the capital contributions made to the Issuing Entity. The Collection Account will consist of three subaccounts:
•
the General Subaccount;

•
the Capital Subaccount; and

•
the Excess Funds Subaccount

The Capital Subaccount will be funded by Wisconsin Electric on or prior to the issuance of the ETBs through a capital contribution in an amount equal to 0.50% of the initial principal amount of the ETBs issued. All collections of Environmental Control Charges by the Servicer will be remitted into the General Subaccount. The Excess Funds Subaccount will receive deposits of any amounts remaining after payments of interest, scheduled principal, expenses and required deposits into the Capital Subaccount. Withdrawals from and deposits to these subaccounts will be made as described under “Security for the ETBs — How Funds in the Collection Account will be Allocated.”
Credit Ratings:
The ETBs are expected to receive credit ratings from at least two nationally recognized Rating Agencies. Please read “Rating Information” in this prospectus.
Payment Dates:
June 15 and December 15 of each year beginning December 15, 2021, or if not a Business Day, the next Business Day.
Interest Payments:
Interest is due on each Payment Date. Interest will accrue on a 30/360 basis at the interest rate of 1.578% per annum.
Principal Payments:
The Issuing Entity is scheduled to make payments of principal on each Payment Date in accordance with the expected amortization schedule included in this prospectus. The Scheduled Final Payment Date for the ETBs is December 15, 2033. Failure to make scheduled payments of principal on any Payment Date will not result in an event of default.
Principal for the ETBs is due on December 15, 2035, which is the Final Maturity Date. Failure to pay the entire principal amount of the ETBs by the Final Maturity Date will result in an event of default.
Expected Weighted Average Life:
The expected weighted average life of the ETBs is 6.81 years.
Optional Redemption:
None. The Issuing Entity will not be permitted to optionally redeem the ETBs at any time prior to maturity.
Mandatory Redemption:
None. The Issuing Entity is not required to redeem the ETBs at any time prior to maturity.

Priority of Payments:
On each Payment Date, the Indenture Trustee will apply all amounts on deposit in the Collection Account, including all investment earnings thereon, to pay the following amounts, in the following priority:
(1)
all amounts owed by the Issuing Entity to the Indenture Trustee (including legal fees and expenses and outstanding indemnity amounts), will be paid to the Indenture Trustee in an amount not to exceed $50,000;

(2)
the servicing fee with respect to such Payment Date and all unpaid servicing fees for prior Payment Dates will be paid to the Servicer;

(3)
the administration fee for such Payment Date will be paid to the Administrator and the independent manager fee for such Payment Date will be paid to the independent manager, and in each case with any unpaid administration fees or independent manager fees from prior Payment Dates;

(4)
all other ordinary and periodic operating expenses of the Issuing Entity for such Payment Date not described above will be paid to the parties to which such operating expenses are owed;

(5)
interest due on the ETBs for such Payment Date, including any overdue interest with respect to the ETBs, will be paid to the holders of ETBs;

(6)
principal due and payable on the ETBs as a result of an acceleration upon an event of default or on the Final Maturity Date will be paid to the holders of ETBs;

(7)
scheduled principal payments on the ETBs for such Payment Date in accordance with the expected amortization schedule included in this prospectus, including any overdue payments of scheduled principal, will be paid to the holders of ETBs, pro rata if there is a deficiency;

(8)
any other unpaid operating expenses (including fees, expenses and indemnity amounts owed to the Indenture Trustee but unpaid due to the limitation in clause (1) above) and any remaining amounts owed pursuant to the Basic Documents will be paid to the parties to which such operating expenses or remaining amounts are owed;

(9)
replenishment of the amount, if any, by which the Required Capital Level (0.50% of the initial principal amount of the ETBs issued) exceeds the amount in the Capital Subaccount as of such Payment Date will be allocated to the Capital Subaccount;

(10)
the Return on Invested Capital then due and payable, and any related taxes thereon, will be paid to Wisconsin Electric;

(11)
the balance, if any, will be allocated to the Excess Funds Subaccount for distribution on subsequent Payment Dates; and

(12)
after the principal of and premium, if any, and interest on all of the ETBs, and all of the other foregoing amounts have been paid in full, including without limitation, amounts due and payable to the Indenture Trustee under the Indenture or otherwise, the balance (including all amounts then held in the Capital Subaccount and the Excess Funds Subaccount), if any, will be paid to the Issuing Entity, free from the lien of the Indenture.

If on any Payment Date, or, for any amounts payable under clauses (1) through (4) above, on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (1) through (8) above, the Indenture Trustee will (i) first, draw from amounts on deposit in the Excess Funds Subaccount, and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (1) through (8) above. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clause (9) above, the Indenture Trustee will draw from amounts on deposit in the Excess Funds Subaccount to make such allocations to the Capital Subaccount.
Initial Environmental Control Charge as a percentage of customer’s total electricity bill:
The initial Environmental Control Charge is expected to represent approximately 0.40% of the total electricity bill, as of December 31, 2020, received by a 750 kWh residential customer of Wisconsin Electric.
True-Up Adjustments to the Environmental Control Charge:
The initial Environmental Control Charge for each class of customers will be finalized prior to issuance of the ETBs and filed with the PSCW in a report filed following the issuance of the ETBs. The initial Environmental Control Charges will become effective the first day of the first full month following the issuance of the ETBs.
Not later than April 17 of each year while the ETBs are outstanding, the Servicer will file with the PSCW for an Annual True-Up Adjustment of the Environmental Control Charges to be effective on June 1 of such year. Under the Annual True-Up Adjustment, Environmental Control Charges will be adjusted to provide for recovery of adequate funds to meet the Issuing Entity’s revenue requirement for the upcoming 12-month period.
In addition, if the Servicer, as of October 17 of any year, reasonably projects that expected collections of the Environmental Control Charges will be insufficient to meet the Issuing Entity’s revenue requirement for the upcoming 12-month period, the Servicer will file with the PSCW for a Mid-Year True-Up Adjustment of the Environmental Control Charges to be effective December 1 of such year. In addition, if any ETBs are outstanding after the Scheduled Final Payment Date, on each of January 15 and July 18 of each year, the Servicer shall file for a Quarterly True-Up Adjustment of the

Environmental Control Charges (to be effective the March 1 or September 1 following such filing) if the Servicer reasonably projects that expected collections of Environmental Control Charges will be insufficient to meet the Issuing Entity’s revenue requirement for the upcoming 12-month period.
In addition to the Annual True-Up Adjustments, the Mid-Year True-Up Adjustments and the Quarterly True-Up Adjustments, the Servicer may implement an Optional True-Up Adjustment (in the same manner as provided for the Mid-Year True-Up Adjustments) at any time (i) if the Servicer forecasts that collections of Environmental Control Charges during the current or succeeding collection period will be insufficient to make all scheduled payments under the ETBs or to pay operating expenses, (ii) to replenish any draws on the Capital Subaccount, or (iii) generally to correct for any under-collection or over-collection in order to assure timely payment of the ETBs.
The updated Environmental Control Charges reflected in any Annual True-Up Adjustment, Mid-Year True-Up Adjustment, Quarterly True-Up Adjustment or Optional True-Up Adjustment will be subject to review by the PSCW only for errors in the application of the formula applied therein and shall become effective automatically without the need for further PSCW action.
If, at any time, the Servicer determines that the existing model for calculating the Environmental Control Charges should be amended or revised or if the Servicer otherwise determines that circumstances warrant, the Servicer may file a request with the PSCW for a Non-Routine True-Up Adjustment designating the adjustments to such model and corresponding adjustments to the Environmental Control Charges, which shall be subject to the review and approval of the PSCW within 45 days of filing the Non-Routine True-Up Adjustment.
Nonbypassable Environmental Control Charges:
The Statute provides that the Environmental Control Charges established in the Financing Order will be collected from each customer that obtains retail electric distribution service from Wisconsin Electric or its successors, regardless of whether the customer obtains other service from a different energy utility or other energy supplier.
Credit Enhancement:
Credit enhancement for the ETBs will be primarily provided by the True-Up Adjustments, as well as the Capital Subaccount. The primary purpose of the Excess Funds Subaccount is not to provide credit enhancement for the ETBs. However, amounts in the Excess Funds Subaccount may be used to make debt service payments on the ETBs if needed.
Servicing Fees:
Wisconsin Electric, as Servicer, will receive an annual servicing fee equal to 0.05% of the initial principal amount of the ETBs. In the event that a successor Servicer is appointed that is not Wisconsin Electric or any of its affiliates, a higher annual servicing fee of up to 0.60% of the initial principal amount of the ETBs will be payable to the successor Servicer.

Additionally, the Servicer will be entitled to reimbursement by the Issuing Entity for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuing Entity and paid for by the Servicer (or procured by the Servicer on behalf of the Issuing Entity and paid for by the Servicer) to meet the Issuing Entity’s obligations under the agreements governing the ETBs.
Wisconsin State Pledge:
The State of Wisconsin has pledged to and agreed with bondholders that it will not take or permit any action that impairs the value of Environmental Control Property, or, except as allowed under the Statute (relating to True-Up Adjustments), reduce, alter, or impair the Environmental Control Charges that are imposed, collected and remitted for the benefit of bondholders, until any principal, interest, premium, or other charge incurred, or contract to be performed, in connection with the ETBs held by the bondholders have been paid and performed in full.
Minimum Denominations:
The Issuing Entity will issue the ETBs in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, although one bond may be of a smaller denomination.
Use of Proceeds:
The net proceeds of this offering are estimated to be approximately $113,507,309, after deducting underwriting discounts and commissions and upfront transaction costs. The Issuing Entity will use the net proceeds from the sale of the ETBs to purchase the Environmental Control Property from the Seller. Wisconsin Electric, the Seller, will apply the proceeds of the sale of the Environmental Control Property in accordance with the Financing Order, as required by the Statute. The Financing Order approves proceeds to be applied for the following uses: (i) to pay upfront financing costs incurred in connection with the issuance of the ETBs, and (ii) to reimburse Wisconsin Electric for environmental control costs, all of which will have been incurred prior to issuance of the ETBs.
1940 Act Registration:
The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Rule 3a-7 promulgated under the 1940 Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.
Credit Risk Retention:
The ETBs are not subject to the 5% risk retention requirements imposed by Section 15G of the Securities Exchange Act of 1934, as amended, or the Exchange Act, due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act, or Regulation RR. For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with the Purchase of the ETBs — Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the ETBs” in this prospectus.
Federal Income Tax Status:
In the opinion of Troutman Pepper Hamilton Sanders LLP, counsel to the Issuing Entity and Wisconsin Electric, for federal income tax purposes, the ETBs will constitute indebtedness of Wisconsin Electric, the sole member of the Issuing Entity. If you purchase a beneficial interest in any ETB, you agree by your purchase to treat the ETBs as debt of Wisconsin Electric for federal income tax purposes.
ERISA Considerations:
Pension plans and other investors subject to ERISA or Section 4975 of the Internal Revenue Code may acquire the ETBs subject to specified conditions. The acquisition and holding of the ETBs could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the ETBs, each investor purchasing on behalf of such a pension plan will be deemed to certify that the purchase and subsequent holding of the bonds will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Please read “ERISA Considerations” in this prospectus.
Expected Settlement:
On or about May 12, 2021, settling through The Depository Trust Company, or DTC, Clearstream Banking, Luxembourg, S.A, and Euroclear Bank S.A./N.V., as operator of the Euroclear system, without the payment of accrued interest.

RISK FACTORS
You should consider carefully all the information included in this prospectus, including the following factors, which might negatively impact the Issuing Entity’s ability to pay interest on, and the principal amount of, the ETBs and result in a reduction in the market value of your investment in the ETBs, before you decide whether to invest in the ETBs:
You may experience material payment delays or incur a loss on your investment in the ETBs because the source of funds for payment is limited.
The only source of funds for payments of interest on and principal of the ETBs will be the Issuing Entity’s assets, which consist of:
•
the Environmental Control Property securing the ETBs, which constitutes the right to impose, collect and receive Environmental Control Charges as provided in the Financing Order, the right to obtain True-Up Adjustments of the Environmental Control Charges as provided in the Financing Order and the Statute, and all revenues or other proceeds arising from those rights and interests;

•
the funds on deposit in the Collection Account, including all subaccounts thereof, held by the Indenture Trustee; and

•
the Issuing Entity’s rights under various contracts described in this prospectus.

The ETBs are not a debt or liability of the State of Wisconsin or any of its political subdivisions, including the PSCW, and shall not constitute a pledge of the full faith and credit of the State of Wisconsin or any of its political subdivisions. The ETBs will not be insured or guaranteed by Wisconsin Electric, including in its capacity as Sponsor, Depositor, Seller or Servicer, or by its parent, WEC Energy Group, Inc., any of their respective affiliates, the Indenture Trustee or any other Person. The ETBs will be nonrecourse obligations, secured only by the collateral. Delays in payment on the ETBs might result in a reduction in the market value of the ETBs and, therefore, the value of your investment in the ETBs.
Thus, you must rely for payment of the ETBs solely upon the Statute, state and federal constitutional rights to enforcement of the Statute, the irrevocable Financing Order, collections of the Environmental Control Charges and funds on deposit in the Collection Account held by the Indenture Trustee. If these amounts are not sufficient to make payments or there are delays in recoveries, you may experience material payment delays or incur a loss on your investment in the ETBs. The organizational documents of the Issuing Entity restrict the Issuing Entity’s right to acquire other assets unrelated to the transactions described in this prospectus. Please read “Description of the Issuing Entity” in this prospectus.
Risks Associated with Potential Judicial, Legislative or Regulatory Actions
Neither the Issuing Entity nor Wisconsin Electric is obligated to indemnify you for changes in law.
Neither the Issuing Entity nor Wisconsin Electric will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Statute that may affect the value of your ETBs. Wisconsin Electric will agree in the Sale Agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Statute that would be materially adverse to the Issuing Entity, the Indenture Trustee or the bondholders. However, Wisconsin Electric may not be able to take such action and, if Wisconsin Electric does take action, such action may not be successful. Although Wisconsin Electric or any successor assignee might be required to indemnify the Issuing Entity if legal action based on the law in effect at the time of the issuance of the ETBs invalidates the Environmental Control Property, such indemnification obligations do not apply for any changes in law after the date the ETBs are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision. See “The Sale Agreement — Seller Representations and Warranties” and “The Servicing Agreement — Servicing Standards and Covenants” in this prospectus.
Future judicial action could reduce the value of your investment in the ETBs.
The Environmental Control Property securing the ETBs is created pursuant to the Statute and the Financing Order issued by the PSCW pursuant to the Statute. In March 2004, the Wisconsin Legislature

enacted 2003 Wisconsin Act 152, which created a financing mechanism, referred to as environmental trust financing, to finance the cost of certain investments intended to reduce environmental pollution from existing energy utility facilities. The Statute allows an energy utility, like Wisconsin Electric, to request approval from the PSCW to finance the cost of environmental control activities with the proceeds of environmental trust bonds that are secured by charges paid by the energy utility’s customers. Wisconsin Electric is the first utility to issue ETBs under the Statute.
The Statute or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. In addition, the Financing Order or any provision thereof might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has arisen; however, the Issuing Entity cannot assure you that a lawsuit challenging the validity of the Statute or the Financing Order will not be filed in the future or that, if filed, such lawsuit will not be successful. If an invalidation of any relevant underlying legislative provision or Financing Order provision were to result from such litigation, you might lose some or all of your investment or you might experience delays in recovering your investment. See “The Statute and the Financing Order” in this prospectus.
Other states have passed legislation similar to the Statute to authorize recoveries by utilities of specified costs, such as costs associated with deregulation of the electricity market, environmental control costs or hurricane recovery costs, and some of those laws have been challenged by judicial actions or utility commission proceedings. To date, none of those challenges has succeeded, but future challenges might be made. An unfavorable decision challenging legislation similar to the Statute would not automatically invalidate the Statute or the Financing Order, but it might provoke a challenge to the Statute or the Financing Order, establish a legal precedent for a successful challenge to the Statute or the Financing Order or heighten awareness of the political and other risks of the ETBs, and in that way may limit the liquidity and value of the ETBs. Therefore, legal activity in other states might indirectly affect the value of your investment in the ETBs.
If an invalidation of any relevant underlying legislative provision or Financing Order provision were to result from such litigation, you might lose some or all of your investment or you might experience delays in recovering your investment.
Future Wisconsin legislative action might attempt to invalidate the ETBs or the Environmental Control Property and reduce the value of your investment.
Under the Statute, the State of Wisconsin has pledged to and agreed with the bondholders that it will not take or permit any action that impairs the value of Environmental Control Property, or, except as allowed under the Statute (relating to True-Up Adjustments), reduce, alter, or impair the Environmental Control Charges that are imposed, collected and remitted for the benefit of bondholders, until any principal, interest, premium, or other charge incurred, or contract to be performed, in connection with the ETBs held by the bondholders have been paid and performed in full. For a description of the State Pledge, see “The Statute and the Financing Order” in this prospectus. Despite the State Pledge, the Wisconsin legislature might attempt to repeal the Statute, or attempt to amend the Statute, or as described below, the PSCW might take certain actions that impair the Environmental Control Property.
Under U.S. and Wisconsin constitutional principles related to the impairment of contracts, the Wisconsin legislature would generally be prohibited, without paying just compensation, from passing any subsequent law or exercising any legislative powers, as applicable, that would limit, alter, amend, reduce or impair the value of the Environmental Control Property so as to substantially impair the rights of the owners of the Environmental Control Property or the bondholders. Legislative or popular concerns with the burden of taxation or government charges have at times led to adoption of legislation reducing or eliminating taxes or charges that supported bonds or other contractual obligations.
The Issuing Entity cannot assure you that a repeal or amendment of the Statute will not be adopted or sought or that any action or refusal to act by the State of Wisconsin will not occur, any of which may constitute a violation of the State Pledge with the owners of the Environmental Control Property and the bondholders. If a violation of this pledge occurred, costly and time-consuming litigation might ensue regardless of the outcome of such litigation. Any such public effort contrary to the State Pledge or related litigation might materially adversely affect the price of the ETBs and your ability to resell the ETBs and might delay the timing of payments on the ETBs. Moreover, given the lack of controlling judicial precedent directly addressing the ETBs and the State Pledge, the Issuing Entity cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of payments on or incur a loss on your investment in the ETBs.
Except as described in “The Sale Agreement — Indemnification” in this prospectus, neither the Issuing Entity, Wisconsin Electric, nor any of its successors, assignees or affiliates will indemnify you for any change in law, including any amendment or repeal of the Statute, that might affect the value of the ETBs.
The PSCW might attempt to take actions which could reduce the value of your investment in the ETBs.
The Statute provides that the Financing Order is irrevocable and that the PSCW may not directly or indirectly, by any subsequent action, rescind or amend a financing order or reduce, alter or impair the Environmental Control Charges authorized under the financing order, except for the True-Up Adjustments to the Environmental Control Charges. However, the PSCW retains the power to adopt, revise or rescind rules or regulations affecting Wisconsin Electric.
For instance, in response to COVID-19, the PSCW issued an order that required all public utilities in the state of Wisconsin, including Wisconsin Electric, to temporarily suspend disconnections, the assessment of late fees, and deposit requirements for all customer classes. In addition, the order required utilities to reconnect customers that were previously disconnected, offer deferred payment arrangements to all customers, and streamline the application process for customers applying for utility service. Please read “Wisconsin Electric Power Company — The Depositor, Sponsor, Seller and Servicer — COVID-19 Consumer Protections” in this prospectus. Any new or amended regulations or orders from the PSCW might affect the ability of the Servicer to disconnect customers for nonpayment, assess late fees or impose deposit requirements which may impact Wisconsin Electric’s ability to collect Environmental Control Charges in full, and on a timely basis, which may negatively impact, the rating of the ETBs or their price and, accordingly, the amortization of the ETBs and their weighted average lives.
Wisconsin Electric, as Servicer, is required to file with the PSCW certain True-Up Adjustments to adjust the Environmental Control Charges. See “The Servicing Agreement — True-Up Adjustment Process” in this prospectus. These adjustments are intended to provide, among other things, for timely payment on the ETBs. Challenges or delays in the True-Up Adjustment process might adversely affect the market perception and valuation of the ETBs. Also, any litigation, as well as being costly and time-consuming, might materially delay Environmental Control Charge collections due to delayed implementation of True-Up Adjustments and might result in missing payments or payment delays and lengthened weighted average lives of the ETBs.
The Servicer may not fulfill its obligations to act on behalf of the bondholders to protect bondholders from actions by the PSCW or the State of Wisconsin, or the Servicer may be unsuccessful in any such attempt.
The Servicer will agree in the Servicing Agreement, on behalf of the bondholders, to take any action or proceeding necessary to compel performance by the PSCW and the State of Wisconsin of any of their obligations or duties under the Statute, the Financing Order or any True-Up Adjustment, including any actions reasonably necessary to block or overturn any attempts to cause a repeal, or modification of, or supplement to, the Statute or the Financing Order or the rights of bondholders of the Environmental Control Property by executive action, legislative enactment, constitutional amendment or other means that would be adverse to the bondholders. The Servicer, however, may not be able to take those actions for a number of reasons, including due to legal or regulatory restrictions, financial constraints and practical difficulties in successfully challenging any such legislative enactment or constitutional amendment. Additionally, any action the Servicer is able to take may not be successful. Any such failure to perform its obligations or to successfully compel performance by the PSCW or the State of Wisconsin could negatively impact bondholders’ rights and result in a loss of their investment.
A municipal entity might assert the right to acquire portions of Wisconsin Electric’s electric distribution facilities and avoid payment of the Environmental Control Charges.
Wisconsin law authorizes municipalities to acquire portions of Wisconsin Electric’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. The proposed acquisition must be approved by a majority vote of electors in a municipal referendum. If the incumbent utility’s franchise dates to before July 11, 1907, the municipality must obtain a circuit court judgment, following a jury trial, finding that a necessity exists for the taking. The just compensation to be paid and other terms and conditions of the proposed acquisition are determined by the PSCW following a hearing, and the PSCW’s determination is subject to judicial review. Although there are no recorded cases in Wisconsin indicating that the power of eminent domain has been used by a municipality in Wisconsin in recent times to acquire electric distribution systems owned by an investor-owned public utility, there can be no assurance that one or more municipalities will not seek to acquire some or all of Wisconsin Electric’s electric distribution facilities while the ETBs remain outstanding. The Statute provides that the Environmental Control Charges shall be paid by each customer that obtains retail electric distribution service from Wisconsin Electric or its successors, regardless of whether the customer obtains other service from a different energy utility or other energy supplier. The Financing Order provides that the Environmental Control Charges shall be paid by customers receiving electric distribution service from Wisconsin Electric or its successors (including successors by merger or other combination, as well as successors through asset acquisition). In the Servicing Agreement, Wisconsin Electric will covenant to assert in an appropriate forum that any municipality that acquires any portion of Wisconsin Electric’s electric distribution facilities must be treated as a successor to Wisconsin Electric under the Statute and the Financing Order. However, the involved municipality might assert that it should not be treated as a successor to Wisconsin Electric for these purposes and that its distribution customers are not responsible for payment of the Environmental Control Charges. In any such cases, there can be no assurance that the Environmental Control Charges will be collected from customers of municipally-owned utilities who were formerly customers of Wisconsin Electric. Any decrease in the retail electric customer base from which Environmental Control Charges are collected might result in missing payments or payment delays and lengthened weighted average life of the ETBs.
Risks Associated with Servicing
Inaccurate consumption or collection forecasting might reduce scheduled payments on the ETBs.
The Environmental Control Charges are assessed based on kilowatt-hours, or kWh, of electricity consumed by customers (or in the case of the general primary class, kW demand). The amount and rate of collections of Environmental Control Charges will depend in part on actual electricity consumption and demand and the amount of collections and write-offs for each customer class. If the Servicer inaccurately forecasts electricity consumption or demand or underestimates customer delinquencies or charge-offs when setting or adjusting the Environmental Control Charges, there could be a shortfall or a material delay in collections of Environmental Control Charges , which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the ETBs. See “The Servicing Agreement — True-Up Adjustment Process.”
Inaccurate forecasting of electricity consumption or demand by the Servicer could result from, among other things:
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unanticipated weather or economic conditions, resulting in less electricity consumption or demand than forecasted;

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general economic conditions, including the economic downturn caused by the COVID-19 pandemic being worse than expected, causing customers to migrate from Wisconsin Electric’s service territory or reduce their electricity consumption or demand;

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the occurrence of a natural disaster, such as a blizzard or hurricane, or an act of war or terrorism, cyber-attacks, or other catastrophic event, including pandemics, unexpectedly disrupting electrical service and reducing electricity consumption or demand;

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unanticipated changes in the market structure of the electric industry;

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large customers unexpectedly ceasing to do business or leaving Wisconsin Electric’s service territory;

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customers consuming less electricity because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric consumption efficiency;

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differences or changes in forecasting methodology; or

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customers unexpectedly switching to alternative sources of energy, including self-generation of electric power.

Inaccurate forecasting of delinquencies or charge-offs by the Servicer could result from, among other things:
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unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events, including pandemics, causing greater charge-offs than expected or forcing Wisconsin Electric or a successor distribution company to grant additional payment relief to more customers;

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an unexpected change in law or actions taken by the PSCW that make it more difficult for Wisconsin Electric or a successor distribution company to disconnect nonpaying customers or that requires Wisconsin Electric or a successor distribution company to apply more lenient credit standards in accepting customers; or

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the introduction into the energy markets, as a result of a fundamental change in the regulation of electric utilities in Wisconsin, of less creditworthy third-party energy suppliers that are permitted to collect payments arising from the Environmental Control Charges, but who may fail to remit collections to the Servicer in a timely manner.

The COVID-19 pandemic may impact Wisconsin Electric’s ability to collect and service the Environmental Control Charges and might reduce scheduled payments on the ETBs.
In response to the global pandemic caused by COVID-19, many states and public utility commissions have enacted policies that limit the ability of utilities to disconnect customers for nonpayment. On March 24, 2020, the PSCW issued an order that required all public utilities in the state of Wisconsin, including Wisconsin Electric, to temporarily suspend disconnections, the assessment of late fees, and deposit requirements for all customer classes. In addition, the order required utilities to reconnect customers that were previously disconnected, offer deferred payment arrangements to all customers, and streamline the application process for customers applying for utility service. Please read “Wisconsin Electric Power Company — The Depositor, Sponsor, Seller and Servicer — COVID-19 Consumer Protections” in this prospectus. While these restrictions are no longer in place, the Wisconsin legislature or the PSCW may take additional actions in response to COVID-19 or any future pandemic which may adversely affect the timing of collection of Environmental Control Charges. For example, under its emergency powers, the State of Wisconsin legislature or the PSCW may declare a moratorium on the payment of consumer electric bills. As a consequence, the effect of any required True-Up Adjustment could be delayed, which may result in a shortfall or material delay in collections of Environmental Control Charges, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the ETBs and downgrade of the credit ratings on the ETBs.
In addition, COVID-19 or any future pandemic may impact the ability of Wisconsin Electric to maintain operations at the same level as it was able prior to the pandemic. For instance, a large portion of Wisconsin Electric’s workforce, including employees of their contractors, may be unable to perform their job functions effectively due to illness, family illness, quarantine requirements, social-distancing, telework requirements and other impacts of the COVID-19 or any future pandemic. Such potential impacts may limit the ability of Wisconsin Electric to service the Environmental Control Charges.
Your investment in the ETBs depends on Wisconsin Electric or its successors or assignees acting as Servicer of the Environmental Control Property.
Wisconsin Electric, as Servicer, will be responsible for, among other things, calculating, billing, collecting and posting the Environmental Control Charges from customers, submitting requests to the PSCW to adjust these charges, monitoring the collateral for the ETBs and taking certain actions in the event of non-payment by a customer. The Indenture Trustee’s receipt of collections in respect of the Environmental Control Charges, which will be used to make payments on the ETBs, will depend in part on the skill and diligence of the Servicer in performing these functions. The systems that the Servicer has in place for Environmental Control Charge billings, collections and postings, as the same may be modified by any applicable current or future PSCW Regulations, might, in particular circumstances, cause the Servicer to experience difficulty in performing these functions in a timely and accurate manner. In addition, should the Servicer enter into bankruptcy, to the extent permitted by law or the bankruptcy court, it may stop acting as Servicer, which may result in the disruption of collection of the Environmental Control Charges. If the Servicer fails to make collections for any reason, then the Servicer’s payments to the Indenture Trustee in respect of the Environmental Control Charges might be delayed or reduced. In that event, the Issuing Entity’s payments on the ETBs might be delayed or reduced.
Wisconsin Electric’s operations are subject to risks beyond its control, including cyber security intrusions, terrorist attacks or other catastrophic events, which could limit Wisconsin Electric’s operations and ability to service the Environmental Control Property.
Wisconsin Electric operates in an industry that requires the use of sophisticated information technology systems and network infrastructure, which control an interconnected system of generation, distribution, and transmission systems shared with third parties. Wisconsin Electric’s continued efforts to integrate, consolidate, and streamline its operations have also resulted in increased reliance on current and recently completed projects for technology systems, including but not limited to, a customer information and billing system, automated meter reading systems, and other similar technological tools and initiatives.
Wisconsin Electric has been subject to attempted cyber attacks from time to time, but these attacks have not had a material impact on its system or business operations. A successful physical or cyber security intrusion may occur despite Wisconsin Electric’s security measures or those that it requires its vendors to take, which include compliance with reliability standards and critical infrastructure protection standards. Despite the implementation of security measures, all assets and systems are potentially vulnerable to disability, failures, or unauthorized access due to physical or cyber security intrusions caused by human error, vendor bugs, terrorist attacks, or other malicious acts. If Wisconsin Electric’s assets or systems were to fail, be physically damaged, or be breached, and were not recovered in a timely manner, Wisconsin Electric may be unable to perform critical business functions, including the distribution of electricity and the metering and billing of customers, all of which could materially affect Wisconsin Electric’s ability to bill and collect Environmental Control Charges or otherwise service the Environmental Control Property.
If the Issuing Entity needs to replace Wisconsin Electric as the Servicer, the Issuing Entity may experience difficulties finding and using a replacement Servicer.
Under certain circumstances, Wisconsin Electric may resign as Servicer, or the Indenture Trustee or certain bondholders may remove Wisconsin Electric as Servicer. See “The Servicing Agreement — Matters Regarding the Servicer” and “The Servicing Agreement — Rights When Servicer Defaults.” If Wisconsin Electric ceases to service the Environmental Control Property related to the ETBs, it might be difficult to find a successor Servicer. Also, any successor Servicer might have less experience and ability than Wisconsin Electric and might experience difficulties in collecting Environmental Control Charges and determining appropriate adjustments to the Environmental Control Charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor Servicer might only be willing to perform such services for fees higher than those approved in the Financing Order or might charge fees that, although permitted under the Financing Order, are substantially higher than the fees paid to Wisconsin Electric as Servicer. Although a True-Up Adjustment may be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of the True-Up Adjustment to adjust for that increase that might adversely affect distributions. In addition, in the event of the commencement of a case by or against the Servicer under the Bankruptcy Code or similar laws, the Issuing Entity and the Indenture Trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.
It might be difficult for successor Servicers to collect the Environmental Control Charges from Wisconsin Electric’s customers.
Any successor Servicer may bring an action against a customer for non-payment of the Environmental Control Charge, but only a successor Servicer that is a successor energy utility may terminate electric service for failure to pay the Environmental Control Charge. A successor Servicer that does not have the threat of termination of electric service available to enforce payment of the Environmental Control Charge would need to rely on the successor energy utility to threaten to terminate service for nonpayment of other portions of monthly electric utility bills. This inability might result in higher delinquencies and reduce the value of your investment. Also, a change in the Servicer would cause payment instructions to change, which could lead to a period of disruption in which customers withhold payment or continue to remit payment according to the former payment instructions, resulting in delays in collection that could result in delays in payments on the ETBs.
Risk Associated with the Unusual Nature of the Environmental Control Property
Foreclosure of the Indenture Trustee’s lien on the Environmental Control Property for the ETBs might not be practical, and acceleration of the ETBs before maturity might have little practical effect.
Under the Statute and the Indenture, the Indenture Trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the Environmental Control Property securing the ETBs. However, in the event of foreclosure, there is likely to be a limited market, if any, for the Environmental Control Property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the ETBs will be due and payable upon acceleration of the ETBs before maturity, payment of the Environmental Control Charges by customers likely would not be accelerated and the nature of the Issuing Entity’s business will result in principal being paid as funds become available.
Risks Associated with Natural Disasters
Storm damage to Wisconsin Electric’s operations might impair payment of the ETBs.
Severe weather, such as ice and snow storms, hurricanes and other natural disasters, may cause outages and property damage. The potential disruption of Wisconsin Electric’s operations due to storms, natural disasters or other catastrophic events could be substantial. Generation, transmission, distribution and consumption of electricity might be interrupted temporarily, reducing the collections of Environmental Control Charges. There might be longer-lasting adverse effects on residential and commercial development and economic activity in the Wisconsin service area, which could cause the per-kWh Environmental Control Charges to be greater than expected. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as a violation of the State Pledge, might be defended on the basis of public necessity. Please read “The Statute and the Financing Order” and “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions — Future Wisconsin Legislative Action Might Attempt to Invalidate the ETBs or the Environmental Control Property and Reduce the Value of Your Investment” in this prospectus.
Risks Associated with Potential Bankruptcy Proceedings
For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.
The Servicer will commingle the Environmental Control Charges with other revenues it collects, which might obstruct access to the Environmental Control Charges in case of the Servicer’s bankruptcy and reduce the value of your investment in the ETBs.
The Servicer will be required to remit estimated Environmental Control Charge collections to the Indenture Trustee no later than the second Servicer Business Day of receipt. The Servicer will not segregate Environmental Control Charge collections from the other funds it collects from customers or its general funds. The Environmental Control Charge collections will be estimated and segregated only when the Servicer remits them to the Indenture Trustee.
Despite this requirement, the Servicer might fail to remit the full amount of the Environmental Control Charges payable to the Indenture Trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of Environmental Control Charge collections available to make payments on the ETBs.

Absent a default under the Servicing Agreement, Wisconsin Electric will be permitted to remit estimated Environmental Control Charge collections to the Indenture Trustee instead of being required to remit actual amounts. While Wisconsin Electric will be responsible for identifying and calculating the actual amount of Environmental Control Charge collections in the event of a default under the Servicing Agreement, it may be difficult for Wisconsin Electric to identify such charges, given existing limitations in its billing system.
The Statute provides that the priority of a lien and security interest perfected in Environmental Control Property is not impaired by the commingling of the funds arising from Environmental Control Charges with any other funds. In a bankruptcy of the Servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Statute and might decline to recognize the Issuing Entity’s right to collections of the Environmental Control Charges that are commingled with other funds of the Servicer as of the date of bankruptcy. If so, the collections of the Environmental Control Charges held by the Servicer as of the date of bankruptcy would not be available to pay amounts owing on the ETBs. In this case, the Issuing Entity would have only a general unsecured claim against the Servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your ETBs and could materially reduce the value of your investment in the ETBs.
Bankruptcy of Wisconsin Electric or any successor or assignee could result in losses or delays in payments on the ETBs.
The Statute provides that as a matter of Wisconsin law:
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The Environmental Control Property specified in the Financing Order shall constitute a present property right notwithstanding that the imposition and collection of the Environmental Control Charges depend on Wisconsin Electric performing its servicing functions relating to collection of the Environmental Control Charges and on future energy consumption.

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Environmental Control Property may be sold, assigned or transferred to any Person, including to a special purpose financing entity affiliate of Wisconsin Electric created for the limited purpose of facilitating or administering the Environmental Control Property or ETBs under the Financing Order.

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The sale, assignment or transfer of the Environmental Control Property shall be treated as an absolute transfer of, and not a pledge of or a secured transaction relating to, the Seller’s right, title and interest in, to, and under the Environmental Control Property, if the parties to the transfer expressly so state in the governing documentation.

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The characterization of the sale, assignment or transfer of the Environmental Control Property as an absolute transfer will not be affected by any of the following factors: commingling of amounts arising with respect to the Environmental Control Property with other amounts; retention by the Seller of a partial or residual interest, including an equity interest, in the Environmental Control Property; any recourse the Issuing Entity may have against the Seller; any indemnifications, obligations or repurchase rights made or provided by the Seller; the responsibility of the Seller to collect Environmental Control Charges; and the treatment of the sale, assignment or transfer for tax, financial reporting or other purposes.

These principles are important to maintaining payments on the ETBs in accordance with their terms during any bankruptcy of Wisconsin Electric. In addition, the transaction has been structured with the objective of keeping the Issuing Entity separate from Wisconsin Electric and its affiliates in the event of a bankruptcy of Wisconsin Electric or any such affiliates.
A bankruptcy court generally follows state property law on issues such as those addressed by the Statute described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a bankruptcy of Wisconsin Electric refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a bondholder could be similar to the treatment you would receive in a bankruptcy of Wisconsin Electric if the ETBs had been issued directly by Wisconsin Electric. A decision by the bankruptcy court that, despite the separateness of the Issuing Entity from

Wisconsin Electric, the assets and liabilities of the Issuing Entity and those of Wisconsin Electric should be substantively consolidated would have a similar effect on you as a bondholder.
The Issuing Entity has taken steps together with Wisconsin Electric, as the Seller, to reduce the risk that in the event Wisconsin Electric or an affiliate of Wisconsin Electric were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the Issuing Entity would be substantively consolidated with those of Wisconsin Electric or an affiliate. Nonetheless, these steps might not be effective, and thus if Wisconsin Electric or an affiliate of Wisconsin Electric were to become a debtor in a bankruptcy case, a court may order that the assets and liabilities of the Issuing Entity be consolidated with those of Wisconsin Electric or the affiliate. This might cause material delays in payment of, or losses on, your ETBs and might materially reduce the value of your investment in the ETBs. For example:
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without permission from the bankruptcy court, the Indenture Trustee might be prevented from taking actions against Wisconsin Electric or recovering or using funds on your behalf or replacing Wisconsin Electric as the Servicer;

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the bankruptcy court might order the Indenture Trustee to exchange the Environmental Control Property for other property of lower value;

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tax or other government liens on Wisconsin Electric’s property might have priority over the Indenture Trustee’s lien and might be paid from collections of Environmental Control Charges before payments on your ETBs;

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the Indenture Trustee’s lien might not be properly perfected in collections of Environmental Control Charges prior to or as of the date of Wisconsin Electric’s bankruptcy, with the result that the ETBs would represent only general unsecured claims against Wisconsin Electric;

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the bankruptcy court might rule that neither the Issuing Entity’s property interest nor the Indenture Trustee’s lien extends to Environmental Control Charges in respect of electricity consumed after the commencement of Wisconsin Electric’s bankruptcy case, with the result that your ETBs would represent only general unsecured claims against Wisconsin Electric;

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the Issuing Entity and Wisconsin Electric might be relieved of the obligation to make any payments on your ETBs during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case;

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Wisconsin Electric might be able to alter the terms of the ETBs as part of its plan of reorganization;

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the bankruptcy court might rule that the Environmental Control Charges should be used to pay, or the Issuing Entity should be charged for, a portion of the cost of providing electric service; or

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the bankruptcy court might rule that the remedy provisions of the Sale Agreement are unenforceable, leaving the Issuing Entity with an unsecured claim of actual damages against Wisconsin Electric that may be difficult to prove or, if proven, to collect in full.

Furthermore, if Wisconsin Electric enters bankruptcy proceedings, it could be permitted to stop acting as Servicer, and it may be difficult to find a third party to act as successor Servicer. The failure of the Servicer to perform its duties or the inability to find a successor Servicer could cause payment delays or losses on your investment in the ETBs. Also, the mere fact of a Servicer or Seller bankruptcy proceeding might have an adverse effect on the resale market for the ETBs and on the value of the ETBs.
The sale of the Environmental Control Property might be construed as a financing and not a sale in a case of Wisconsin Electric’s bankruptcy which might delay or limit payments on the ETBs.
The Statute provides that the characterization of a transfer of the Environmental Control Property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for tax purposes or financial reporting purposes. The Issuing Entity and Wisconsin Electric will treat the transaction as a sale under applicable law, although for financial reporting and income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of Wisconsin Electric, a party in interest in the bankruptcy might assert that the sale of the Environmental Control Property to the Issuing Entity was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, the Issuing Entity expects that it would, on behalf of the Issuing Entity and the Indenture Trustee, be treated as a secured creditor of Wisconsin Electric in the bankruptcy proceedings, although a court might determine that the Issuing Entity only has an unsecured claim against Wisconsin Electric. Even if the Issuing Entity had a security interest in the Environmental Control Property, the Issuing Entity would not likely have access to the related Environmental Control Charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the ETBs might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the Issuing Entity of the related Environmental Control Charge collections and therefore the amount and timing of funds available to the Issuing Entity to pay bondholders.
If the Servicer enters bankruptcy proceedings, the collections of the Environmental Control Charges held by the Servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the ETBs.
In the event of a bankruptcy of the Servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the Servicer, pursuant to the Servicing Agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the Servicer. To the extent that Environmental Control Charges have been commingled with the general funds of the Servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, if the Issuing Entity is considered an “insider” of the Servicer, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, the Issuing Entity or the Indenture Trustee would merely be an unsecured creditor of the Servicer. If any funds were required to be returned to the bankruptcy estate of the Servicer, the Issuing Entity would expect that the amount of any future Environmental Control Charges would be increased through the statutory True-Up Adjustments to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the ETBs.
Claims against Wisconsin Electric or any successor Seller might be limited in the event of a bankruptcy of the Seller.
If the Seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by the Issuing Entity against the Seller under the Sale Agreement and the other documents executed in connection with the Sale Agreement would be unsecured claims and would be adjudicated in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that the Issuing Entity has against the Seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the Seller might challenge the enforceability of the indemnity provisions in the Sale Agreement. If a court were to hold that the indemnity provisions were unenforceable, the Issuing Entity would be left with a claim for actual damages against the Seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. The Issuing Entity cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, the Issuing Entity cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the Seller.
The bankruptcy of Wisconsin Electric or any successor Seller might limit the remedies available to the Indenture Trustee.
Upon an event of default for the ETBs under the Indenture, the Indenture Trustee may seek to enforce the security interest in the Environmental Control Property in accordance with the terms of the Indenture. In this capacity, and pursuant to the Statute and the Financing Order, the Indenture Trustee is permitted to request a court to order the sequestration and payment to bondholders of all revenues arising with respect to the Environmental Control Property. There can be no assurance, however, that a court would issue this order, after a Wisconsin Electric bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the Indenture Trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the court. There can be no assurance that the bankruptcy court would lift the stay and/or the court would issue the sequestration and payment order.
Other Risks Associated with the Purchase of the ETBs
Wisconsin Electric’s obligation to indemnify the Issuing Entity for a breach of a representation or warranty might not be sufficient to protect your investment.
Wisconsin Electric will be obligated under the Sale Agreement to indemnify the Issuing Entity and the Indenture Trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any Environmental Control Property in the event of a breach of any of its representations, warranties or covenants regarding the Environmental Control Property. Similarly, Wisconsin Electric will be obligated under the Servicing Agreement to indemnify the Issuing Entity and the Indenture Trustee, for itself and on behalf of the bondholders only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus.
Neither the Indenture Trustee nor the bondholders will have the right to accelerate payments on the ETBs as a result of a breach under the Sale Agreement or Servicing Agreement, absent an event of default under the Indenture as described in “Description of the ETBs — Events of Default; Rights Upon Event of Default.” Furthermore, Wisconsin Electric might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by Wisconsin Electric might not be sufficient for you to recover all of your investment in the ETBs. In addition, if Wisconsin Electric becomes obligated to indemnify bondholders, the ratings on the ETBs might be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of Wisconsin Electric with respect to any of these indemnification amounts. Wisconsin Electric will not indemnify any Person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the ETBs, or for any consequential damages, including any loss of market value of the ETBs resulting from a default or a downgrade of the ratings of the ETBs. Please read “The Sale Agreement — Seller Representations and Warranties and “— Indemnification” in this prospectus.
Wisconsin Electric may sell property similar to the Environmental Control Property through another affiliated entity in the future.
Wisconsin Electric may in the future sell property similar to the Environmental Control Property to one or more entities other than the Issuing Entity in connection with a new issuance of bonds similar to the ETBs or similarly authorized types of bonds without your prior review or approval. Any new issuance may include terms and provisions that would be unique to that particular issue. The Issuing Entity may not issue additional ETBs. Wisconsin Electric has covenanted in the Sale Agreement not to sell property similar to the Environmental Control Property to other entities issuing ETBs if the issuance would result in the credit ratings on the ETBs being reduced or withdrawn.
In the event a customer does not pay in full all amounts owed under any bill, including Environmental Control Charges, Wisconsin Electric, as Servicer, is required to allocate any resulting shortfalls in Environmental Control Charges ratably based on the amounts of Environmental Control Charges owing in respect of the ETBs, and the total amounts owed by that customer. As a result, the Issuing Entity cannot assure you that the issuance of future ETBs would not cause reductions or delays in payment of your ETBs.
Alternatives to purchasing electricity through Wisconsin Electric’s distribution facilities may be more widely utilized by retail electric customers in the future.
Technological developments and/or tax or other economic incentives might result in the introduction of economically attractive, more fuel-efficient, more environmentally-friendly and/or more cost-effective alternatives to purchasing electricity through a utility’s distribution facilities for increasing numbers of customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient on-site generating and/or storage units that can be cost-effective options for a greater number of customers. Moreover, an increase in self-service power may result if extreme weather conditions cause shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. Technological developments might allow greater numbers of customers to reduce or even altogether avoid Environmental Control Charges under such provisions through on-site generation and storage. This might reduce the kilowatt-hours of electric energy delivered to customers by means of Wisconsin Electric’s distribution facilities, thereby causing reduced collections and payment delays on the ETBs. In addition, Environmental Control Charges to the remaining customers would increase, which could increase the risk of charge-offs.
The absence of a secondary market for the ETBs might limit your ability to resell ETBs.
The underwriters for the ETBs might assist in resales of the ETBs, but they are not required to do so. A secondary market for the ETBs might not develop, and the Issuing Entity does not expect to list the ETBs on any securities exchange. If a secondary market does develop, it might not continue or there might not be sufficient liquidity to allow you to resell any of your ETBs. Please read “Plan of Distribution” in this prospectus.
The ETBs’ credit ratings might affect the market value of your ETBs.
A downgrading of the credit ratings of the ETBs might have an adverse effect on the market value of the ETBs. Credit ratings might change at any time and a nationally recognized statistical rating organization (NRSRO) has the authority to revise or withdraw its rating based solely upon its own judgment. In addition, any downgrade in the credit ratings of the ETBs may result in the ETBs becoming ineligible to be held by certain funds or investors, which may require such investors to liquidate their investment in the ETBs and result in lower prices and a less liquid trading market for the ETBs.
The credit ratings are no indication of the expected rate of payment of principal on the ETBs.
The Issuing Entity expects the ETBs will receive credit ratings from two or more NRSROs. A rating is not a recommendation to buy, sell or hold the ETBs. The ratings merely analyze the probability that the Issuing Entity will repay the total principal amount of the ETBs at the Final Maturity Date (which is later than the expected Scheduled Final Payment Date) and will make timely interest payments. The ratings are not an indication that the Rating Agencies believe that principal payments are likely to be paid on time according to the expected amortization schedule included in this prospectus.
Under Rule 17g-5 under the Exchange Act, NRSROs providing the Sponsor with the requisite certification will have access to all information posted on a website by the Sponsor for the purpose of determining the initial rating and monitoring the rating after the issuance date in respect of the ETBs. As a result, a NRSRO other than the NRSROs hired by the Sponsor (the hired NRSROs) may issue ratings on the ETBs, or Unsolicited Ratings, which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The Unsolicited Ratings may be issued prior to, or after, the issuance date in respect of the ETBs. Issuance of any Unsolicited Rating will not affect the issuance of the ETBs. Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSROs on the ETBs might adversely affect the value of the ETBs and, for regulated entities, could affect the status of the ETBs as a legal investment or the capital treatment of the ETBs. Investors in the ETBs should consult with their legal counsel regarding the effect of the issuance of a rating by a NRSRO other than the hired NRSROs that is lower than the rating of a hired NRSRO. None of Wisconsin Electric, the Issuing Entity, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if the Issuing Entity or Wisconsin Electric fail to make available to a NRSRO other than the hired NRSROs any information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the ETBs, a hired NRSRO could withdraw its ratings on the ETBs, which could adversely affect the market value of your ETBs and could limit your ability to resell your ETBs.
Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the ETBs.
European Union (EU) legislation comprising Regulation (EU) 2017/2402 (as amended, the EU Securitization Regulation) and certain related regulatory technical standards, implementing technical standards and official guidance (together, the European Securitization Rules) imposes certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the EU Securitization Regulation). The European Securitization Rules are in force throughout the EU (and are expected also to be implemented in the non-EU member states of the European Economic Area) in respect of securitizations the securities of which were issued (or the securitization positions of which were created) on or after January 1, 2019.
Pursuant to the European Securitization Rules, EU Institutional Investors investing in a securitization (as so defined) must, amongst other things, verify that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses that risk retention, and (c) the originator, sponsor or relevant securitization special purpose entity has, where applicable, made available information as required by Article 7 of the EU Securitization Regulation. EU Institutional Investors include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (e) credit institutions as defined in Regulation (EU) No 575/2013 (CRR) (and certain consolidated affiliates thereof); and (f) investment firms as defined in CRR (and certain consolidated affiliates thereof).
The Issuing Entity and Wisconsin Electric do not believe that the ETBs fall within the definition of a “securitization” for purposes of the EU Securitization Regulation as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus. Therefore, the Issuing Entity and Wisconsin Electric believe such transactions are not subject to the European Securitization Rules. As such, neither the Issuing Entity nor Wisconsin Electric, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitization Rules. In particular, no such Person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other Person) with any requirement of the European Securitization Rules to which such investor (or other Person) may be subject at any time.
However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitization for purposes of the EU Securitization Regulation, then any failure by an EU Institutional Investor to comply with any applicable European Securitization Rules with respect to an investment in the ETBs may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.
Consequently, the ETBs may not be a suitable investment for EU Institutional Investors. As a result, the price and liquidity of the ETBs in the secondary market may be adversely affected.
Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules, and the suitability of the ETBs for investment. Neither the Issuing Entity nor Wisconsin Electric, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other Person) for any non-compliance by any such Person with the European Securitization Rules or any other applicable legal, regulatory or other requirements.
If the investment of collected Environmental Control Charges and other funds held by the Indenture Trustee in the Collection Account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the ETBs later than you expect.
Funds held by the Indenture Trustee in the Collection Account will be invested in eligible investments at the direction of the Servicer. See “Security for the ETBs — Description of Indenture Accounts — Eligible

Investments for Funds in the Collection Account.” Eligible investments include money market funds having a rating from Moody’s and S&P of P-1 and A-1, respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity are experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the ETBs.

REVIEW OF THE ENVIRONMENTAL CONTROL PROPERTY
Pursuant to the rules of the SEC, Wisconsin Electric, as Sponsor, has performed, as described below, a review of the Environmental Control Property underlying the ETBs. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the Environmental Control Property is accurate in all material respects. Wisconsin Electric did not engage a third party in conducting its review.
The ETBs will be secured by the collateral pledged under the Indenture. The principal asset included within the collateral is the Environmental Control Property. The Environmental Control Property is a present property right authorized and created pursuant to the Statute and the Financing Order. The Environmental Control Property includes the right to impose, collect and receive Environmental Control Charges as provided in the Financing Order, the right to obtain True-Up Adjustments of the Environmental Control Charges as provided in the Financing Order and the Statute, and all revenues or other proceeds arising from those rights and interests. The Environmental Control Charges are nonbypassable and will be assessed against and collected from all retail customers obtaining distribution service from Wisconsin Electric, or its successors or assignees regardless of whether the customer obtains other service from a different energy utility or other energy supplier.
The Environmental Control Property is not a static pool of assets. The Environmental Control Charges included within the Environmental Control Property are irrevocable and not subject to reduction, alteration or impairment or adjustment by further action of the PSCW, except that the Environmental Control Charges are subject to annual, mid-year and other interim True-Up Adjustments to correct any over-collections or under-collections and to provide the expected recovery of amounts sufficient to timely provide all scheduled payments of debt service and other required amounts and charges in connection with the ETBs. There is no cap on the level of Environmental Control Charges that may be imposed on customers as a result of the True-Up Adjustments to pay on a timely basis scheduled principal of and interest on the ETBs and other ongoing costs as described under “Security for the ETBs — How Funds in the Collection Account will be Allocated.” The collateral securing payment of the ETBs is described in more detail under “Security for the ETBs — Pledge of Collateral” in this prospectus.
In the Financing Order, the PSCW, among other things:
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established the Environmental Control Charge and authorized Wisconsin Electric to bill and collect the Environmental Control Charge from all retail customers obtaining electric distribution service from Wisconsin Electric or its successors during the term that the ETBs are outstanding;

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confirmed that the Issuing Entity, the bondholders and the Indenture Trustee will be entitled to rely on and are entitled to the benefit of the State Pledge; and

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approved the procedures and methodologies for adjusting the Environmental Control Charges during the term that the ETBs are outstanding to ensure that the expected Environmental Control Charge collections are sufficient to pay on a timely basis scheduled principal of and interest on the ETBs and other ongoing costs.

Please read “The Statute and the Financing Order” in this prospectus for more detail.
The characteristics of the Environmental Control Property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because the Environmental Control Property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of the Environmental Control Property and many elements of the securitization are set forth in and constrained by the Statute and the Financing Order, Wisconsin Electric, as Sponsor, does not select the assets to be securitized in ways common to many securitizations. Moreover, the ETBs do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Statute and the Financing Order require the imposition on, and collection of Environmental Control Charges from, all customers. Since the Environmental Control Charges are assessed against all such customers and the True-Up Adjustments adjust for the impact of customer defaults, the collectability of the Environmental Control Charges is not ultimately dependent upon the credit quality of particular customers, as would be the case in the absence of the True-Up Adjustments.

The review by Wisconsin Electric of the Environmental Control Property underlying the ETBs has involved a number of discrete elements as described in more detail below. Wisconsin Electric has analyzed and applied the Statute’s requirements for securitization of qualified costs in seeking approval of the PSCW for the issuance of the Financing Order and in its proposal with respect to the characteristics of the Environmental Control Property to be created pursuant to the Financing Order. Wisconsin Electric worked with its legal counsel and its financial advisor in preparing the application for a Financing Order and with the PSCW on the terms of the Financing Order. Moreover, Wisconsin Electric worked with its legal counsel, its structuring agent and counsel to the structuring agent and the underwriters in preparing the legal agreements that provide for the terms of the ETBs and the collateral for the ETBs. Wisconsin Electric has analyzed economic issues and practical issues for the collection of the Environmental Control Charges and the scheduled payment of the ETBs, including the impact of economic factors, potential for disruptions due to weather or catastrophic events, including the current COVID-19 pandemic, and its own forecasts for electricity usage as well as the historic accuracy of its prior forecasts.
In light of the unique nature of the Environmental Control Property, Wisconsin Electric has taken (or, prior to the offering of the ETBs, will take) the following actions in connection with its review of the Environmental Control Property and the preparation of the disclosure for inclusion in this prospectus describing the Environmental Control Property, the ETBs and the proposed securitization:
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reviewed the Statute, other relevant provisions of Wisconsin statutes and any applicable PSCW Regulations as they relate to the Environmental Control Property in connection with the preparation and filing of the application with the PSCW for the approval of the Financing Order in order to confirm that the application and proposed Financing Order satisfied applicable statutory and regulatory requirements;

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actively participated in the proceedings before the PSCW relating to the approval of the Financing Order;

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compared the process by which the Financing Order was adopted and approved by the PSCW to the requirements of the Statute and any applicable PSCW Regulations as they relate to the Environmental Control Property to confirm that it met such requirements;

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compared the proposed terms of the ETBs to the applicable requirements in the Statute, other relevant provisions of Wisconsin statutes, the Financing Order and any applicable PSCW Regulations to confirm that they met such requirements;

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prepared and reviewed the agreements to be entered into in connection with the issuance of the ETBs and compared such agreements to the applicable requirements in the Statute, other relevant provisions of Wisconsin statutes, the Financing Order and any applicable PSCW Regulations to confirm that they met such requirements;

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reviewed the disclosure in this prospectus regarding the Statute, other relevant provisions of Wisconsin statutes, the Financing Order and the agreements to be entered into in connection with the issuance of the ETBs, and compared such descriptions to the relevant provisions of the Statute, other relevant provisions of Wisconsin statutes, the Financing Order and such agreements to confirm the accuracy of such descriptions;

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consulted with legal counsel to assess if there is a basis upon which the bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Wisconsin (including the PSCW) that could repeal or amend the securitization provisions of the Statute that could substantially impair the value of the Environmental Control Property, or substantially reduce, alter or impair the Environmental Control Charges;

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reviewed the process and procedures in place for it, as Servicer, to perform its obligations under the Servicing Agreement, including billing, collecting and remitting the Environmental Control Charges to be provided for under the Environmental Control Property, forecasting Environmental Control Charges, and preparing and filing applications for True-Up Adjustments to the Environmental Control Charges;

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reviewed the methodology and procedures for the True-Up Adjustments for adjusting Environmental Control Charge levels to meet the scheduled payments on the ETBs and in this context took into account its experience with the PSCW; and

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with the assistance of the underwriters, prepared financial models in order to set the initial Environmental Control Charges to be provided for under the Environmental Control Property at a level sufficient to pay on a timely basis scheduled principal of and interest on the ETBs and other ongoing costs.

In connection with the preparation of such models, Wisconsin Electric:
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reviewed (i) the historical electric usage and customer growth within its service territory and (ii) forecasts of expected electric usage and customer growth; and

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analyzed the sensitivity of the weighted average life of the ETBs in relation to variances in actual electric usage from forecasted levels and in relation to the True-Up Adjustments in order to assess the probability that the weighted average life of the ETBs may be extended as a result of such variances, and in the context of the True-Up Adjustments for adjustment of Environmental Control Charges to address under-collections or over-collections in light of scheduled payments on the ETBs.

As a result of this review, Wisconsin Electric has concluded that:
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the Environmental Control Property, the Financing Order and the agreements to be entered into in connection with the issuance of the ETBs meet in all material respects the applicable statutory and regulatory requirements;

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the disclosure in this prospectus regarding the Statute, other relevant provisions of Wisconsin statutes, the Financing Order and the agreements to be entered into in connection with the issuance of the ETBs is accurate in all material respects;

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the Servicer has adequate processes and procedures in place to perform its obligations under the Servicing Agreement;

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Environmental Control Charges, as adjusted from time to time as provided in the Statute and the Financing Order, are expected to generate sufficient revenues to pay on a timely basis scheduled principal of and interest on the ETBs and other ongoing costs; and

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the design and scope of Wisconsin Electric’s review of the Environmental Control Property as described above is effective to provide reasonable assurance that the disclosure regarding the Environmental Control Property in this prospectus is accurate in all material respects.

THE STATUTE AND THE FINANCING ORDER
The Statute was enacted into Wisconsin law in March 2004 and allows an energy utility, like Wisconsin Electric, to request approval from the PSCW to finance the cost of environmental control activities with the proceeds of environmental trust bonds that are secured by charges paid by the energy utility’s customers.
The Statute authorizes the PSCW to issue a Financing Order, which is a regulatory order that approves the recovery of certain costs incurred by Wisconsin Electric through a securitization. On July 20, 2020, Wisconsin Electric filed with the PSCW an application (the Application) requesting a financing order to finance environmental control costs relating to the retired Pleasant Prairie Power Plant, as well as approval of related affiliated interest agreements under Wis. Stat. Section 196.52. Wisconsin Electric filed the Application to fulfill an obligation arising out of the PSCW’s final decision in Docket 5-UR-109, issued on December 19, 2019, which related to the joint application of Wisconsin Electric and Wisconsin Gas LLC for authority to adjust retail electric, natural gas and steam rates effective January 1, 2020. In that order by the PSCW, the PSCW approved the August 2019 settlement agreement among Wisconsin Electric, Wisconsin Gas LLC, Wisconsin Industrial Energy Group and Citizens Utility Board (the Settlement Agreement) with respect to base rate revenue requirements for years 2020 and 2021. As part of the Settlement Agreement, Wisconsin Electric agreed to seek a financing order from the PSCW to securitize the environmental control costs and financing costs described in the Application. On November 17, 2020, the PSCW issued the Financing Order, which became effective on November 17, 2020. Pursuant to the Statute, the Financing Order is irrevocable and is not subject to rescission, alteration or amendment by further action of the PSCW, except for the True-Up Adjustments to the Environmental Control Charge. The PSCW issued its order approving the related affiliated interest agreements under Wis. Stat. Section 196.52 in March 2021.
The Statute permits Wisconsin Electric to recover “environmental control costs” through the issuance of the ETBs. The Statute defines “environmental control costs” to mean capital cost, including capitalized cost relating to regulatory assets, incurred or expected to be incurred by an energy utility in undertaking an environmental control activity and, with respect to an environmental control activity, includes the unrecovered value of property that is retired, including any demolition or similar cost that exceeds the salvage value of the property. Environmental control costs, under the Statute, do not include any monetary penalties, fines or forfeitures assessed against an energy utility by a government agency or court under a federal or state environmental statute, rule or regulation. The Financing Order expressly approved the environmental control costs to be securitized through the issuance of the ETBs , which include (a) $100 million of the undepreciated cost of environmental control activities at the Pleasant Prairie Power Plant as described in the Financing Order, plus (b) capitalized costs being recorded as a regulatory asset equal to a return at Wisconsin Electric’s current authorized weighted average cost of capital on such $100 million of undepreciated costs from January 1, 2020 through the date of issuance of the ETBs. Through the Financing Order, the PSCW found that the entire amount of the environmental control costs approved under the Financing Order are “environmental control costs” within the meaning of the Statute.
The Statute also permits Wisconsin Electric to recover “financing costs” incurred in connection with the issuance and administration of the ETBs. Under the Statute, “financing costs” include, among other things, (1) interest payable on the ETBs, (2) payments required to fund reserve accounts for the ETBs, (3) other reasonable costs related to issuing and servicing the ETBs, including servicing fees, trustee fees, legal fees, administrative fees, placement fees, capitalized interest and rating agency fees, and (4) any taxes or license fees imposed on the revenues generated from collection of the Environmental Control Charges. The Financing Order expressly approved the upfront financing costs and ongoing financing costs specified therein and found that such costs are “financing costs” within the meaning of the Statute.
The Financing Order authorizes the issuance of the ETBs in one series with one or more tranches in an aggregate principal amount equal to the sum of (a) $100 million of the undepreciated cost of environmental control activities at the Pleasant Prairie Power Plant as described in the Application, plus (b) capitalized costs being recorded as a regulatory asset equal to a return at Wisconsin Electric’s current authorized weighted average cost of capital on such $100 million of undepreciated cost from January 1, 2020 through the date of issuance of the ETBs, and those upfront financing costs incurred in connection with the issuance of the ETBs, which amount was estimated to be approximately $117.9 million. The Financing Order also approves the organization and capitalization of the Issuing Entity, the creation of the Environmental Control Property and the use of proceeds of the ETBs. The Financing Order contains all determinations that are required under the Statute, including (a) that the Financing Order will result in lower overall costs to customers than would alternative methods of financing environmental control activities, (b) the proposed structuring and expected pricing of the ETBs will result in the lowest Environmental Control Charges consistent with market conditions and the terms of the Financing Order, and (c) the issuance of the Financing Order being consistent with the public interest and prudent, reasonable and appropriate.
The Financing Order establishes, among other things, the Environmental Control Charges to recover the environmental control costs and financing costs specified therein. Pursuant to the Statute, the Environmental Control Charge is nonbypassable in that retail electric distribution customers must pay the Environmental Control Charge whether or not they receive other service from Wisconsin Electric or a third party supplier of energy, and whether or not their distribution system is being operated by Wisconsin Electric or a successor distribution company. The Statute provides that the right to collect payments based on the Environmental Control Charge is a property right which may be pledged, assigned or sold in connection with the issuance of ETBs. The Financing Order expressly provides that the sale of the Environmental Control Property will be treated as a sale or other absolute transfer in accordance with the provisions of the Statute, and not as a pledge or other secured transaction. In addition, the Financing Order provides that upon the sale of the Environmental Control Property to the Issuing Entity, the Issuing Entity, the bondholders and the Indenture Trustee will be entitled to rely on and entitled to the benefit of the State Pledge.
The Environmental Control Charges are required to be adjusted periodically, but not less frequently than annually, as specified in the Financing Order and are assessed as a flat amount per kilowatt-hour of electricity usage by a customer (except customers in the general primary class will be assessed Environmental Control Charges on a kW demand basis). See “The Servicing Agreement — True-Up Adjustment Process.”
The Financing Order provides that Wisconsin Electric will submit to the PSCW a report following the issuance of the ETBs that reflects the initial Environmental Control Charges, with such initial Environmental Control Charges becoming effective the first day of the first full month following the issuance of the ETBs.
The Statute provides that the State of Wisconsin is not liable on the ETBs and the ETBs are not a debt of the State of Wisconsin or of any political subdivision thereof. The issuance of the ETBs under the Statute will not directly, indirectly, or contingently obligate the State of Wisconsin or any of its political subdivisions to levy any tax or make any appropriation for their payment.
State Pledge
Pursuant to the Statute, the State of Wisconsin has pledged to and agreed with the bondholders that it will not take or permit any action that impairs the value of Environmental Control Property, or, except as allowed under the Statute (relating to True-Up Adjustments), reduce, alter, or impair the Environmental Control Charges that are imposed, collected and remitted for the benefit of bondholders, until any principal, interest, premium, or other charge incurred, or contract to be performed, in connection with the ETBs held by the bondholders have been paid and performed in full. In the Financing Order, the PSCW approved that the Issuing Entity, bondholders and the Indenture Trustee will be entitled to rely on and will be entitled to the benefit of the pledge, contract and agreement set forth above.
Constitutional Matters
Troutman Pepper Hamilton Sanders LLP expects to deliver an opinion letter, in connection with the closing of the offering of the ETBs, as to whether, with respect to United States federal law, a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that: (i) the State Pledge contained in Section 196.027(8) of the Statute constitutes a contractual relationship between the bondholders and the State of Wisconsin for purposes of Article I, Section 10, Clause 1 of the United States Constitution (the Contract Clause); (ii) absent a demonstration by the State of Wisconsin that a substantial impairment of such contract is reasonable and necessary to further a significant and legitimate public purpose, the bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the federal Contract Clause the constitutionality of any legislation passed by the Wisconsin legislature that becomes law or any action of the PSCW exercising legislative powers subsequently enacted, determined by such court to limit, alter, impair or reduce the value of the Environmental Control Charges or the

Environmental Control Property so as to cause a substantial impairment of ETB obligations prior to the time that the ETBs and related financing costs are fully paid and discharged; (iii) although sound and substantial arguments might support the granting of preliminary and permanent injunctive relief to prevent implementation of any law determined to limit, alter, impair or reduce the value of the Environmental Control Charge or the Environmental Control Property in violation of the federal Contract Clause, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in the opinion letter; and (iv) the Takings Clause of the Fifth Amendment to the United States Constitution, as made applicable to the State of Wisconsin by the Fourteenth Amendment to the United States Constitution, would prohibit the State of Wisconsin from taking any action in contravention of the State Pledge contained in Section 196.027(8) of the Statute, after the ETBs are issued, but before they are fully paid, without paying just compensation to the bondholders, if the court determines such action (a) constituted a permanent appropriation of the property interest of bondholders in the ETBs or the Environmental Control Property or a denial of all economically beneficial or productive use of the Environmental Control Property; (b) destroyed the Environmental Control Property; or (c) substantially limited, altered, impaired or reduced the value of the Environmental Control Property in a manner that inflicts a severe economic impact on such bondholders and unduly interferes with their reasonable expectations, unless adequate provision shall be made by law for the protection of the bondholders. Quarles & Brady LLP expects to deliver an opinion substantially to the same effect under the Contract and Taking Clauses of the Wisconsin constitution.
In connection with the foregoing, each of Troutman Pepper Hamilton Sanders LLP and Quarles & Brady LLP has advised us that issues relating to the Contract and Taking Clauses of the United States Constitution and Wisconsin constitution are decided on a case-by-case basis and that the courts’ decisions in most cases are strongly influenced by the facts and circumstances of the particular cases. Both firms have further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under either the Contract Clause or the Taking Clause could be substantially in excess of what a bondholder would consider material.
We will file a copy of each of the Troutman Pepper Hamilton Sanders LLP and Quarles & Brady LLP opinions as an exhibit to an amendment to the registration statement of which this prospectus is a part or to one of our periodic filings with the SEC.
For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

DESCRIPTION OF THE ISSUING ENTITY
General
The Issuing Entity is a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by its sole member, Wisconsin Electric, and the filing of a certificate of formation with the Secretary of State of Delaware. References in this prospectus to the LLC Agreement mean the amended and restated limited liability company agreement. The LLC Agreement restricts the Issuing Entity from engaging in activities other than those described in this section. The Issuing Entity does not have any employees, but the Issuing Entity will pay its member for out-of-pocket expenses incurred by the member in connection with its services to the Issuing Entity in accordance with the LLC Agreement. Selected provisions of the LLC Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, are summarized below. On the date of issuance of the ETBs, the Issuing Entity’s capital will be equal to 0.50% of the initial principal amount of such ETBs issued or such other amount as may allow the ETBs to achieve the desired security rating and treat the ETBs as debt under applicable guidance issued by the Internal Revenue Service, which we also refer to as the IRS.
As of the date of this prospectus, the Issuing Entity has not carried on any business activities and has no operating history. The Issuing Entity’s fiscal year end is December 31.
The Issuing Entity’s assets will consist of:
•
the Environmental Control Property;

•
the Issuing Entity’s rights under the Sale Agreement, under the Administration Agreement and under the Bill of Sale delivered by Wisconsin Electric under the Sale Agreement;

•
the Issuing Entity’s rights under the Servicing Agreement and any subservicing, agency, administration, intercreditor or collection agreements executed in connection with the Servicing Agreement;

•
the Collection Account and all subaccounts of the Collection Account;

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

•
all payments on or under and all proceeds in respect of any of the foregoing.

The Indenture provides that the Environmental Control Property, as well as the other assets of the Issuing Entity, will be pledged by the Issuing Entity to the Indenture Trustee to secure the Issuing Entity’s obligations in respect of the ETBs. Pursuant to the Indenture, the collected Environmental Control Charges remitted to the Indenture Trustee by the Servicer must be used to pay principal and interest on the ETBs and the Issuing Entity’s other obligations specified in the Indenture.
Restricted Purposes
The Issuing Entity has been created for the sole purpose of:
•
financing, purchasing, owning, administering, managing and servicing the Environmental Control Property and the other collateral;

•
authorizing, executing, delivering, issuing and registering the ETBs;

•
making payment on the ETBs;

•
distributing amounts released to the Issuing Entity;

•
managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing in the Environmental Control Property and the other collateral and related assets;

•
negotiating, executing, assuming and performing its obligations under the Basic Documents;

•
pledging its interest in the Environmental Control Property and the other collateral to the Indenture Trustee under the Indenture in order to secure the ETBs; and

•
performing activities that are necessary, suitable or convenient to accomplish these purposes.

The LLC Agreement and the Indenture do not permit the Issuing Entity to engage in any activities not directly related to these purposes, including issuing securities (other than the ETBs), borrowing money or making loans to other Persons. The list of permitted activities set forth in the LLC Agreement may not be altered, amended or repealed without the affirmative vote of a majority of the managers of the Issuing Entity, which vote must include the affirmative vote of the Issuing Entity’s independent manager. The LLC Agreement and the Indenture will prohibit the Issuing Entity from issuing any environmental trust bonds (as such term is defined in the Statute) other than the ETBs being offered pursuant to this prospectus.
The Issuing Entity’s Relationship with Wisconsin Electric
On the issue date for the ETBs, Wisconsin Electric will sell Environmental Control Property to the Issuing Entity pursuant to the Sale Agreement between the Issuing Entity and Wisconsin Electric. Wisconsin Electric will service such Environmental Control Property pursuant to the Servicing Agreement between the Issuing Entity and Wisconsin Electric related to the ETBs. Wisconsin Electric will provide certain administrative services to the Issuing Entity pursuant to the Administration Agreement between the Issuing Entity and Wisconsin Electric.
Managers and Officers
Pursuant to the LLC Agreement, the Issuing Entity’s business will be managed by three managers, of whom at least one will be an independent manager, in each case appointed from time to time by Wisconsin Electric or, in the event Wisconsin Electric transfers its interest in the Issuing Entity, by the owner or owners of the Issuing Entity. Following the initial issuance of ETBs, the Issuing Entity will have at least one independent manager, who, among other things, is an individual who (1) has prior experience as an independent director, independent manager or independent member for special-purpose entities, (2) is employed by a nationally-recognized company that provides professional independent managers and other corporate services in the ordinary course of its business, (3) is duly appointed as an independent manager and (4) is not and has not been for at least five years from the date of his or her appointment, and while serving as an independent manager will not be, any of the following:
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a member, partner, or equity holder, manager, director, officer, agent, consultant, attorney, accountant, advisor or employee of the Issuing Entity, Wisconsin Electric or any of their respective equityholders or affiliates (other than as an independent director or manager for a special purpose bankruptcy-remote entity); provided, that the indirect or beneficial ownership of stock of Wisconsin Electric or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager;

•
a creditor, supplier or service provider (including provider of professional services) to the Issuing Entity, Wisconsin Electric or any of their respective equityholders or affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to the Issuing Entity, Wisconsin Electric or any of their affiliates in the ordinary course of its business);

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a family member of any of the foregoing; or

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a Person who controls (whether directly, indirectly or otherwise) any of the foregoing.

Wisconsin Electric, as the sole member of the Issuing Entity, has appointed the independent manager. None of the Issuing Entity’s managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K. None of the Issuing Entity’s managers or officers beneficially own any equity interest in the Issuing Entity.

The following is a list of the Issuing Entity’s managers and executive officers as of the date of this prospectus:
Name	Age	Title	Background
Scott J. Lauber	55	Manager and President	Senior Executive Vice President and Chief Operating Officer of WEC Energy Group, Inc. Mr. Lauber also currently serves as Executive Vice President and as a director of Wisconsin Electric. Mr. Lauber was appointed Senior Executive Vice President and Chief Operating Officer of WEC Energy Group, Inc. effective June 1, 2020. Mr. Lauber was Senior Executive Vice President and Chief Financial Officer from February 2019 through May 31, 2020. Prior to these appointments, Mr. Lauber held the following positions with WEC Energy Group, Inc.: Executive Vice President and Chief Financial Officer from April 2016 to February 2019; Treasurer from October 2018 to October 2019 and February 2013 to March 2016; and Vice President from February 2013 to March 2016.
Xia Liu	51	Manager	Executive Vice President and Chief Financial Officer of WEC Energy Group, Inc. Ms. Liu was appointed Executive Vice President and Chief Financial Officer of WEC Energy Group, Inc. effective June 1, 2020. Ms. Liu also currently serves as Executive Vice President and Chief Financial Officer and as a director of Wisconsin Electric. Previously, Ms. Liu served as Executive Vice President and Chief Financial Officer of CenterPoint Energy, Inc. from April 2019 to May 2020. Prior to that role, Ms. Liu served as Executive Vice President, Chief Financial Officer and Treasurer of Georgia Power Company, from October 2017 to April 2019. Before that, she served as Vice President, Chief Financial Officer and Treasurer of Gulf Power Company, from July 2015 to October 2017.
Michael Reinhold	35	Independent Manager	Mr. Reinhold has served as Vice President and Account Manager of Corporate Creations Network Inc. since 2012. Mr. Reinhold also served as Credit Manager of Corporate Creations Network Inc. from 2008 to 2012.
William J. Guc	51	Vice President, Controller and Assistant Secretary	Mr. Guc has served as a Vice President of WEC Energy Group, Inc. since June 2015 and as Controller since October 2015. Mr. Guc also has served as Vice President and Controller of Wisconsin Electric since October 2015.
Anthony L. Reese	40	Vice President and Treasurer	Mr. Reese has served as Vice President and Treasurer of WEC Energy Group, Inc. and Wisconsin Electric since October 2019. From September 2015 through September 2019, Mr. Reese served as Controller — Illinois of WEC Energy Group, Inc.

Manager Fees and Limitations on Liability
The Issuing Entity will not compensate its managers, other than the independent manager, for their services on behalf of the Issuing Entity. The Issuing Entity will pay the annual fees of the independent manager from its revenues and will reimburse the independent manager for reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent manager may employ in connection with the exercise and performance of his or her rights and duties under the LLC Agreement.
The LLC Agreement provides that to the extent permitted by law, the managers will not be personally liable for any of the Issuing Entity’s debts, obligations or liabilities. The LLC Agreement further provides that, except as described below, to the fullest extent permitted by law, the Issuing Entity will indemnify the managers against any liability incurred in connection with their services as managers for the Issuing Entity if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the Issuing Entity’s best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. The Issuing Entity will not indemnify any manager for any judgment, penalty, fine or other expense directly caused by such manager’s fraud, gross negligence or willful misconduct. In addition, unless ordered by a court, the Issuing Entity will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. The Issuing Entity will pay any indemnification amounts owed to the managers out of funds in the Collection Account, subject to the priority of payments described under “Security for the ETBs — How Funds in the Collection Account will be Allocated” in this prospectus.
The Issuing Entity is a Separate and Distinct Legal Entity from Wisconsin Electric
Under the LLC Agreement, the Issuing Entity may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of Wisconsin Electric, the sole member of the Issuing Entity, and the affirmative vote of all of its managers, including the independent manager. Wisconsin Electric has agreed that it will not cause the Issuing Entity to file a voluntary petition for relief under the Bankruptcy Code. The LLC Agreement requires the Issuing Entity, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain its existence separate from Wisconsin Electric including:
•
taking all necessary steps to continue its identity as a separate legal entity;

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making it apparent to third persons that the Issuing Entity is an entity with assets and liabilities distinct from those of Wisconsin Electric, affiliates of Wisconsin Electric, the managers or any other Person; and

•
making it apparent to third persons that, except for federal and certain other tax purposes, the Issuing Entity is not a division of Wisconsin Electric or any of its affiliated entities or any other Person.

The Administration Agreement
Wisconsin Electric will, pursuant to an Administration Agreement between Wisconsin Electric and the Issuing Entity, provide administrative services to the Issuing Entity, including, among others, services relating to the preparation of financial statements, required filings with the SEC, any tax returns the Issuing Entity may be required to file under applicable law, qualifications to do business, and minutes of the Issuing Entity’s managers’ meetings. The Issuing Entity will pay Wisconsin Electric a fixed fee of $75,000 per annum, payable in installments of $37,500 on each Payment Date for performing these services, plus the Issuing Entity will reimburse Wisconsin Electric for all costs and expenses for services performed by unaffiliated third parties and actually incurred by Wisconsin Electric in performing such services described above.

WISCONSIN ELECTRIC POWER COMPANY —
THE DEPOSITOR, SPONSOR, SELLER AND INITIAL SERVICER
Wisconsin Electric will be the Seller and initial Servicer of the ETBs and will be the Depositor and Sponsor of the transaction in which ETBs covered by this prospectus are issued.
Wisconsin Electric Power Company, a subsidiary of WEC Energy Group, Inc. (WEC Energy Group), was incorporated in the State of Wisconsin in 1896.
Wisconsin Electric conducts its business primarily through its utility segment and derives revenues primarily from the distribution and sale of electricity and natural gas to retail customers in Wisconsin. As of December 31, 2020, Wisconsin Electric served approximately 1.1 million electric customers in Wisconsin. Wisconsin Electric has combined common functions with Wisconsin Gas LLC, another subsidiary of WEC Energy Group, and operates under the trade name “We Energies.”
Wisconsin Electric is subject to regulation by the PSCW, which, among other things, has jurisdiction over retail rates, certain dispositions of property and plant, mergers and consolidations, issuances of securities, standards of service and construction and operation of facilities. Wisconsin Electric is subject to the jurisdiction of FERC, under the Federal Power Act, with respect to wholesale power rates, mergers and acquisitions of generation facilities, license renewals, accounting and certain other matters.
Following the sale of the Environmental Control Property to the Issuing Entity, Wisconsin Electric will have no ownership or other interest in the Environmental Control Property transferred to the Issuing Entity and will have no right to receive any Environmental Control Charges (other than collected as Servicer on the Issuing Entity’s behalf). Neither Wisconsin Electric nor any of its affiliates will purchase any ETBs.
Revenues, Customer Base and Energy Consumption
The table below sets forth Wisconsin Electric’s total retail electric revenues from electric sales to Wisconsin retail customers for the years 2016 to 2020:
Total Retail Electric Revenues from Wisconsin Retail Customers ($ in millions)*
	2016	2017	2018	2019	2020
Residential	$1,217.6	$1,178.4	$1,220.0	$1,207.8	$1,289.1
Small Commercial and Industrial	1,029.0	1,015.9	1,019.4	1,011.9	955.5
Large Commercial and Industrial	590.5	584.9	578.3	563.7	527.3
Other	20.5	21.6	20.7	20.6	19.9
Total	$2,857.6	$2,800.7	$2,838.5	$2,804.0	$2,791.9

*
Totals may not add due to rounding.

The table below sets forth Wisconsin Electric’s retail customers in Wisconsin by class for the years 2016 to 2020:
Annual Average Number of Customers
Rate Class	2016	2017	2018	2019	2020
Residential	998,871	1,005,530	1,012,377	1,019,025	1,024,922
General Secondary	113,320	114,077	114,858	115,800	116,669
General Primary	667	661	652	641	623
Street Lighting & Other	2,467	2,502	2,547	2,588	2,767
Total	1,115,325	1,122,770	1,130,434	1,138,054	1,144,981
The table below sets forth Wisconsin Electric’s retail sales volume to customers in Wisconsin for the years 2016 to 2020:

Annual Total Energy Volumes (MWh)*
Rate Class	2016	2017	2018	2019	2020
Residential	7,975,495	7,648,452	8,025,090	7,818,084	8,239,413
General Secondary	8,907,318	8,768,407	8,920,615	8,701,459	8,216,937
General Primary	7,148,430	7,093,831	7,203,611	6,898,655	6,422,913
Street Lighting & Other	141,206	144,911	138,706	134,761	129,040
Total	24,172,449	23,655,601	24,288,022	23,552,959	23,008,303

*
Totals may not add due to rounding.

There were no customers that accounted for 10% or more of Wisconsin Electric’s revenues in the year ended December 31, 2020.
Estimated Consumption and Estimate Variance
Wisconsin Electric’s calculation of the initial Environmental Control Charges for the Issuing Entity and subsequent adjustments are based on electricity sales estimates. Wisconsin Electric will use these estimates to calculate and set the Environmental Control Charges at a level intended to generate revenues sufficient to pay interest on and scheduled principal of the ETBs of the Issuing Entity, to pay fees and expenses of servicing and retiring such ETBs and to fund and replenish any deficiencies in the Issuing Entity’s Capital Subaccount.
Wisconsin Electric conducts sales estimate variance analyses on a regular basis to monitor the accuracy of delivery estimates against recorded consumption. The tables below present the estimates of Wisconsin Electric’s retail sales in gigawatt-hours, or GWh, for the years 2016 through 2020. Each estimate was made in the prior year.
Annual Estimated Variances
Billed Retail Delivery Sales (GWh)
	2016	2017	2018	2019	2020
Forecast	24,208	23,962	23,723	24,097	22,638
Actual	24,172	23,656	24,288	23,553	23,008
Variance	(0.1)%	(1.3)%	2.4%	(2.3)%	1.6%
Actual consumption depends on several factors, including temperatures and economic conditions. For example, while Wisconsin Electric’s methodology for estimating consumption assumes normal weather conditions, abnormally hot summers or cold winters can add growth in electricity sales, while conversely, abnormally cool summers or warm winters can suppress growth in electricity consumption. Regional economic conditions can also affect consumption as customers curb electricity consumption to save money, businesses close and customers migrate to other service territories. Accordingly, variations in conditions will affect the accuracy of any estimate.
Billing and Collections
The Environmental Control Charges that Wisconsin Electric, in its capacity as Servicer, estimates to have been collected from Wisconsin Electric’s customers’ electricity bills will be remitted on a daily basis to the Collection Account. On or before the last Servicer Business Day of each month, the Servicer will prepare and deliver to the Issuing Entity, the Indenture Trustee and the Rating Agencies a certificate that sets forth the Environmental Control Charge collections received during the preceding monthly billing period, except for months in which the Servicer must prepare a semi-annual servicers’ certificate. See “The Servicing Agreement — Statements by Servicer.” In addition, under the Financing Order, the PSCW has approved that it will act, as directed by the Statute, to implement the True-Up Adjustments to the Environmental Control Charges to be billed for an applicable period to ensure that the expected Environmental Control

Charge collections will be sufficient to pay principal and interest on the ETBs and all other required amounts and charges payable in connection with the ETBs.
Credit Policy.
Wisconsin Electric’s credit and collections policies are regulated by the PSCW. Under the Wisconsin Administrative Code PSC 113 and 134, Wisconsin Electric is obligated to provide service to all customers within its service territory. Most requests for energy service are processed by phone at Wisconsin Electric’s call center. Customer names are reviewed automatically for prior service before service is established.
Residential applicants with poor credit history may be required to pay a deposit. Non-residential applicants without a previous satisfactory credit history are required to pay a deposit. The deposit may be in the form of cash, a surety bond, a letter of guarantee and/or an irrevocable letter of credit. The amount of the deposit is normally an estimate of two months’ bills.
According to the PSCW regulations, Wisconsin Electric may refuse to provide service to an applicant who is indebted to it for any utility service previously furnished to the applicant. However, for both residential and non-residential applicants, Wisconsin Electric may commence service if a reasonable payment plan is first established.
Billing Process and Payment Policy
Wisconsin Electric’s billing and payment policies are regulated by the PSCW under the Wisconsin Administrative Code PSC 113 and 134. Information included on the customer’s bill is specified in the regulation and includes all factors necessary for the customer to check the calculation of the bill against Wisconsin Electric’s published tariffs. Approximately 30% of customers receive paperless bills through My Account online application. Braille and large print bills are also provided as necessary.
Wisconsin Electric bills electric services monthly. Bills are due 21 days after they are issued for residential customers and 14 days after they are issued for commercial customers. If payment is not received within five days after the due date, late fees are assessed. Meter readings for billing are scheduled monthly. Approximately 99.5% of monthly bills are based on actual meter readings. Wisconsin Electric bills its customers once every 25 to 35 days and distributes an approximately equal number of bills each Business Day in 21 billing groups. Monthly charges for longer or shorter bill periods are prorated. A select group of accounts receive calendar month bills.
Wisconsin Electric does not offer quarterly or semiannual meter-reading plans. Wisconsin Electric may suspend residential billing for up to 90 days in certain circumstances at the customer’s request. Electric demand rates are billed using interval data. Fifteen minute electric interval consumption and register reads are collected daily.
An active account is established by customer request at a service address with at least one contracted service. The account becomes final when all contract services are terminated at the customer’s request or all services are terminated for non-payment. Electric service may be shut off if the meter is equipped with a remote service switch where the service can be turned on and off remotely. Billing processes track consumption between customers and an attempt is made to match service measured to the new customer.
For accounts with potential billing errors, exception reports and work items are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.
Wisconsin Electric offers the following billing programs:
•
Budget Billing — Past energy use is reviewed to estimate the total energy costs over the next year. Budget billing may begin in any month, and 1/12th of the estimated use is billed each month for 12 months. The amount may be periodically adjusted to match the customer’s current level of consumption. The plan settles up for any difference between what was paid and the actual costs in month 12. Over-payment is applied in month 12 as a credit to the bill. An amount due can be paid outright or be spread over the next year.

•
Automatic Payment — The customer may sign up to pay bills automatically from the customer’s bank account beginning one or two bills after application. “Payment Transfer Date” appears at the top of the bill with the date of the payment transfer. The customer may select the transfer be made 10, 15 or 20 days after the bill is mailed.

•
Summary billing — A customer may combine at least four, and up to 100, qualifying electric, merchandise, service billed, gas and steam detail accounts onto a summary bill. All accounts must be current. The summary bill may have automatic payment. The due date is based on the cash flow neutrality of the detail accounts.

•
Preferred Due Date — Customers may choose to have a due date 10, 15 or 20 days after the bill date. The account is automatically removed from the preferred due date if it is 60 days past due.

•
Customers may combine automatic payment and preferred due date with budget or summary billing.

Wisconsin Electric may change its credit, billing, collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance Wisconsin Electric’s ability to bill and collect customer charges on a timely basis.
Net Charge-Offs, Aging Receivables and Delinquencies
In addition to estimates of electricity sales, Wisconsin Electric’s calculation of the initial Environmental Control Charges and subsequent adjustments will be based on estimates of the timing of collections (taking into account weighted average days sales outstanding) and net-charge offs for the upcoming 12 month period. The initial Environmental Control Charges will be established based on estimated net charge-offs of 0.73% and an estimate that 3.33% of payments with respect to billed Environmental Control Charges will be collected in the month such amounts are billed and 96.67% of payments with respect to billed Environmental Control Charges will be collected in the month after such amounts are billed. While the periodic True-Up Adjustments will be designed to address over- or under-collections from the Environmental Control Charges, deviations of actual results from Wisconsin Electric’s estimates used in establishing the Environmental Control Charges will impact the timing of collections. The information below reflects historical information regarding Wisconsin Electric’s experience with respect to net charge-offs, days sales outstanding, aging of receivables and delinquencies.
Loss Experience.   The following table sets forth information relating to Wisconsin Electric’s annual net charge-offs (i.e., net of recoveries) for Wisconsin retail electric customers for the years 2016 to 2020:
	2016	2017	2018	2019	2020
Net Charge-Offs ($ in thousands)	$24,776	$23,523	$19,913	$20,805	$16,000
Percentage of Retail Electric Revenues	0.86%	0.85%	0.70%	0.74%	0.57%
Days Sales Outstanding.   The following table sets forth information relating to the average number of days customer electricity bills remained outstanding for the years 2016 through 2020:
	2016	2017	2018	2019	2020
Average number of days outstanding	26.0	24.5	26.3	25.5	29.8
The following table sets forth information relating to the aging of Wisconsin Electric’s accounts receivable for all classes of Wisconsin retail electric customers on December 31 for the years 2016 through 2020.
	2016	2017	2018	2019	2020
Accounts Receivable Aging (% of total outstanding) After:
Current (30 days or less)	62.4	61.5	62.4	59.6	46.6
31 to 60 days	8.8	9.2	9.2	9.9	8.3
61 to 90 days	6.3	6.6	7.1	7.7	6.8
91+ days	22.5	22.7	21.3	22.8	38.3

Delinquencies.   The following table sets forth information relating to delinquencies as a percentage of total billed revenues for each of the years ended December 31, 2016 through 2020:
	2016	2017	2018	2019	2020
31 to 60 days	0.5%	0.5%	0.6%	0.6%	0.7%
61 to 90 days	0.5%	0.5%	0.5%	0.5%	0.6%
91+ days	1.7%	1.7%	1.6%	1.5%	3.3%
Total	2.7%	2.7%	2.7%	2.6%	4.6%
The accounts receivable aging and delinquency experience for Wisconsin Electric remained relatively consistent with no discernible trend upwards or downwards through 2019. Wisconsin Electric is not aware of any material factors, other than a slow economy and higher energy prices that caused the accounts receivable aging experience to vary in those periods. In 2020, Wisconsin Electric’s accounts receivable aging and delinquency experiences were impacted by the COVID-19 pandemic. See “COVID-19 Consumer Protections” below. The impacts of the COVID-19 pandemic, including the moratorium on disconnections that has been in place since March 2020 and the moratorium on the assessment of late fees on billings from March 2020 through late August 2020, resulted in significantly higher non-current accounts receivable balances. Accounts receivable aging as of December 31, 2020 also was impacted by warmer than normal weather in December 2020 that resulted in significantly lower than normal billings and thus a lower than normal portion of accounts receivable consisted of recent billings. Even with these impacts in 2020, weighted average days sales outstanding remained less than 30 days and delinquencies as of December 31, 2020 as a percentage of total billed revenues remained below 5%.
COVID-19 Consumer Protections
On March 24, 2020, the PSCW issued two orders requiring certain actions to ensure that essential utility services were, and continue to be, available to utility customers in the state of Wisconsin. The first order required all public utilities in the state of Wisconsin, including Wisconsin Electric, to temporarily suspend disconnections, the assessment of late fees, and deposit requirements for all customer classes. In addition, it required utilities to reconnect customers that were previously disconnected, offer deferred payment arrangements to all customers, and streamline the application process for customers applying for utility service.
In the second order issued on March 24, 2020, the PSCW authorized Wisconsin utilities to defer expenditures and certain foregone revenues resulting from compliance with the first order, and expenditures as otherwise incurred to ensure safe, reliable, and affordable access to utility services during the declared public health emergency. The PSCW has affirmed that this authorization for deferral includes the incremental increase in uncollectible expense above what is currently being recovered in rates. As Wisconsin Electric already has a cost recovery mechanism in place to recover uncollectible expense for residential customers, this new deferral only impacts the recovery of uncollectible expense for its commercial and industrial customers. The PSCW will review the recoverability and examine the prudency of any deferred amounts in future rate proceedings. As of December 31, 2020, Wisconsin Electric had deferred $5.3 million related to the COVID-19 pandemic.
On June 26, 2020, the PSCW issued a written order providing a timeline for the lifting of the temporary provisions required in the first March 24, 2020 order. Utilities were allowed to disconnect commercial and industrial customers and require deposits for new service as of July 25, 2020 and July 31, 2020, respectively. After August 15, 2020, utilities were no longer required to offer deferred payment arrangements to all customers. Additionally, utilities were authorized to reinstate late fees except for the period between the first order and this supplemental order. Wisconsin Electric resumed charging late payment fees in late August 2020. Late payment fees were and continue not to be charged on outstanding balances that were billed between the first order and late August 2020.
The PSCW extended the moratorium on disconnections of residential customers until November 1, 2020. In accordance with Wisconsin regulations, utilities are generally not allowed to disconnect residential customers for non-payment during the winter moratorium, which began on November 1 and ended on April 15. Utilities were allowed to continue assessing late fees during the winter moratorium. On April 5,

2021, the PSCW issued an order indicating that it would not extend the moratorium on disconnections; therefore, utilities could begin disconnecting residential customers for non-payment after April 15, 2021. Utilities are required to offer a deferred payment arrangement to low-income residential customers prior to disconnecting service. The order also allows Wisconsin Electric to resume charging late payment fees on the full balance of all outstanding arrears, regardless of the associated dates the service was provided, after April 15, 2021.
See “Risk Factors — Risks Associated with Servicing — The COVID-19 pandemic may impact Wisconsin Electric’s ability to collect and service the Environmental Control Charges and might reduce scheduled payments on the ETBs.”
Municipalization
As discussed above under “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions — A municipal entity might assert the right to acquire portions of Wisconsin Electric’s electric distribution facilities and avoid payment of the Environmental Control Charges,” Wisconsin law authorizes municipalities to acquire portions of Wisconsin Electric’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. As of the date of this prospectus, Wisconsin Electric is not aware of any local municipality which is actively seeking or threatening to acquire portions of Wisconsin Electric’s electric distribution system.
The Statute provides that the Environmental Control Charges shall be paid by any customer that obtains retail electric distribution service from Wisconsin Electric or its successors, regardless of whether such customer obtains other service from a different energy utility or other energy supplier. The Financing Order provides that the Environmental Control Charges shall be paid by customers receiving electric distribution service from Wisconsin Electric or its successors (including successors by merger or other combination, as well as successors through asset acquisitions). In the Servicing Agreement, Wisconsin Electric will covenant to assert in an appropriate forum that any municipality that acquires any portion of Wisconsin Electric’s electric distribution facilities must be treated as a successor to Wisconsin Electric under the Statute and the Financing Order.
Where to Find More Information About Wisconsin Electric
Wisconsin Electric’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports are made available on WEC Energy Group’s website, www.wecenergygroup.com, free of charge, as soon as reasonably practicable after they are filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. No information on these websites constitutes a part of the registration statement of which this prospectus forms a part.

DESCRIPTION OF THE ETBs
General
We have summarized below selected provisions of the Indenture and the ETBs. A form of Indenture and Series Supplement are filed as exhibits to the registration statement of which this prospectus forms a part. Please read “Where You Can Find More Information” in this prospectus.
The State of Wisconsin is not liable on the ETBs and the ETBs are not debt of the State of Wisconsin or of any political subdivision thereof. The issuance of the ETBs under the Statute will not directly, indirectly or contingently obligate the State of Wisconsin or any of its political subdivisions to levy or to pledge any form of taxation for the ETBs or to make any appropriation for their payment.
The Issuing Entity will issue the ETBs and secure their payment under the Indenture that we will enter into with U.S. Bank National Association, as trustee, referred to in this prospectus as the Indenture Trustee. The Issuing Entity will issue the ETBs in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, except that the Issuing Entity may issue one bond in a smaller denomination. The initial principal balance, Scheduled Final Payment Date, Final Maturity Date and interest rate for the ETBs are stated in the table below:
Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
Tranche A	6.81	$118,814,000	12/15/2033	12/15/2035	1.578%
The Scheduled Final Payment Date for the ETBs is the date when the outstanding principal balance of the ETBs will be reduced to zero if the Issuing Entity makes payments according to the expected amortization schedule. The Final Maturity Date for the ETBs is the date when the Issuing Entity is required to pay the entire remaining unpaid principal balance, if any, of all outstanding ETBs. The failure to pay principal of the ETBs by the Final Maturity Date is an event of default, but the failure to pay principal of the ETBs by the Scheduled Final Payment Date will not be an event of default. Please read “— Interest Payments” and “— Principal Payments” and “— Events of Default; Rights Upon Event of Default” in this prospectus.
Payment and Record Dates and Payment Sources
Beginning December 15, 2021, the Issuing Entity will make payments of principal and interest on the ETBs semi-annually on June 15 and December 15 of each year, or, if that day is not a Business Day, the following Business Day (each, a Payment Date). So long as the ETBs are in book-entry form, on each Payment Date, the Issuing Entity will make interest and principal payments to the Persons who are the holders of record as of the Business Day immediately prior to that Payment Date, which is referred to herein as the record date. If the Issuing Entity issues certificated bonds to beneficial owners of the ETBs, the record date will be the last Business Day of the calendar month immediately preceding the Payment Date. On each Payment Date, the Issuing Entity will pay amounts on outstanding ETBs from amounts available in the Collection Account and the related subaccounts held by the Indenture Trustee in the priority set forth under “Security for the ETBs — How Funds in the Collection Account Will Be Allocated” in this prospectus. These available amounts, which will include amounts collected by the Servicer for the Issuing Entity with respect to the Environmental Control Charges, are described in greater detail under “Security for the ETBs — How Funds in the Collection Account will be Allocated” and “The Servicing Agreement — Remittances to Collection Account” in this prospectus.
Interest Payments
Interest on the ETBs will accrue from and including the issue date to but excluding the first Payment Date, and thereafter from and including the previous Payment Date to but excluding the applicable Payment Date until the ETBs have been paid in full, at the interest rate indicated on the cover of this prospectus and in the table above. Each of those periods is referred to as an interest accrual period. We will calculate interest on the ETBs on the basis of a 360-day year of twelve 30-day months.

On each Payment date, the Issuing Entity will pay interest on the ETBs equal to the following amounts:
•
if there has been a payment default, any interest payable but unpaid on any prior Payment Date, together with interest on such unpaid interest, if any; and

•
accrued interest on the principal balance of the ETBs as of the close of business on the preceding Payment Date (or with respect to the initial Payment Date, the date of the original issuance of the ETBs) after giving effect to all payments of principal made on the preceding Payment Date, if any.

The Issuing Entity will pay interest on the ETBs before it pays principal on the ETBs. Interest payments will be made from collections of Environmental Control Charges, including amounts available in the Excess Funds Subaccount and, if necessary, the amounts available in the Capital Subaccount.
Principal Payments
On each Payment Date, the Issuing Entity will pay principal of the ETBs to the bondholders equal to the sum, without duplication, of:
•
the unpaid principal amount of the ETBs if the Final Maturity Date is on that Payment Date, plus

•
the unpaid principal amount of the ETBs upon acceleration following an event of default relating to the ETBs, plus

•
any overdue payments of principal, plus

•
any unpaid and previously scheduled payments of principal, plus

•
the principal scheduled to be paid on the ETBs on that Payment Date,

but only to the extent funds are available in the Collection Account after payment of certain of the Issuing Entity’s fees and expenses and after payment of interest as described above under “— Interest Payments” in this prospectus. If the Indenture Trustee receives insufficient collections of Environmental Control Charges for any Payment Date, and amounts in the Collection Account (and the applicable subaccounts of the Collection Account) are not sufficient to make up the shortfall, principal of the ETBs may be payable later than expected. Please read “Risk Factors — Other Risks Associated with the Purchase of the ETBs” in this prospectus.
However, on any Payment Date, unless an event of default has occurred and is continuing and the ETBs have been declared due and payable, the Indenture Trustee will make principal payments on the ETBs only until the outstanding principal balance of the ETBs has been reduced to the principal balance specified in the expected amortization schedule for that Payment Date. Accordingly, principal of the ETBs may be paid later, but not sooner, than reflected in the expected amortization schedule, except in the case of an acceleration. The entire unpaid principal balance of the ETBs will be due and payable on the Final Maturity Date. The failure to make a scheduled payment of principal on the ETBs because there are not sufficient funds in the Collection Account does not constitute a default or an event of default under the Indenture, except for the failure to pay in full the unpaid balance upon the Final Maturity Date.
Unless the ETBs have been accelerated following an event of default, any excess funds remaining in the Collection Account after payment of principal, interest, Return on Invested Capital applicable fees and expenses and payments to the applicable subaccounts of the Collection Account will be retained in the Excess Funds Subaccount until applied on a subsequent Payment Date.
If an event of default (other than a breach by the State of Wisconsin of the State Pledge) has occurred and is continuing, then the Indenture Trustee or the holders of not less than a majority in principal amount of the ETBs then outstanding may declare the ETBs to be immediately due and payable, in which event the entire unpaid principal amount of the ETBs will become due and payable. Please read “— Events of Default; Rights Upon Event of Default” in this prospectus. However, the nature of the Issuing Entity’s business will result in payment of principal upon an acceleration of the ETBs being made as funds become available. Please read “Risk Factors — Risk Associated With the Unusual Nature of the Environmental

Control Property — Foreclosure of the Indenture Trustee’s lien on the Environmental Control Property for the ETBs might not be practical, and acceleration of the ETBs before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the ETBs because the source of funds for payment is limited” in this prospectus.
The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each Payment Date for the ETBs from the issuance date to the Scheduled Final Payment Date. Similarly, the expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each Payment Date for the ETBs from the issuance date to the Scheduled Final Payment Date.
Expected Sinking Fund Schedule
Payment Date	Scheduled Principal Payment
December 15, 2021	$4,127,048
June 15, 2022	$4,359,224
December 15, 2022	$4,393,619
June 15, 2023	$4,428,284
December 15, 2023	$4,463,224
June 15, 2024	$4,498,438
December 15, 2024	$4,533,931
June 15, 2025	$4,569,704
December 15, 2025	$4,605,759
June 15, 2026	$4,642,098
December 15, 2026	$4,678,724
June 15, 2027	$4,715,640
December 15, 2027	$4,752,846
June 15, 2028	$4,790,346
December 15, 2028	$4,828,142
June 15, 2029	$4,866,236
December 15, 2029	$4,904,630
June 15, 2030	$4,943,328
December 15, 2030	$4,982,331
June 15, 2031	$5,021,641
December 15, 2031	$5,061,262
June 15, 2032	$5,101,195
December 15, 2032	$5,141,444
June 15, 2033	$5,182,010
December 15, 2033	$5,222,896
Total Payments	$118,814,000
The Issuing Entity cannot assure you that the principal balance of the ETBs will be reduced at the rate indicated in the table below. The actual reduction in principal balance may occur more slowly. The actual reduction in principal balance will not occur more quickly than indicated in the below table, except in the case of acceleration due to an event of default under the Indenture. The ETBs will not be in default if principal is not paid as specified in the schedule above unless the principal of the ETBs is not paid in full on or before the Final Maturity Date.

Expected Amortization Schedule
Outstanding Principal Balance
Payment Date	Principal Balance
Closing Date	$118,814,000
December 15, 2021	$114,686,952
June 15, 2022	$110,327,728
December 15, 2022	$105,934,109
June 15, 2023	$101,505,825
December 15, 2023	$97,042,601
June 15, 2024	$92,544,163
December 15, 2024	$88,010,232
June 15, 2025	$83,440,528
December 15, 2025	$78,834,769
June 15, 2026	$74,192,671
December 15, 2026	$69,513,947
June 15, 2027	$64,798,307
December 15, 2027	$60,045,461
June 15, 2028	$55,255,115
December 15, 2028	$50,426,973
June 15, 2029	$45,560,737
December 15, 2029	$40,656,107
June 15, 2030	$35,712,779
December 15, 2030	$30,730,448
June 15, 2031	$25,708,807
December 15, 2031	$20,647,545
June 15, 2032	$15,546,350
December 15, 2032	$10,404,906
June 15, 2033	$5,222,896
December 15, 2033	$—
On each Payment Date, the Indenture Trustee will make principal payments to the extent the principal balance of the ETBs exceeds the amount indicated for that Payment Date in the expected amortization schedule above and to the extent of funds available in the Collection Account after payment of certain of the Issuing Entity’s fees and expenses and after payment of interest.
Distribution Following Acceleration
Upon an acceleration of the maturity of the ETBs, the total outstanding principal balance of and interest accrued on the ETBs will be payable. Although principal will be due and payable upon acceleration, the nature of the Issuing Entity’s business will result in principal being paid as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Environmental Control Property — Foreclosure of the Indenture Trustee’s lien on the Environmental Control Property for the ETBs might not be practical, and acceleration of the ETBs before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the ETBs because the source of funds for payment is limited” in this prospectus.
Optional Redemption
The Issuing Entity may not voluntarily redeem the ETBs.

Payments on the ETBs
The Indenture Trustee will pay on each Payment Date to the holders of the ETBs, to the extent of available funds in the Collection Account, all payments of principal and interest then due. The Indenture Trustee will make each payment other than the final payment with respect to the ETBs to the holders of record of the ETBs on the record date for that Payment Date. The Indenture Trustee will make the final payment for the ETBs, however, only upon presentation and surrender of the ETBs at the office or agency of the Indenture Trustee specified in the notice given by the Indenture Trustee of the final payment. The Indenture Trustee will mail notice of the final payment to the bondholders no later than five days prior to the final Payment Date.
The failure to pay accrued interest on any Payment Date (even if the failure is caused by a shortfall in Environmental Control Charges received) will result in an event of default for the ETBs unless such failure is cured within five Business Days. Please read “— Events of Default; Rights Upon Event of Default” in this prospectus. Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen Business Days prior to the date on which the Indenture Trustee is to make such special payment (a Special Payment Date). We will fix any special record date and Special Payment Date. At least 10 days before any special record date, the Indenture Trustee will mail to each affected bondholder a notice that states the special record date, the Special Payment Date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.
The entire unpaid principal amount of the ETBs will be due and payable:
•
on the Final Maturity Date; or

•
if an event of default under the Indenture occurs and is continuing and the Indenture Trustee or the holders of a majority in principal amount of the ETBs have declared the ETBs to be immediately due and payable.

However, the nature of the Issuing Entity’s business will result in payment of principal upon an acceleration of the ETBs being made as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Environmental Control Property — Foreclosure of the Indenture Trustee’s lien on the Environmental Control Property for the ETBs might not be practical, and acceleration of the ETBs before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the ETBs because the source of funds for payment is limited” in this prospectus.
At the time, if any, the Issuing Entity issues the ETBs in the form of definitive ETBs and not to The Depository Trust Company, or DTC, or its nominee, the Indenture Trustee will make payments with respect to the ETBs on a Payment Date or a Special Payment Date by wire transfer to each holder of a definitive ETB of record on the applicable record date to an account maintained by the payee.
If any Special Payment Date or other date specified for any payments to bondholders is not a Business Day, the Indenture Trustee will make payments scheduled to be made on that Special Payment Date or other date on the next succeeding Business Day and no interest will accrue upon the payment during the intervening period.
Fees and Expenses
As set forth in the table below, the Issuing Entity is obligated to pay fees to the Servicer, the Indenture Trustee, its independent manager and Wisconsin Electric as administrator. The following table illustrates this arrangement.
Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Environmental Control Charge collections and investment earnings	0.05% of the initial principal balance of the ETBs on an annualized basis (so long as the Servicer is Wisconsin Electric or

Recipient	Source of Payment	Fees and Expenses Payable
an affiliate), plus expenses
Indenture Trustee	Environmental Control Charge collections and investment earnings	$8,000 per annum, plus expenses
Independent Manager	Environmental Control Charge collections and investment earnings	$2,000 per annum, plus expenses
Administration Fee	Environmental Control Charge collections and investment earnings	$75,000 per annum, plus expenses
The annual servicing fee payable to any servicer not affiliated with Wisconsin Electric shall not at any time exceed 0.60% of the initial principal balance of the ETBs unless a higher rate is approved by the PSCW.
ETBs Will Be Issued in Book-Entry Form
The ETBs will be available to investors only in the form of book-entry bonds. You may hold your ETBs through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe. You may hold your ETBs directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.
The Role of DTC, Clearstream and Euroclear
Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the ETBs. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream consumers and Euroclear participants, respectively, through consumers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in consumers’ securities accounts in the depositaries’ names on the books of DTC.
The Function of DTC
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. The contents of such websites do not constitute a part of the registration statement of which this prospectus forms a part.
The Function of Clearstream
Clearstream holds securities for its consumers and facilitates the clearance and settlement of securities transactions between Clearstream consumers through electronic book-entry changes in accounts of

Clearstream consumers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its consumers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s consumers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the ETBs. Clearstream’s U.S. consumers are limited to securities brokers and dealers and banks. Clearstream has consumers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
The Function of Euroclear
The Euroclear System was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the ETBs. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Terms and Conditions of Euroclear
Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Terms and Conditions). These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
The Rules for Transfers Among DTC, Clearstream or Euroclear Participants
Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream consumers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream consumers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving ETBs in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream consumers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream consumer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream consumer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC Will Be the Holder of the ETBs
Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, the ETBs may do so only through direct participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the ETBs from the Indenture Trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the Indenture Trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The Indenture Trustee will not recognize bondholders as bondholders, as that term is used in the Indenture, and bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the ETBs and is required to receive and transmit payments of principal and interest on the ETBs. Direct participants and indirect participants with whom bondholders have accounts with respect to the ETBs similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess ETBs, bondholders will receive payments and will be able to transfer their interests.
Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a recovery bondholder to pledge ETBs to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those ETBs, may be limited due to the lack of a physical certificate for those ETBs.
DTC has advised us that it will take any action permitted to be taken by a bondholder under the Indenture only at the direction of one or more participants to whose account with DTC the ETBs are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
Except as required by law, none of any underwriter, the Servicer, Wisconsin Electric, the Indenture Trustee, the Issuing Entity or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
How Bond Payments Will Be Credited by Clearstream and Euroclear
Payments with respect to ETBs held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream consumers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Considerations” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a recovery bondholder under the Indenture on behalf of a Clearstream consumer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the ETBs among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.
Definitive ETBs
The Issuing Entity will issue the ETBs in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the Indenture, which will include: (1) the Issuing Entity advising the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry ETBs and that the Issuing Entity is unable to locate a successor, (2) the Issuing Entity electing to terminate the book-entry system through DTC, with written notice to the Indenture Trustee, or (3) after the occurrence of an event of default under the Indenture, holders of ETBs aggregating not less than a majority of the aggregate outstanding principal amount of the ETBs maintained as book-entry ETBs advising the Issuing Entity, the Indenture Trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive ETBs, the ETBs evidenced by such definitive ETBs will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.
Upon surrender by DTC of the definitive securities representing the ETBs and instructions for registration, the Issuing Entity will sign and the Indenture Trustee will authenticate and deliver the ETBs in the form of definitive ETBs, and thereafter the Indenture Trustee will recognize the registered holders of the definitive ETBs as bondholders under the Indenture.
The Indenture Trustee will make payment of principal of and interest on the ETBs directly to bondholders in accordance with the procedures set forth herein and in the Indenture. The Indenture Trustee will make interest payments and principal payments to bondholders in whose names the definitive ETBs were registered at the close of business on the related record date. The Indenture Trustee will make payments by wire transfer to the bondholder as described in the Indenture or in such other manner as may be provided in the Series Supplement. The Indenture Trustee will make the final payment on any ETB (whether definitive ETBs or ETBs registered in the name of Cede & Co.), however, only upon presentation and surrender of the ETB on the final Payment Date at the office or agency that is specified in the notice of final payment to bondholders. The Indenture Trustee will provide the notice to registered bondholders not later than the fifth day prior to the final Payment Date.
Definitive ETBs will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Indenture Trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Access of Bondholders
Upon written request of any bondholder or group of bondholders of outstanding ETBs evidencing not less than 10% of the aggregate outstanding principal amount of the ETBs, the Indenture Trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the Indenture; provided, that the Indenture Trustee gives prior written notice to the Issuing Entity of such request.

The Indenture does not provide for any annual or other meetings of bondholders.
Reports to Bondholders
On or prior to each Payment Date, Special Payment Date or any other date specified in the Indenture for payments with respect to the ETBs, the Servicer will deliver to the Indenture Trustee, and the Indenture Trustee will make available on its website (currently located at https://pivot.usbank.com), a statement prepared by the Servicer with respect to the payment to be made on the Payment Date, Special Payment Date or other date, as the case may be, setting forth the following information:
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the amount of the payment to bondholders allocable to (1) principal, if any, and (2) interest;

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the aggregate outstanding principal balance of the ETBs, before and after giving effect to payments allocated to principal reported immediately above;

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the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding specified in the related expected amortization schedule;

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any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

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the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

Unless and until ETBs are no longer issued in book-entry form, the reports will be provided by the Indenture Trustee to the depository for the ETBs, or its nominee, as sole beneficial owner of the ETBs. The reports will be available to bondholders upon written request to the Indenture Trustee or the Servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.
Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the ETBs, the Indenture Trustee, so long as it is acting as paying agent and transfer agent and registrar for the ETBs, will, upon written request by the Issuing Entity or any bondholder, mail to Persons who at any time during the calendar year were bondholders and received any payment on the ETBs, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.
Website Disclosure
The Issuing Entity will, to the extent permitted by and consistent with its legal obligations under applicable law, cause to be posted on a website associated with Wisconsin Electric, currently located at www.wecenergygroup.com, periodic reports containing to the extent such information is reasonably available to it:
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the final prospectus related to the ETBs;

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a statement of Environmental Control Charge remittances made to the Indenture Trustee;

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a statement reporting the balances in the Collection Account and in each subaccount of the Collection Account as of the end of each quarter or the most recent date available;

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a statement showing the balance of outstanding ETBs that reflects the actual periodic payments made on the ETBs during the applicable period;

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the semi-annual servicer’s certificate delivered for the ETBs pursuant to the Servicing Agreement;

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the monthly servicer’s certificate delivered for the ETBs pursuant to the Servicing Agreement;

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the reconciliation certificate as required to be submitted pursuant to the Servicing Agreement;

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the text (or a link to the website where a reader can find the text) of each True-Up Adjustment filing in respect of the outstanding ETBs and the results of each such filing;

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any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies;

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material legislative or regulatory developments directly relevant to the ETBs; and

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any reports and other information that the Issuing Entity is required to file with the SEC under the Exchange Act.

Information on WEC Energy Group’s website or that can be accessed through the website is not incorporated into and does not constitute a part of the registration statement of which this prospectus forms a part.
The Issuing Entity and the Indenture Trustee May Modify the Indenture
Modifications of the Indenture that do not Require Consent of Holders
Subject to the approval of the PSCW if (i) such approval is required pursuant to the Statute or (ii) such supplement would increase the ongoing financing costs of the Issuing Entity, from time to time, and without the consent of the bondholders (but with prior notice to the Rating Agencies and when authorized by an Issuing Entity order to the Indenture Trustee), the Issuing Entity may enter into one or more agreements supplemental to the Indenture with the Indenture Trustee for various purposes described in the Indenture, including:
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to correct or amplify the description of any property, including, without limitation, the collateral subject to the Indenture, or to better assure, convey and confirm unto the Indenture Trustee the property subject to the Indenture, or to add additional property;

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to evidence the succession of another Person to the Issuing Entity in accordance with the terms of the Indenture and the assumption by any such successor of the covenants in the Indenture and in the ETBs;

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to add to the covenants of the Issuing Entity for the benefit of the bondholders and the Indenture Trustee, or to surrender any right or power conferred to the Issuing Entity by the Indenture;

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to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

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to cure any ambiguity or mistake, to correct or supplement any provision in the Indenture or in any supplemental indenture, including the Series Supplement, which may be inconsistent with any other provision in the Indenture or in any supplemental indenture, including the Series Supplement, or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of external counsel of the Issuing Entity, adversely affect in any material respect the interests of the bondholders, and (ii) the Rating Agency Condition shall have been satisfied with respect thereto;

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to evidence and provide for the acceptance of the appointment under the Indenture of a successor indenture trustee with respect to the ETBs and to add or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one indenture trustee;

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to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect qualification of the Indenture under the Trust Indenture Act or under any similar or successor federal statute enacted after the issuance of the ETBs and to add such other provisions to the Indenture as may be expressly required by the Trust Indenture Act;

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to evidence the final terms of the ETBs in the Series Supplement;

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to qualify the ETBs for registration with a clearing agency;

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to satisfy any Rating Agency requirements;

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to make any amendment to the Indenture or the ETBs relating to the transfer and legending of the ETBs to comply with applicable securities laws; or

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to conform the text of the Indenture or the ETBs to any provision of the registration statement of which this prospectus forms a part filed by the Issuing Entity with the SEC with respect to the issuance of the ETBs to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the ETBs.
Subject to the approval of the PSCW if (i) such approval is required pursuant to the Statute or (ii) such supplement would increase the ongoing financing costs of the Issuing Entity, the Issuing Entity and the Indenture Trustee may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying the rights of the bondholders under the Indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel experienced in structured finance transactions, adversely affect the interests of any holders of the ETBs then outstanding in any material respect and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.
Modifications of the Indenture that Require the Approval of Holders
Subject to the approval of the PSCW if (i) such approval is required pursuant to the Statute or (ii) if such supplement would increase the ongoing financing costs of the Issuing Entity, the Issuing Entity and the Indenture Trustee may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the ETBs (and with prior notice to the Rating Agencies), enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture. In determining whether a majority of holders have consented, ETBs owned by the Issuing Entity, Wisconsin Electric or any affiliate shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any ETBs it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder affected thereby, take certain actions enumerated in the Indenture, including:
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change the date of payment of any installment of principal of or premium, if any, or interest on any ETBs, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto;

•
change the provisions of the Indenture and any applicable supplemental indenture, including the Series Supplement, relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the ETBs, or change the place of payment where, or the coin or currency in which, any ETB or the interest thereon is payable;

•
reduce the percentage of the aggregate amount of the outstanding ETBs, the consent of the bondholders of which is required for any such supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with any provisions of the Indenture specified therein or of certain defaults specified therein and their consequences provided for in the Indenture or modify certain aspects of the definition of the term “outstanding;”

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reduce the percentage of the outstanding amount of the ETBs the holders of which are required to direct the Indenture Trustee to sell or liquidate the collateral;

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modify any of the provisions of the Indenture in a manner so as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any ETB on any Payment Date (including the calculation of any of the individual components of such calculation) or change the expected amortization schedule or Final Maturity Date of any ETBs;

•
decrease the Required Capital Level;

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permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the ETBs or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any ETB of the security provided by the lien of the Indenture;

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cause any material adverse U.S. federal income tax consequence to the Seller, the Issuing Entity, the managers, the Indenture Trustee or the beneficial owners of the ETBs; or

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impair the right to institute suit for the enforcement of those provisions of the Indenture specified therein regarding payment or application of funds.

Promptly following the execution of any supplement to the Indenture requiring the approval of bondholders, the Issuing Entity will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder, and a copy of such supplement to each Rating Agency.
Notification of the Rating Agencies, the Indenture Trustee and the Bondholders of Any Modification Requiring Bondholder Consent
If the Issuing Entity, Wisconsin Electric or the Servicer or any other party to the applicable agreement:
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proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the Sale Agreement, the Administration Agreement or the Servicing Agreement, or

•
waives timely performance or observance by Wisconsin Electric or the Servicer under the Sale Agreement, the Administration Agreement or the Servicing Agreement,

in each case in a way which would materially and adversely affect the interests of bondholders, the Issuing Entity must first notify the Rating Agencies of the proposed amendment and satisfy the Rating Agency Condition. Upon satisfaction of the Rating Agency Condition, the Issuing Entity must thereafter notify the Indenture Trustee in writing, and the Indenture Trustee will be required to notify the bondholders of the proposed amendment and whether the Rating Agency Condition has been satisfied with respect thereto. The Indenture Trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the ETBs materially and adversely affected thereby. In determining whether a majority of holders have consented, ETBs owned by the Issuing Entity, Wisconsin Electric or any affiliate shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any ETBs it actually knows to be so owned.
Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement
With the prior written consent of the Indenture Trustee, the Sale Agreement, the Administration Agreement and the Servicing Agreement may be amended, so long as the Rating Agency Condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders. However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the aggregate outstanding principal amount of the ETBs. In determining whether a majority of holders have consented, ETBs owned by the Issuing Entity, Wisconsin Electric or any affiliate shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any ETBs it actually knows to be so owned.
In addition, the Sale Agreement, the Administration Agreement and the Servicing Agreement may be amended with ten Business Days’ prior written notice given to the Rating Agencies, and, with respect to the Servicing Agreement, the prior written consent of the Indenture Trustee (which consent shall be given in reliance on an opinion of counsel and an officer’s certificate stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of the applicable agreement and that all conditions precedent have been satisfied, upon which the Indenture Trustee may conclusively rely), but without the consent of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the applicable agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the Issuing Entity and the Indenture Trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the applicable agreement to the description of such agreement in this prospectus. Promptly after the execution of any such amendment or consent, the Issuing Entity shall furnish copies of such amendment or consent to each of the Rating Agencies.

Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreements and any Intercreditor Agreement
The Indenture provides that the Issuing Entity will take all lawful actions to enforce its rights under the Sale Agreement, the Administration Agreement, the Servicing Agreement, any intercreditor agreement and the other Basic Documents; provided that such action shall not adversely affect the interests of bondholders in any material respect. The Indenture also provides that the Issuing Entity will take all lawful actions to compel or secure the performance and observance by Wisconsin Electric, the Administrator and the Servicer of their respective obligations to the Issuing Entity under or in connection with the Sale Agreement, the Administration Agreement, the Servicing Agreement and any intercreditor agreement. So long as no event of default occurs and is continuing, the Issuing Entity may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Sale Agreement, the Administration Agreement and the Servicing Agreement and any intercreditor agreement. However, if the Issuing Entity or the Servicer proposes to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the Environmental Control Charges, the Issuing Entity must notify the Indenture Trustee in writing and the Indenture Trustee must notify the bondholders of this proposal. In addition, the Indenture Trustee may consent to this proposal only with the written consent of the holders of a majority of the aggregate outstanding principal amount of the ETBs materially and adversely affected thereby and only if the Rating Agency Condition is satisfied. In determining whether a majority of holders have consented, ETBs owned by the Issuing Entity, Wisconsin Electric or any affiliate shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any ETBs it actually knows to be so owned.
If an event of default occurs and is continuing, the Indenture Trustee may, and, at the written direction of the holders of a majority of the aggregate outstanding principal amount of ETBs, shall exercise all of the Issuing Entity’s rights, remedies, powers, privileges and claims against the Seller, the Administrator and the Servicer, under or in connection with the Sale Agreement, the Administration Agreement, the Servicing Agreement and any intercreditor agreement, and any right of the Issuing Entity to take this action shall be suspended.
Issuing Entity’s Covenants
The Issuing Entity may not consolidate with or merge into any other entity, unless:
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the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

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the entity expressly assumes, by a supplemental indenture, the performance or observance of all of the Issuing Entity’s agreements and covenants under the Indenture and the Series Supplement;

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the entity expressly assumes all of the Issuing Entity’s obligations and succeeds to all of the Issuing Entity’s rights under the Sale Agreement, the Servicing Agreement and any other Basic Document to which the Issuing Entity is a party;

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no default, event of default or servicer default under the Indenture has occurred and is continuing immediately after the merger or consolidation;

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the Rating Agency Condition will have been satisfied with respect to the merger or consolidation;

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the Issuing Entity has delivered to Wisconsin Electric, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuing Entity, in form and substance reasonably satisfactory to Wisconsin Electric and the Indenture Trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse U.S. federal or state income tax consequence to the Issuing Entity, Wisconsin Electric, the Indenture Trustee or the then-existing bondholders;

•
any action as is necessary to maintain the lien and the perfected security interest in the collateral for the ETBs created by the Indenture and the Series Supplement has been taken, as evidenced by an opinion of the Issuing Entity’s external counsel delivered to the Indenture Trustee; and

•
the Issuing Entity has delivered to the Indenture Trustee an officer’s certificate and an opinion of the Issuing Entity’s external counsel, each stating that the consolidation or merger complies with the Indenture and the Series Supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

The Issuing Entity may not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the collateral to any Person or entity, unless:
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the Person or entity acquiring the properties and assets:

•
is a United States citizen or an entity organized under the laws of the United States or any state;

•
expressly assumes, by a supplemental indenture, the performance or observance of all of the Issuing Entity’s agreements and covenants under the Indenture and the Series Supplement;

•
expressly agrees by means of a supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of will be subject and subordinate to the rights of bondholders;

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unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold harmless the Issuing Entity and the Indenture Trustee against and from any loss, liability or expense arising under or related to the Indenture, the Series Supplement and the ETBs (including the enforcement costs of such indemnity);

•
expressly agrees by means of a supplemental indenture that the Person (or if a group of Persons, then one specified Person) will make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the ETBs; and

•
if such sale, conveyance, exchange, transfer or disposal relates to the Issuing Entity’s rights and obligations under the Sale Agreement or the Servicing Agreement, such Person assumes all obligations and succeeds to all of the Issuing Entity’s rights under the Sale Agreement and the Servicing Agreement, as applicable;

•
no default, event of default or servicer default under the Indenture has occurred and is continuing immediately after the transactions;

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the Rating Agency Condition has been satisfied with respect to such transaction;

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The Issuing Entity has delivered to Wisconsin Electric, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuing Entity, in form and substance reasonably satisfactory to Wisconsin Electric and the Indenture Trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse U.S. federal or state income tax consequence to the Issuing Entity, Wisconsin Electric, the Indenture Trustee or the then-existing bondholders;

•
any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the Indenture and the Series Supplement has been taken as evidenced by an opinion of the Issuing Entity’s external counsel delivered to the Indenture Trustee; and

•
the Issuing Entity has delivered to the Indenture Trustee an officer’s certificate and an opinion of the Issuing Entity’s external counsel, each stating that the sale, conveyance, exchange, transfer or other disposition complies with the Indenture and the Series Supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

The Issuing Entity will not, among other things, for so long as any ETBs are outstanding:
•
except as expressly permitted by the Indenture and the other Basic Documents, sell, transfer, convey, exchange or otherwise dispose of any of its assets, including those included in the collateral for the ETBs, unless directed to do so by the Indenture Trustee in accordance with the provisions of the Indenture;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the ETBs (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;
•
terminate its existence, or dissolve or liquidate in whole or in part, except as permitted above;

•
permit the validity or effectiveness of the Indenture, Series Supplement or the other Basic Documents to be impaired;

•
permit the lien of the Indenture and the Series Supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the ETBs under the Indenture except as may be expressly permitted by the Indenture;

•
permit any lien, other than the lien and security interest granted under the Indenture and the Series Supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•
permit the lien of the Indenture or the Series Supplement not to constitute a valid first priority perfected security interest in the related collateral;

•
enter into any swap, hedge or similar financial instrument;

•
elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes, file any tax return or take any other action or make any election inconsistent with the Issuing Entity’s treatment for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the Issuing Entity’s sole member;

•
change its name, identity or structure or the location of the Issuing Entity’s chief executive office unless at least ten (10) Business Days prior to the effective date of any such change, the Issuing Entity delivers to the Indenture Trustee (with copies to each Rating Agency) such documents, instruments or agreements, executed by the Issuing Entity, as are necessary to reflect such change and to continue the perfection of the security interest of the Indenture and the Series Supplement;

•
take any action which is subject to the Rating Agency Condition without satisfying the Rating Agency Condition;

•
except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in the Indenture; or

•
issue any environmental trust bonds under the Statute or any similar law, other than the ETBs offered hereby.

The Issuing Entity may not engage in any business other than financing, purchasing, owning, administering, managing and servicing the Environmental Control Property and the other collateral and the issuance of the ETBs in the manner contemplated by the Financing Order, the Indenture and the Basic Documents and certain related activities incidental thereto.
The Issuing Entity will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the ETBs and any other indebtedness expressly permitted by or arising under the Basic Documents. Also, the Issuing Entity will not, except as contemplated by the ETBs or the Basic Documents, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person. The Issuing Entity will not, except for the acquisition of Environmental Control Property as contemplated by the ETBs and the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
Except for the release to Wisconsin Electric of funds as described under “Security for the ETBs — How Funds in the Collection Account will be Allocated”, the Issuing Entity, directly or indirectly, will not (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or similar security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no event of default shall have occurred and be continuing or would be caused thereby, the Issuing Entity may make, or cause to be made, any such distributions to any owner of an interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or similar security in or of the Issuing Entity using the Return on Invested Capital then due and payable to the extent that such distributions would not cause the balance of the Capital Subaccount to decline below the Required Capital Level. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Indenture and the other Basic Documents.
Events of Default; Rights Upon Event of Default
An event of default with respect to the ETBs is defined in the Indenture as any one of the following events:
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default for five Business Days in the payment of any interest on any ETB;

•
default in the payment of the then unpaid principal of any ETB on the Final Maturity Date;

•
a default in the observance or performance of any of the Issuing Entity’s covenants or agreements made in the Indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice (by registered or certified mail) of the default is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of at least 25% of the aggregate outstanding principal amount of the ETBs or (ii) the date that the Issuing Entity had actual knowledge of the default;

•
any representation or warranty made by the Issuing Entity in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given (by registered or certified mail) to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of at least 25% of the aggregate outstanding principal amount of the ETBs or (ii) the date that the Issuing Entity had actual knowledge of the default;

•
certain events of bankruptcy, insolvency, receivership or liquidation; or

•
any act or failure to act by the State of Wisconsin or any of its agencies (including the PSCW), officers or employees which violates the State Pledge or is not in accordance with the State Pledge.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the ETBs, the Indenture Trustee or the holders representing not less than a majority of the aggregate outstanding principal amount of the ETBs may declare the unpaid principal of the ETBs and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of the Issuing Entity’s business will result in payment of principal upon an acceleration of the ETBs being made as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Environmental Control Property — Foreclosure of the Indenture Trustee’s lien on the Environmental Control Property for the ETBs might not be practical, and acceleration of the ETBs before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the ETBs because the source of funds for payment is limited” in this prospectus.
The holders of not less than a majority of the aggregate outstanding principal amount of the ETBs may rescind and annul that declaration under certain circumstances set forth in the Indenture. Additionally, the Indenture Trustee may exercise all of the Issuing Entity’s rights, remedies, powers, privileges and claims against the Seller, the Administrator or the Servicer under or in connection with the Sale Agreement, the Administration Agreement or the Servicing Agreement. If an event of default as specified in the sixth bullet above has occurred, the Servicer will be obligated to institute (and the Indenture Trustee, for the benefit of the bondholders, shall be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the Servicer and the Indenture Trustee may prosecute any suit, action or proceeding to final judgment or decree. The Servicer will be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the Servicer will be required, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, to bill and collect the Environmental Control Charges, perform True-Up Adjustments and discharge its obligations under the Servicing Agreement. The costs of any such actions shall be an operating expense of the Issuing Entity payable from the Environmental Control Charges. In the event the Seller is not the Servicer and such costs are not recovered as an operating expense of the Issuing Entity, the costs of any such action would be payable by the Seller pursuant to the Sale Agreement. Except for an event of default specified in the first two bullet points above, the Indenture Trustee will not be deemed to have knowledge of any event of default or a breach of representation or warranty unless a responsible officer of the Indenture Trustee has actual knowledge of the default or the Indenture Trustee has received written notice of the default in accordance with the Indenture.
If the ETBs have been declared due and payable following an event of default, the Indenture Trustee may elect to have the Issuing Entity maintain possession of all or a portion of the Environmental Control Property and continue to apply Environmental Control Charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the Environmental Control Property following a foreclosure, in light of the event of default, the unique nature of the Environmental Control Property as an asset and other factors discussed in this prospectus. In addition, the Indenture Trustee is prohibited from selling the Environmental Control Property following an event of default, other than a default in the payment of any principal or a default for five Business Days or more in the payment of any interest on any ETB, which requires the direction of holders of a majority of the aggregate outstanding principal amount of the ETBs, unless:
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the holders of all of the outstanding ETBs consent to the sale;

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the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest outstanding on the ETBs; or

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the Indenture Trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the ETBs as those payments would have become due if the ETBs had not been declared due and payable, and the Indenture Trustee obtains the written consent of the holders of at least 66 2/3 percent of the aggregate outstanding principal amount of the ETBs.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee (please read “Description of the Indenture Trustee” in this prospectus), if an event of default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the ETBs at the request or direction of any of the holders of ETBs if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the Indenture (please read “Description of the Indenture Trustee” in this prospectus). Subject to the provisions for indemnification and certain limitations contained in the Indenture:
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the holders of not less than a majority of the aggregate outstanding principal amount of the ETBs will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee; and

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the holders of not less than a majority of the aggregate outstanding principal amount of the ETBs may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the consent of all of the holders of the outstanding ETBs.

No holder of any ETB will have the right to institute any proceeding, to avail itself of any remedies provided in the Statute or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or indenture trustee, or for any other remedy under the Indenture, unless:

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the holder previously has given to the Indenture Trustee written notice of a continuing event of default;

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the holders of not less than a majority of the aggregate outstanding principal amount of the ETBs have made written request of the Indenture Trustee to institute the proceeding in its own name as Indenture Trustee;

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the holder or holders have offered the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

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the Indenture Trustee for 60 days after receipt of the notice set forth above and the request and offer of indemnity, has failed to institute the proceeding; and

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no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority of the aggregate outstanding principal amount of the ETBs.

In addition, the Indenture Trustee and the Servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date which is one year and one day after the termination of the Indenture, institute against the Issuing Entity or against the Issuing Entity’s managers or member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a court of competent jurisdiction to order sequestration and payment of revenues arising with respect to the Environmental Control Property.
Neither any manager nor the Indenture Trustee in its individual capacity, nor any holder of any ownership interest in the Issuing Entity, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the ETBs or for the Issuing Entity’s agreements contained in the Indenture.
Actions by Bondholders
Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding principal amount of the ETBs will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee under the Indenture; provided, that:
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the direction is not in conflict with any rule of law or with the Indenture or the Series Supplement and would not involve the Indenture Trustee in personal liability or expense;

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subject to the other conditions described above under “— Events of Default; Rights Upon Event of Default”, the consent of 100% of the bondholders is required to direct the Indenture Trustee to sell or liquidate the collateral (other than event of default for failure to pay interest or principal at maturity);

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if the Indenture Trustee elects to retain the collateral in accordance with the Indenture, then any direction to the Indenture Trustee by less than 100% of the bondholders will be of no force and effect; and

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the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with the direction.

In circumstances under which the Indenture Trustee is required to seek instructions from the holders of the ETBs with respect to any action or vote, the Indenture Trustee will take the action or vote for or against any proposal in proportion to the principal amount of the ETBs taking the corresponding position. Notwithstanding the foregoing, the Indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its ETBs which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its ETBs on the Final Maturity Date therefor.
Resignation or Removal of Indenture Trustee
The Indenture Trustee (or any other Eligible Institution (as defined herein) in any capacity under the Indenture) may resign at any time upon 30 days’ prior written notice to the Issuing Entity. The holders of a majority of the aggregate outstanding principal amount of the ETBs then outstanding may remove the Indenture Trustee (or any other Eligible Institution in any capacity under the Indenture) with 30 days’ prior written notice by so notifying the Indenture Trustee (or such other Eligible Institution) and may appoint a successor Indenture Trustee (or successor Eligible Institution in the applicable capacity). The Issuing Entity will remove the Indenture Trustee if the Indenture Trustee:
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ceases to be eligible under the Trust Indenture Act;

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ceases to satisfy certain credit standards set forth in the Indenture;

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becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the Indenture Trustee or its property;

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becomes incapable of acting; or

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fails to provide to the Issuing Entity certain information it reasonably requests that is necessary for the Issuing Entity to satisfy its reporting obligations under the securities laws.

The Indenture requires that the Indenture Trustee have (i) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and (ii) a long-term debt rating from Moody’s in one of its generic rating categories that signifies investment grade and a long-term debt rating from S&P of at least “A.” If the Indenture Trustee resigns or is removed or a vacancy exists in the office of Indenture Trustee for any reason, the Issuing Entity will be obligated promptly to appoint a successor Indenture Trustee eligible under the Indenture, and notice of such appointment is required to be promptly given to each Rating Agency by the successor Indenture Trustee. If any person (other than the Indenture Trustee) acting in any capacity under the Indenture as an Eligible Institution is removed, fails to constitute an Eligible Institution or if a vacancy exists in any such capacity for any reason, the Issuing Entity will promptly appoint a successor to such capacity that constitutes an Eligible Institution, No resignation or removal of the Indenture Trustee (or any other person acting as an Eligible Institution) will become effective until acceptance of the appointment by a successor Indenture Trustee (or successor Eligible Institution). The Issuing Entity is responsible for payment of the expenses associated with any such removal or resignation.
Limitation on Liability of the Indenture Trustee
The Indenture Trustee shall not be liable for (a) any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith and (b) special, indirect, punitive or consequential damages, except for its own willful misconduct, negligence or bad faith. The Indenture Trustee shall not be required to take any action it is directed to take under the Indenture if the Indenture Trustee determines in good faith that the action so directed is inconsistent with the Indenture, any other Basic Document or applicable law, or would involve the Indenture Trustee in personal liability. In no event shall the Indenture Trustee be liable for failure to perform its duties under the Indenture if such failure is a direct result of another party’s failure to perform its obligations thereunder. Any discretion, permissive right or privilege of the Indenture Trustee under the Indenture shall not be deemed to be or otherwise construed as a duty or obligation. The Indenture Trustee’s receipt of publicly available reports under the Indenture shall not constitute notice of any information contained therein or determinable therefrom, including but not limited to a party’s compliance with covenants under the Indenture.
The Indenture Trustee shall not be deemed to have notice or knowledge of any default or event of default unless a responsible officer of the Indenture Trustee has actual knowledge thereof or the Indenture Trustee has received written notice thereof pursuant to the Indenture.
The Indenture Trustee shall not be responsible for, and does not make any representation (subject to certain exceptions) with respect to, the following:
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the validity or adequacy of the Indenture or the ETBs;

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the Issuing Entity’s use of the proceeds from the ETBs;

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any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the ETBs or in the ETBs other than the Indenture Trustee’s certificate of authentication;

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the form, character, genuineness, sufficiency, value or validity of any of the collateral or for or in respect of the ETBs (other than the certificate of authentication for the ETBs) or the Basic Documents;

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any liability, duty or obligation to any bondholder, other than as expressly provided in the Indenture or the applicable Basic Document; or

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any default or misconduct of the Issuing Entity, the Seller or the Servicer under the Basic Documents or otherwise.

Indemnification of the Indenture Trustee by the Issuing Entity
The Issuing Entity shall indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents (each an Indemnified Person) against any and all cost, damage, loss, liability, tax or expense (including reasonable attorneys’ fees and expenses, the fees of experts and agents and any reasonable extraordinary out-of-pocket expenses) incurred by it in connection with the administration and the enforcement of the Indenture, the Series Supplement and the other Basic Documents.
The Issuing Entity shall not be required to indemnify an Indemnified Person for any amount paid by such Indemnified Person in the settlement of any action, proceeding or investigation without the prior written consent of the Issuing Entity which consent shall not be unreasonably withheld.
With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought, the Issuing Entity shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Issuing Entity shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person except as set forth below); provided that such Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Issuing Entity’s election to assume the defense of any action, proceeding or investigation, such Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Issuing Entity shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Issuing Entity and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuing Entity, (ii) the Issuing Entity shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iii) the Issuing Entity shall authorize the Indemnified Person to employ separate counsel at the expense of the Issuing Entity. Notwithstanding the foregoing, the Issuing Entity shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Person other than one local counsel, if appropriate. The Issuing Entity need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indemnified Person’s own willful misconduct, negligence or bad faith.
Annual Report of Indenture Trustee
If required by the Trust Indenture Act, the Indenture Trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:
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the Indenture Trustee’s eligibility and qualification to continue as the Indenture Trustee under the Indenture;

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any amounts advanced by it under the Indenture;

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the amount, interest rate and maturity date of specific indebtedness owing by the Issuing Entity to the Indenture Trustee in the Indenture Trustee’s individual capacity;

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the property and funds physically held by the Indenture Trustee; and

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any action taken by it that materially affects the ETBs and that has not been previously reported.

Annual Compliance Statement
The Issuing Entity will file annually with the Indenture Trustee and the Rating Agencies a written statement as to whether the Issuing Entity has fulfilled its obligations under the Indenture.

Satisfaction and Discharge of Indenture
The Indenture will cease to be of further effect with respect to the ETBs and the Indenture Trustee, on the Issuing Entity’s reasonable written demand and at the Issuing Entity’s expense, will execute instruments acknowledging satisfaction and discharge of the Indenture with respect to the ETBs, when:
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either (a) all ETBs that have already been authenticated or delivered, with certain exceptions set forth in the Indenture, have been delivered to the Indenture Trustee for cancellation or (b) either the Scheduled Final Payment Date for ETBs not delivered for cancellation has occurred or will occur within one year and the Issuing Entity has irrevocably deposited or cause to be deposited in trust with the Indenture Trustee cash and/or U.S. government obligations that through the scheduled payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premiums, if any, on the ETBs and ongoing transaction costs and all other sums payable by the Issuing Entity with respect to the ETBs when scheduled to be paid and to discharge the entire indebtedness on such ETBs when due;

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the Issuing Entity has paid all other sums payable by it under the Indenture with respect to the ETBs; and

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the Issuing Entity has delivered to the Indenture Trustee an officer’s certificate, an opinion of the Issuing Entity’s external counsel, and, if required by the Trust Indenture Act or the Indenture Trustee, a certificate from a firm of independent registered public accountants, each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

The Issuing Entity’s Legal and Covenant Defeasance Options
The Issuing Entity may, at any time, terminate all of its obligations under the Indenture, referred to herein as the Legal Defeasance Option, or terminate its obligations to comply with some of the covenants in the Indenture, including some of the covenants described under “— Issuing Entity’s Covenants”, referred to herein as the Issuing Entity’s Covenant Defeasance Option.
The Issuing Entity may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option. If the Issuing Entity exercises the Legal Defeasance Option, the ETBs will be entitled to payment only from the funds or other obligations set aside under the Indenture for payment thereof as described below. The ETBs will not be subject to payment through acceleration prior to the Scheduled Final Payment Date. If the Issuing Entity exercises the Legal Defeasance Option, the maturity of the ETBs may not be accelerated because of an event of default. If the Issuing Entity exercises the Covenant Defeasance Option, the maturity of the ETBs may not be accelerated because of an event of default relating to a default in the observance or performance in any material respect of any of the Issuing Entity’s covenants or agreements made in the Indenture (other than default relating to nonpayment of principal and interest on any ETB).
The Indenture provides that the Issuing Entity may exercise its Legal Defeasance Option or its Covenant Defeasance Option of ETBs only if:
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the Issuing Entity irrevocably deposits or causes to be irrevocably deposited in trust with the Indenture Trustee cash and/or U.S. government obligations that through the scheduled payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the ETBs and all other sums payable by the Issuing Entity under the Indenture with respect to the ETBs when scheduled to be paid and to discharge the entire indebtedness on the ETBs when due;

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the Issuing Entity delivers to the Indenture Trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal of and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) to pay in respect of the ETBs:

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ongoing transaction costs and all other sums payable by the Issuing Entity under the Indenture with respect to the ETBs;

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in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of the Issuing Entity’s bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

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no default has occurred and is continuing on the day of such deposit and after giving effect thereto;

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in the case of the Legal Defeasance Option, the Issuing Entity delivers to the Indenture Trustee an opinion of the Issuing Entity’s external counsel stating that the Issuing Entity has received from, or there has been published by, the IRS a ruling, or since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, and in either case confirming that the bondholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the Legal Defeasance Option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

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in the case of the Covenant Defeasance Option, the Issuing Entity delivers to the Indenture Trustee an opinion of the Issuing Entity’s external counsel to the effect that the bondholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the Covenant Defeasance Option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

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the Issuing Entity delivers to the Indenture Trustee a certificate of one of the Issuing Entity’s officers and an opinion of the Issuing Entity’s counsel, each stating that all conditions precedent to the satisfaction and discharge of the ETBs to the extent contemplated by the applicable provisions of the Indenture have been complied with;

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the Issuing Entity delivers to the Indenture Trustee an opinion of external counsel of the Issuing Entity to the effect that: in a case under the Bankruptcy Code in which Wisconsin Electric (or any of its Affiliates, other than the Issuing Entity) is the debtor, the court would hold that the deposited moneys or U.S. government obligations would not be in the bankruptcy estate of Wisconsin Electric (or any of its Affiliates, other than the Issuing Entity, that deposited the moneys or U.S. government obligations); and in the event Wisconsin Electric (or any of its Affiliates, other than the Issuing Entity, that deposited the moneys or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Wisconsin Electric (or any of its Affiliates, other than the Issuing Entity, that deposited the moneys or U.S. government obligations) and the Issuing Entity so as to order substantive consolidation under the Bankruptcy Code of the Issuing Entity’s assets and liabilities with the assets and liabilities of Wisconsin Electric or such other Affiliate; and

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the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

No Recourse to Others
No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity or the Indenture Trustee on the ETBs or under the Indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (a) any owner of a membership interest in the Issuing Entity (including Wisconsin Electric) or (b) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the managers of or any owner of a membership interest in the Issuing Entity (including Wisconsin Electric) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing.
Notwithstanding any provision of the Indenture or the Series Supplement to the contrary, bondholders shall look only to the collateral with respect to any amounts due to the bondholders under the Indenture, the Series Supplement and the ETBs, and, in the event such collateral is insufficient to pay in full the amounts owed on the ETBs, shall have no recourse against the Issuing Entity in respect of such insufficiency. Each bondholder by accepting an ETB specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of ETBs.

DESCRIPTION OF THE INDENTURE TRUSTEE
U.S. Bank National Association (U.S. Bank), a national banking association, will act as Indenture Trustee, paying agent and registrar for the ETBs. U.S. Bancorp, with total assets exceeding $554 billion as of December 31, 2020, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2020, U.S. Bancorp served approximately 18 million customers and operated over 2,400 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.
U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 Domestic and 2 International cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.
U.S. Bank has provided corporate trust services since 1924. As of December 31, 2020, U.S. Bank was acting as trustee with respect to over 107,000 issuances of securities with an aggregate outstanding principal balance of over $4.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
The Indenture Trustee shall make each monthly statement available to the bondholders via the Indenture Trustee’s internet website at https://pivot.usbank.com. Bondholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.
U.S. Bank serves or has served as trustee, paying agent and registrar on several issues of rate-payer backed securities.
In the last several years, U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (RMBS) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.
U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.
On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the DSTs) that issued securities backed by student loans (the Student Loans) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the NCMSLT Action). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.
U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On

January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.
U.S. Bank denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.
The Indenture Trustee (or any other Eligible Institution in any capacity under the Indenture) may resign at any time upon 30 days’ prior written notice to the Issuing Entity. The holders of a majority of aggregate outstanding principal amount of the ETBs may remove the Indenture Trustee (or any other Eligible Institution in any capacity under the Indenture) upon 30 days’ prior written notice to the Indenture Trustee (or such other Eligible Institution) and may appoint a successor Indenture Trustee (or successor Eligible Institution in the applicable capacity). The Issuing Entity will remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue in this capacity under the Indenture, the Indenture Trustee becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent, a receiver, other public officer takes charge of the Indenture Trustee or its property, the Indenture Trustee becomes incapable of acting or the Indenture Trustee fails to provide to the Issuing Entity any information pertaining to the Indenture Trustee it reasonably requests which is necessary for the Issuing Entity to satisfy its reporting obligations under the federal securities laws. The Issuing Entity will remove any person (other than the Indenture Trustee) acting in any capacity under the Indenture that fails to constitute an Eligible Institution with 30 day’s prior notice. If the Indenture Trustee resigns or is removed or a vacancy exists in the office of Indenture Trustee for any reason, the Issuing Entity will be obligated promptly to appoint a successor Indenture Trustee eligible under the Indenture and notice of such appointment is required to be promptly given to each Rating Agency by the successor Indenture Trustee. If any person (other than the Indenture Trustee) acting in any capacity under the Indenture as an Eligible Institution is removed, fails to constitute an Eligible Institution or if a vacancy exists in any such capacity for any reason, the Issuing Entity will promptly appoint a successor to such capacity that constitutes an Eligible Institution. No resignation or removal of the Indenture Trustee (or any other person acting as an Eligible Institution) will become effective until acceptance of the appointment by a successor Indenture Trustee (or a successor Eligible Institution). The Issuing Entity is responsible for payment of the expenses associated with any such removal or resignation.
The Indenture Trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long-term debt rating of “Baa3” or better by Moody’s and “BBB−” or better by S&P. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor Indenture Trustee.
The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under the Indenture; provided that its conduct does not constitute willful misconduct, negligence or bad faith. The Issuing Entity has agreed to indemnify and hold harmless the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses, the fees of experts and agents and the reasonable fees, expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification) incurred by it in connection with the administration and enforcement of the Indenture, the Series Supplement and the other Basic Documents and the performance of its duties under the Indenture and its obligations under or pursuant to the Indenture, the Series Supplement and the other Basic Documents, provided that the Issuing Entity is not required to pay any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith, and subject to the written consent of the Issuing Entity and certain other requirements in the case of the settlement of any action, proceeding or investigation.

SECURITY FOR THE ETBs
General
The ETBs issued under the Indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the Environmental Control Property and the other collateral as provided in the Indenture. If and to the extent the Environmental Control Property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the ETBs, then the bondholders will generally have no claim in respect of such insufficiency against the Issuing Entity or any other Person. By the acceptance of the ETBs, the bondholders waive any such claim.
Pledge of Collateral
To secure the payment of principal of and interest on the ETBs, the Issuing Entity will grant to the Indenture Trustee a security interest in all of the Issuing Entity’s right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:
•
the Environmental Control Property and all related Environmental Control Charges;

•
the Issuing Entity’s rights under the statutory True-Up Adjustment mechanism;

•
the Issuing Entity’s rights under the Sale Agreement pursuant to which the Issuing Entity will acquire the Environmental Control Property, and under the Bill of Sale delivered by Wisconsin Electric pursuant to the Sale Agreement;

•
the Issuing Entity’s rights under the Administration Agreement;

•
the Collection Account for the ETBs and all subaccounts of the Collection Account, and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

•
all of the Issuing Entity’s other property related to the ETBs, other than any cash released to the Issuing Entity on any Payment Date from the Capital Subaccount for payment of the Return on Invested Capital to Wisconsin Electric;

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

•
all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:
•
amounts released to the Issuing Entity from the Capital Subaccount for payment of the Return on Invested Capital to Wisconsin Electric;

•
amounts deposited in the Capital Subaccount or any other subaccount that have been released to the Issuing Entity following retirement of the ETBs; and

•
amounts deposited with the Issuing Entity on the issuance date for payment of costs of issuance with respect to the ETBs (together with any investment earnings thereon).

We refer to the foregoing assets in which the Issuing Entity, as assignee of the Seller, will grant the Indenture Trustee a security interest as the collateral.
Security Interest in the Collateral
Section 196.027(5)(b) of the Statute provides the creation, perfection, and enforcement of a security interest in the Environmental Control Property securing the ETBs are governed by the UCC. Notwithstanding the UCC with regards to creating, perfecting, and enforcing a valid security interest in the Environmental Control Property, all of the following shall apply:
•
A description of the Environmental Control Property is sufficient if the description refers to the Statute and the Financing Order;

•
A security interest is created, valid, binding and perfected at the time a security agreement is made and attaches with any physical delivery of collateral or other act. The filing or recording of a financing statement or instrument is not required;

•
A security interest in the Environmental Control Property is continuously perfected and has priority over any other lien created by operation of law or otherwise, which subsequently attaches to the Environmental Control Property;

•
The priority of the security interest in the Environmental Control Property is not affected by the commingling of proceeds arising from the Environmental Control Property with other amounts; and

•
Any changes the PSCW makes to the Financing Order do not affect the validity, perfection, or priority of the security interest in the Environmental Control Property.

Description of Indenture Accounts
Collection Account
Pursuant to the Indenture, the Issuing Entity will establish a segregated trust account in the name of the Indenture Trustee with an Eligible Institution for the ETBs called the Collection Account. The Collection Account will be under the sole dominion and exclusive control of the Indenture Trustee. The Indenture Trustee will hold the Collection Account for the Issuing Entity’s benefit as well as for the benefit of the bondholders. The Collection Account will consist of three subaccounts: a General Subaccount, an Excess Funds Subaccount and a Capital Subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the Indenture Trustee as separate accounts that will be recognized individually as subaccounts and collectively as the Collection Account. All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references in this prospectus to the Collection Account include the Collection Account and each of the subaccounts contained therein.
The following institutions are eligible institutions for the establishment of the Collection Account (Eligible Institutions):
•
the corporate trust department of the Indenture Trustee, so long as any of the securities of the Indenture Trustee have (i) either a short-term credit rating from Moody’s and Fitch of at least “P-1” and “F1”, respectively, or a long-term unsecured debt rating from Moody’s and Fitch of at least “A2” and “A”, respectively, and (ii) a credit rating from S&P of at least “A”; or

•
a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA−” or higher by S&P, “A2” or higher by Moody’s and “A” or higher by Fitch, or (B) a short-term issuer rating of “A-1” or higher by S&P, “P-1” or higher by Moody’s and “F1” or higher by Fitch, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

Eligible Investments for Funds in the Collection Account
Funds in the Collection Account may be invested only in such investments (Eligible Investments) as meet the criteria described below and which mature on or before the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable:
(a)
direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)
demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated as least “A-1”, “P-1” and “F1” or their equivalents by each of S&P, Moody’s and Fitch, or such lower rating as will not result in the downgrading or withdrawal of the ETBs;

(c)
commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper issued by Wisconsin Electric or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of at least “A-1”, “P-1” and “F1” or their equivalents by each of S&P, Moody’s and Fitch or such lower rating as will not result in the downgrading or withdrawal of the ratings of the ETBs;

(d)
investments in money market funds which have a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor) from Moody’s, S&P and Fitch;

(e)
repurchase obligations with respect to any security that is a direct obligations of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with Eligible Institutions; and

(f)
repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria.

Notwithstanding the foregoing: (1) no securities or investments which mature in 30 days or more will be Eligible Investments unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s and has at least a debt rating of “F1+” or “AA-” from Fitch; (2) no securities or investments described in bullet points (b) through (d) above which have maturities of more than 30 days but less than or equal to 3 months will be Eligible Investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in bullet points (b) through (d) above which have maturities of more than 3 months will be Eligible Investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in bullet points (b) through (d) above which have a maturity of 60 days or less will be Eligible Investments unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in bullet points (b) through (d) above which have a maturity of more than 60 days will be Eligible Investments unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.
The Indenture Trustee will have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with the Indenture. The Servicer will select the eligible investments in which funds will be invested, unless otherwise directed by the Issuing Entity.
The Servicer will remit collections of the Environmental Control Charges to the Collection Account in the manner described under “The Servicing Agreement — Remittances to Collection Account” in this prospectus.
General Subaccount
The General Subaccount will hold all funds held in the Collection Account that are not held in the other two subaccounts. The Servicer will remit all collections of Environmental Control Charges to the General Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the General Subaccount to pay the Issuing Entity’s expenses and to pay interest and make scheduled payments on the ETBs, and to make other payments and transfers in accordance with the terms of the Indenture. Funds in the General Subaccount will be invested in the eligible investments described above.
Excess Funds Subaccount
The Indenture Trustee, at the direction of the Servicer, will allocate to the Excess Funds Subaccount any amounts on deposit in the General Subaccount available with respect to any Payment Date in excess of amounts necessary to make the payments specified in the Indenture on such Payment Date. The Excess Funds Subaccount will also hold all investment earnings on the Collection Account (other than investment earnings on the Capital Subaccount) in excess of such amounts.

Capital Subaccount
In connection with the issuance of the ETBs, the Seller, in its capacity as the sole member of the Issuing Entity, will contribute capital to the Issuing Entity in an amount equal to the Required Capital Level, which will be equal to 0.50% of the initial principal amount of the ETBs issued. This amount will be funded by the Seller and not from the proceeds of the sale of the ETBs, and will be deposited into the Capital Subaccount on the issuance date. In the event that amounts on deposit in the General Subaccount and the Excess Funds Subaccount are insufficient to make scheduled payments of principal of and interest on the ETBs and payments of fees and expenses contemplated by the first eight clauses under “— How Funds in the Collection Account will be Allocated” below, the Indenture Trustee will draw on amounts in the Capital Subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the Capital Subaccount. In the event of any such withdrawal, collections of Environmental Control Charges available on any subsequent Payment Date that are not necessary to pay scheduled payments of principal of and interest on the ETBs and payments of fees and expenses will be used to replenish any amounts drawn from the Capital Subaccount. If the ETBs have been retired as of any Payment Date, the amounts on deposit in the Capital Subaccount (including any accrued but unpaid Return on Invested Capital payable to Wisconsin Electric) and the Excess Funds Subaccount, if any, will be released to the Issuing Entity, free of the lien of the Indenture and the Series Supplement.
How Funds in the Collection Account will be Allocated
On each Payment Date, the Indenture Trustee will, with respect to the ETBs, pay or allocate, solely at the written direction of the Servicer, all amounts on deposit in the Collection Account (including all investment earnings thereon) in the following priority:
(1)
all amounts owed by the Issuing Entity to the Indenture Trustee (including legal fees and expenses and outstanding indemnity amounts) shall be paid to the Indenture Trustee in an amount not to exceed $50,000 per Payment Date;

(2)
the servicing fee with respect to such Payment Date and all unpaid servicing fees for prior Payment Dates shall be paid to the Servicer;

(3)
the administration fee for such Payment Date shall be paid to the Administrator and the independent manager fee for such Payment Date shall be paid to the independent manager, and in each case with any unpaid administration fees or independent manager fees from prior Payment Dates;

(4)
all other ordinary and periodic operating expenses of the Issuing Entity for such Payment Date not described above shall be paid to the parties to which such operating expenses are owed;

(5)
interest due on the ETBs for such Payment Date, including any overdue interest with respect to the ETBs, shall be paid to the holders of ETBs;

(6)
principal due and payable on the ETBs as a result of an acceleration upon an event of default or on the Final Maturity Date of the ETBs shall be paid to the holders of ETBs;

(7)
scheduled principal payments on the ETBs for such Payment Date in accordance with the expected amortization schedule included in this prospectus, including any overdue payments of scheduled principal, shall be paid to the holders of ETBs, pro rata if there is a deficiency;

(8)
any other unpaid operating expenses (including fees, expenses and indemnity amounts owed to the Indenture Trustee but unpaid due to the limitation in clause (1) above) and any remaining amounts owed pursuant to the Basic Documents shall be paid to the parties to which such operating expenses or remaining amounts are owed;

(9)
replenishment of the amount, if any, by which the Required Capital Level (0.50% of the initial principal amount of ETBs issued) exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

(10)
the Return on Invested Capital then due and payable, and any related taxes thereon, shall be paid to Wisconsin Electric;

(11)
the balance, if any, shall be allocated to the Excess Funds Subaccount for distribution on subsequent Payment Dates; and

(12)
after the principal of and premium, if any, and interest on all of the ETBs, and all of the other foregoing amounts have been paid in full, including, without limitation, amounts due and payable to the Indenture Trustee under the Indenture, the balance (including all amounts then held in the Capital Subaccount and the Excess Funds Subaccount), if any, shall be paid to the Issuing Entity, free from the lien of the Indenture.

If on any Payment Date, or, for any amounts payable under clauses (1) through (4) above, on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (1) through (8) above, the Indenture Trustee shall (i) first, draw from amounts on deposit in the Excess Funds Subaccount, and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (1) through (8) above. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clause (9) above, the Indenture Trustee shall draw any amounts on deposit in the Excess Funds Subaccount to make such allocations to the Capital Subaccount.
On any Business Day upon which the Indenture Trustee receives a written request from the Administrator stating that any operating expense payable by the Issuing Entity pursuant to clause (1) through (4) above will become due and payable prior to the next Payment Date, and setting forth the amount and nature of such operating expense, as well as any supporting documentation that the Indenture Trustee may reasonably request, the Indenture Trustee, upon receipt of such information, will make payment of such operating expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Excess Funds Subaccount and the Capital Subaccount, in that order, and only to the extent required to make such payment.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
FOR THE ETBs
Weighted Average Life Sensitivity
Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on the ETBs, the aggregate amount of each interest payment on the ETBs and the actual final payment date of ETBs will depend primarily on the timing of receipt of collected Environmental Control Charges by the Indenture Trustee and the application of the True-Up Adjustments. The aggregate amount of collected Environmental Control Charges will depend, in part, on actual electricity usage and demand and the rate of delinquencies and write-offs. The Environmental Control Charges are required to be adjusted from time to time based in part on the actual rate of Environmental Control Charge collections. However, the Issuing Entity can give no assurance that the Servicer will be able to accurately forecast actual electricity usage and demand and the rate of delinquencies and write-offs or implement adjustments to the Environmental Control Charges that will cause Environmental Control Charge collections to be received at any particular rate. Please read “Risk Factors — Risk Associated with Servicing — Inaccurate Consumption or Collection Forecasting Might Reduce Scheduled Payments on the ETBs” and “The Servicing Agreement — True-Up Adjustment Process.” Changes in the expected weighted average lives of the ETBs in relation to variances in actual energy consumption levels (electric sales) from forecast levels are shown below.
The ETBs may be retired later than expected. Except in the event of an acceleration of the expected amortization schedule of the ETBs after an event of default, however, the ETBs will not be paid at a rate faster than that contemplated in the expected amortization schedule even if the receipt of Environmental Control Charge collections is accelerated. Instead, receipts in excess of the amounts necessary to amortize the ETBs in accordance with the expected amortization schedule to pay interest and ongoing other transaction costs and any other related fees and expenses and to fund deficiencies in the Capital Subaccount of the Collection Account will be allocated to the Excess Funds Subaccount. Amounts on deposit in the Excess Funds Subaccount will be taken into consideration in calculating the next True-Up Adjustment. Acceleration of the ETBs after an event of default in accordance with the terms thereof may result in payment of principal earlier than the Scheduled Final Payment Date. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the ETBs is received in later years, the ETBs may have a longer weighted average life.
Weighted Average Life Sensitivity
	Expected Weighted Average Life (yrs)	–5% (3.21 Standard Deviations from Mean)		–15% (9.46 Standard Deviations from Mean)
Tranche		Weighted Average Life (yrs)	Change (Days)	Weighted Average Life (yrs)	Change (Days)
Tranche A	6.81	6.81	0	6.86	21
Assumptions
For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) in relation to the initial forecast, the forecast error stays constant over the life of the ETBs and is equal to an overestimate of electricity consumption of 5% (3.21 standard deviations from mean) or 15% (9.46 standard deviations from mean); (ii) the Servicer makes timely and accurate filings to make a True-Up Adjustment to the Environmental Control Charges semi-annually; (iii) customer charge-off rates are held constant at 0.73% for all classes of customers; (iv) days sales outstanding are based upon historical averages; (v) all Environmental Control Charges are remitted 29 days after such charges are billed; (vi) operating expenses are equal to projections; (vii) there is no acceleration of the Final Maturity Date of the ETBs; (viii) a permanent loss of all customers has not occurred; and (ix) the issuance date of the ETBs is May 12, 2021. There can be no assurance that the weighted average lives of the ETBs will be as shown.

THE SALE AGREEMENT
The following summary describes particular material terms and provisions of the Sale Agreement pursuant to which the Issuing Entity will purchase Environmental Control Property from the Seller. We have filed the form of the Sale Agreement as an exhibit to the registration statement of which this prospectus forms a part.
Sale and Assignment of Environmental Control Property
On the issuance date, the Seller will sell to the Issuing Entity, without recourse, its entire right, title and interest in, to and under the Environmental Control Property. The Environmental Control Property will include the right to impose, collect and receive Environmental Control Charges in an amount necessary to provide for recovery of the principal of and interest on the ETBs and other financing costs, the right to obtain True-Up Adjustments of the Environmental Control Charges as provided in the Financing Order and the Statute, and all revenues or other proceeds arising from those rights and interests. The Issuing Entity will finance the purchase of the Environmental Control Property through the issuance of the ETBs.
Pursuant to the Statute, the Sale Agreement provides that the sale of the Environmental Control Property shall be treated as a sale and absolute transfer of the Environmental Control Property, and not a pledge of or secured transaction relating to, the Seller’s right, title, and interest in, to and under the Environmental Control Property, and the Environmental Control Property will not be subject to any claims of the Seller or the Seller’s creditors, other than creditors holding a prior security interest in the Environmental Control Property perfected properly under the Statute.
Conditions to the Sale of the Environmental Control Property
The Issuing Entity’s obligation to purchase and the Seller’s obligation to sell the Environmental Control Property on the issuance date is subject to the satisfaction of each of the following conditions:
•
on or prior to the issuance date, the Seller must deliver to the Issuing Entity a duly executed Bill of Sale identifying the Environmental Control Property to be transferred on that date;

•
on or prior to the issuance date, the Seller must have received the Financing Order from the PSCW creating the Environmental Control Property;

•
as of the issuance date, the Seller may not be insolvent and may not be made insolvent by the sale of the Environmental Control Property to the Issuing Entity, and the Seller may not be aware of any pending insolvency with respect to itself;

•
as of the issuance date, the representations and warranties of the Seller in the Sale Agreement must be true and correct with the same force and effect as if made on that date (except to the extent they relate to an earlier date); on and as of the issuance date the Seller may not have breached any of its covenants or agreements contained in the Sale Agreement, and the Servicer may not be in default under the Servicing Agreement;

•
as of the issuance date, the Issuing Entity must have sufficient funds available to pay the purchase price for Environmental Control Property to be transferred on the issuance date and all conditions to the issuance of the ETBs intended to provide the funds to purchase that Environmental Control Property set forth in the Indenture must have been satisfied or waived;

•
on or prior to the issuance date, the Seller must have taken all action required to transfer ownership of Environmental Control Property to be transferred to the Issuing Entity on the issuance date, free and clear of all liens other than liens created by the Issuing Entity pursuant to the Basic Documents and to perfect such transfer including, without limitation, filing any statements or filings under the Statute and the applicable UCC;

•
the Seller must deliver to the Rating Agencies and the Issuing Entity any opinions of counsel required by the Rating Agencies;

•
the Seller must receive and deliver to the Issuing Entity and the Indenture Trustee an opinion or opinions of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuing Entity and the underwriters) to the effect that: (i) the Issuing Entity will not be subject to U.S. federal income tax as an entity separate from its sole owner and that the ETBs will be treated as debt of the Issuing Entity’s sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the Seller will not be treated as recognizing gross income upon the issuance of the ETBs;
•
on and as of the issuance date, each of the LLC Agreement, the Servicing Agreement, the Sale Agreement, the Indenture, the Statute and the Financing Order must be in full force and effect;

•
as of the issuance date, the ETBs shall have received a rating or ratings required by the Financing Order;

•
the Seller must deliver to the Issuing Entity and the Indenture Trustee an officer’s certificate confirming the satisfaction of each of these conditions; and

•
the Seller must have received the purchase price for the Environmental Control Property.

Seller Representations and Warranties
In the Sale Agreement, the Seller will represent and warrant to the Issuing Entity and the Indenture Trustee, among other things, that, as of the issuance date of the ETBs:
•
The Seller is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin, with the requisite corporate power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate power and authority to obtain the Financing Order and own the rights and interests under the Financing Order and to sell and assign those rights and interests to the Issuing Entity whereupon such rights and interests shall become “environmental control property” as defined in Section 196.027(1)(h) of the Statute.

•
The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller’s business, operations, assets, revenues or properties).

•
The Seller has the requisite corporate power and authority to execute and deliver the Sale Agreement and to carry out its terms; and the execution, delivery and performance of the Seller’s obligations under the Sale Agreement have been duly authorized by all necessary corporate action on the part of the Seller under its organizational or governing documents and laws.

•
The Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

•
The consummation of the transactions contemplated by the Sale Agreement and the fulfillment of the terms thereof do not and will not: (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Seller’s organizational documents or any indenture, or other material agreement or instrument to which the Seller is a party or by which it or any of its property is bound; or (b) result in the creation or imposition of any lien upon any of the Seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any lien that may be granted in the Issuing Entity’s favor or any lien under the Basic Documents or any liens created by the Issuing Entity pursuant to the Statute) or violate any existing law or any existing order, rule or regulation applicable to the Seller of any governmental authority having jurisdiction over the Seller or its properties.

•
There are no proceedings pending and, to the Seller’s knowledge, there are no proceedings threatened and, to the Seller’s knowledge, there are no investigations pending or threatened, before any governmental authority having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuing Entity or, to the Seller’s knowledge, any other Person: (a) asserting the invalidity of the Statute, the Financing Order, the Sale Agreement, any of the other Basic Documents or the ETBs; (b) seeking to prevent the issuance of the ETBs or the consummation of any of the transactions contemplated by the Sale Agreement or any of the other Basic Documents; (c) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Statute, the Financing Order, the Sale Agreement, any of the other Basic Documents or the ETBs; or (d) seeking to adversely affect the federal income tax or state income or franchise tax classification of the ETBs as debt.
•
Except for UCC financing statement filings and other filings under the Statute, no approval, authorization, consent, order or other action of, or filing with, any governmental authority is required in connection with the execution and delivery by the Seller of the Sale Agreement, the performance by the Seller of the transactions contemplated thereby or the fulfillment by the Seller of the terms thereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement.

•
All written information, as amended or supplemented from time to time, provided by the Seller to the Issuing Entity with respect to the Environmental Control Property (including the expected amortization schedule and the Financing Order) is true and correct in all material respects.

•
The sale, assignment and transfer of the Environmental Control Property contemplated by the Sale Agreement constitutes a sale or other absolute transfer of the Environmental Control Property from the Seller to the Issuing Entity and no interest in, or right or title to, the Environmental Control Property is a part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the Environmental Control Property has been sold, transferred, assigned, pledged or otherwise conveyed by the Seller to any Person other than the Issuing Entity, and, to the Seller’s knowledge (after due inquiry), no security agreement, financing statement or equivalent security or lien instrument listing the Seller as debtor covering all or any part of the Environmental Control Property is on file or of record in any jurisdiction, except such as may have been filed, recorded or made in favor of the Issuing Entity or the Indenture Trustee in connection with the Basic Documents. The Seller has not authorized the filing of any financing statement against it that includes a description of collateral including the Environmental Control Property other than any financing statement filed, recorded or made in favor of the Issuing Entity or the Indenture Trustee in connection with the Basic Documents.

•
Immediately upon the sale of the Environmental Control Property, the Environmental Control Property shall be validly transferred and sold to the Issuing Entity, and the Issuing Entity shall own all of the Environmental Control Property free and clear of all liens other than liens created by the Issuing Entity pursuant to the Indenture. All actions or filings, including filings under the Statute and the applicable UCC, necessary to give the Issuing Entity a valid ownership interest in the Environmental Control Property will have been taken or made. No further action will be required to establish the Issuing Entity’s ownership interest.

•
Under the Statute, the State of Wisconsin pledged to and agreed with the bondholders not to take or permit any action that impairs the value of the Environmental Control Property or, except for the True-Up Adjustments, reduce, alter or impair the Environmental Control Charges that are imposed, collected and remitted for the benefit of the bondholders until any principal, interest, premium, or other charge incurred, or contract to be performed, in connection with the ETBs held by the bondholders are paid or performed in full. Furthermore, under the contract clauses of the State of Wisconsin and United States constitutions, the State of Wisconsin, could not take any action of a legislative character, including the repeal or amendment of the Statute or the Financing Order that substantially impairs the value of the Environmental Control Property or, except for the True-Up Adjustments, substantially reduces, alters or impairs the Environmental Control Charges to be imposed, collected and remitted to the Issuing Entity for the benefit of the holders of the ETBs, unless such action is a reasonable exercise of the sovereign powers of the State of Wisconsin and of a character reasonable and appropriate to further a significant and legitimate public purpose and, under the takings clauses of the State of Wisconsin and United States constitutions, the State of Wisconsin could not repeal or amend the Statute or the Financing Order or take any other action in contravention of the State Pledge, without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the bondholders in the Environmental Control Property and deprive the bondholders of their reasonable expectations arising from their investments in the ETBs.
•
On the date of issuance of the ETBs, based upon the information available to the Seller on such date, the assumptions used in calculating the Environmental Control Charges are reasonable and are made in good faith.

•
Upon the effectiveness of the Financing Order and the transfer of the Environmental Control Property pursuant to the Sale Agreement: (i) for purposes of the Statute, the Environmental Control Property constitutes a present property right; (ii) the Environmental Control Property consists of the right to impose, collect and receive Environmental Control Charges in an amount necessary to provide for recovery of the principal of and interest on the ETBs and other financing costs, the right to obtain True-Up Adjustments of the Environmental Control Charges as provided in the Financing Order and the Statute, and all revenues or other proceeds arising from those rights and interests; and (iii) the Environmental Control Property shall continue to exist until the ETBs are paid in full and all financing costs have been recovered in full.

•
As of the date of the issuance of the ETBs, the information describing the Seller under the captions “Review of the Environmental Control Property” and “Wisconsin Electric Power Company — The Depositor, Sponsor, Seller and Servicer” in this prospectus will be true and correct in all material respects.

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After giving effect to the sale of the Environmental Control Property under the Sale Agreement, the Seller: (i) is solvent and expects to remain solvent; (ii) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purpose; (iii) is not engaged in nor does it expect to engage in a business for which its remaining property represents unreasonably small capital; (iv) reasonably believes that it will be able to pay its debts as they come due; and (v) is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

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There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Statute, the Financing Order, the Environmental Control Property or the Environmental Control Charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the Financing Order.

The Seller will not make any representation or warranty, express or implied, that Environmental Control Charges will actually be collected from customers and no representation that amounts collected will be sufficient to meet the obligations on the ETBs.
Certain of the representations and warranties that the Seller makes in the Sale Agreement involve conclusions of law. The Seller makes these representations and warranties in order to reflect the understanding of the basis upon which the Issuing Entity is issuing the ETBs and to reflect the agreement that if this understanding proves to be incorrect or inaccurate, the Seller will be obligated to indemnify the Issuing Entity.
The representations and warranties shall survive the sale and transfer of Environmental Control Property to the Issuing Entity and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date, including by means of any legislative enactment, constitutional amendment or voter referendum that renders any of the representations and warranties untrue.

Covenants of the Seller
In the Sale Agreement, the Seller makes the following covenants:
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Subject to the discussion below under “Successors of the Seller,” so long as any of the ETBs are outstanding, the Seller (a) will keep in full force and effect its existence and remain in good standing or equivalent status under the laws of the jurisdiction of its organization, and (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of the Sale Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement to which the Seller is a party necessary or appropriate to the proper administration of the Sale Agreement and the transactions contemplated thereby or to the extent necessary for the Seller to perform its obligations under the Sale Agreement or other applicable agreement.

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Except for the transfers under the Sale Agreement or any lien for the benefit of the Issuing Entity, the holders of the ETBs or the Indenture Trustee, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on, any of the Environmental Control Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuing Entity and of the Indenture Trustee, on behalf of the bondholders, in, to and under the Environmental Control Property against all claims of third parties claiming through or under the Seller. Wisconsin Electric, in its capacity as Seller, will not at any time assert any lien against, or with respect to, any of the Environmental Control Property.

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If the Seller receives any Environmental Control Charge collections or other payments in respect of the Environmental Control Charges or the proceeds thereof, other than in its capacity as the Servicer, the Seller agrees to pay to the Servicer, on behalf of the Issuing Entity, all payments received by it in respect thereof as soon as practicable after receipt thereof. Prior to such remittance to the Servicer by the Seller, the Seller agrees that such amounts are held by it in trust for the Issuing Entity and the Indenture Trustee.

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The Seller shall not become a party to any future (i) trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables owing from customers who are obligated to pay the Environmental Control Charges unless the Indenture Trustee, the Seller and the other parties to such arrangement shall have entered into an intercreditor agreement, with such changes as may be agreed among the parties thereto so long as such changes do not materially and adversely affect any bondholder’s rights in and to any collateral securing the ETBs or otherwise under the Indenture, in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude the Environmental Control Property (including the Environmental Control Charges) from any receivables or other assets pledged or sold under such arrangement or (ii) sale agreement selling to any other affiliate property consisting of charges similar to the Environmental Control Charges sold pursuant to the Sale Agreement, payable by customers pursuant to the Statute or any similar law, unless the Seller and the other parties to such arrangement shall have entered into such intercreditor agreement.

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The Seller shall notify the Issuing Entity and the Indenture Trustee promptly after becoming aware of any lien on any of the Environmental Control Property, other than the transfers under the Sale Agreement and any lien pursuant to the Basic Documents, including the lien in favor of the Indenture Trustee for the benefit of the holders of the ETBs.

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The Seller will comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the Issuing Entity’s or the Indenture Trustee’s interests in the Environmental Control Property or under any of the Basic Documents to which the Seller is a party or of the Seller’s performance of its obligations under the Sale Agreement or under any of the other Basic Documents to which it is a party.

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So long as any of the ETBs are outstanding:

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the Seller will treat the Environmental Control Property as the Issuing Entity’s property for all purposes other than financial accounting or tax purposes;

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the Seller will treat such ETBs as debt of the Issuing Entity and not that of the Seller, except for financial accounting and tax purposes, and for U.S. federal income tax purposes and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local or other taxes, so long as any of the ETBs are outstanding, the Seller agrees to treat such ETBs as indebtedness of the Seller (as the sole owner of the Issuing Entity) secured by the collateral unless otherwise required by appropriate taxing authorities;

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the Seller will disclose in its financial statements that the Issuing Entity and not the Seller is the owner of the Environmental Control Property and that the assets of the Issuing Entity are not available to pay creditors of the Seller or its affiliates (other than the Issuing Entity);

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the Seller will not own or purchase any ETBs; and

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the Seller will disclose the effects of all transactions between the Seller and the Issuing Entity in accordance with generally accepted accounting principles.

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So long as any of the ETBs are outstanding:

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in all proceedings relating directly or indirectly to the Environmental Control Property, the Seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial accounting or tax purposes);

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the Seller will not make any statement or reference in respect of the Environmental Control Property that is inconsistent with the ownership interest of the Issuing Entity (other than for financial accounting or tax purposes);

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the Seller will not take any action in respect of the Environmental Control Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents;

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the Seller will not sell environmental control property under a separate financing order in connection with the issuance of additional environmental trust bonds unless the Rating Agency Condition shall have been satisfied; and

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neither the Seller nor the Issuing Entity will take any action, file any tax return or make any election inconsistent with the treatment of the Issuing Entity, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the Seller (or, if relevant, from another sole owner of the Issuing Entity).

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Upon the sale by the Seller of the Environmental Control Property to the Issuing Entity pursuant to the Sale Agreement, (i) to the fullest extent permitted by law, including applicable PSCW Regulations and the Statute, the Issuing Entity will have all of the rights originally held by the Seller with respect to the Environmental Control Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the Environmental Control Property, notwithstanding any objection or direction to the contrary by the Seller (and the Seller agrees not to make any such objection or to take any such contrary action) and (ii) any payment by any customer directly to the Issuing Entity shall discharge such customer’s obligations, if any, in respect of the Environmental Control Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

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The Seller will execute and file such filings, including, without limitation, filings with the Wisconsin Department of Financial Institutions pursuant to the Statute, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain, protect and perfect the ownership interest of the Issuing Entity, and the back-up precautionary security interest of the Issuing Entity pursuant to the Sale Agreement, and the first priority security interest of the Indenture Trustee in the Environmental Control Property, including, without limitation, all filings required under the Statute and the applicable UCC relating to the transfer of the ownership of the rights and interest in the Environmental Control Property by the Seller to the Issuing Entity or the pledge of the Issuing Entity’s interest in the Environmental Control Property to the Indenture Trustee.

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The Seller will deliver or cause to be delivered to the Issuing Entity and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the PSCW, the State of Wisconsin or any of their respective agents of any of their obligations or duties under the Statute or the Financing Order and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary (a) to seek to protect the Issuing Entity and the bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or covenant set forth in the Sales Agreement and (b) to seek to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order, or the rights of holders of the ETBs by legislative enactment or constitutional amendment that would be materially adverse to the Issuing Entity or the bondholders or which would otherwise cause an impairment of the rights of the Issuing Entity or the bondholders.

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The Seller will not, prior to the date which is one year and one day after the termination of the Indenture and payment in full of the ETBs or any other amounts owed under the Indenture, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any governmental authority for the purpose of commencing or sustaining an involuntary case against the Issuing Entity under any U.S. federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of the property of the Issuing Entity, or ordering the winding up or liquidation of the affairs of the Issuing Entity.

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So long as any of the ETBs are outstanding, the Seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the Environmental Control Property; provided, that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

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Promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of the Seller’s representations, warranties or covenants contained herein, the Seller will promptly notify the Issuing Entity, the Indenture Trustee and the Rating Agencies of such breach.

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The Seller will use the proceeds of the sale of the Environmental Control Property in accordance with the Financing Order and the Statute.

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Upon the request of the Issuing Entity, the Seller will execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out the provisions and purposes of the Sale Agreement.

Indemnification
The Seller will indemnify, defend and hold harmless the Issuing Entity, the Indenture Trustee (for itself and for the benefit of the bondholders), and any of their respective officers, directors, managers, employees, trustees, managers and agents against:
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any and all amounts of principal and interest on the ETBs not paid when due or when scheduled to be paid;

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any deposits required to be made by or to the Issuing Entity under the Basic Documents or Financing Order which are not made when required; and

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any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred of any kind whatsoever by any of these Persons, in each case, as a result of the Seller’s breach of any of its representations, warranties or covenants contained in the Sale Agreement.
The Seller will indemnify the Issuing Entity and the Indenture Trustee (for itself and for the benefit of the bondholders) and each of the Issuing Entity’s and the Indenture Trustee’s respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of ETBs) that may at any time be imposed on or asserted against any such Person as a result of (i) the sale of the Environmental Control Property to the Issuing Entity, (ii) the Issuing Entity’s ownership and assignment of the Environmental Control Property, (iii) the issuance and sale by the Issuing Entity of the ETBs or (iv) the other transactions contemplated in the Basic Documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such Person to withhold or remit taxes with respect to payments on the ETBs.
In addition, the Seller will indemnify, defend and hold harmless the Issuing Entity’s independent manager and the Indenture Trustee and its officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the Seller’s breach of any of its representations and warranties or covenants contained in the Sale Agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such Indemnified Persons or resulting from a breach of a representation or warranty made by such Indemnified Persons in the Indenture or any related documents that gives rise to the Seller’s breach. The Seller will not be required to indemnify any Person otherwise indemnified under the Sale Agreement for any amount paid or payable by such Person in the settlement of any action, proceeding or investigation without the prior written consent of the Seller, which consent will not be unreasonably withheld.
The Seller will indemnify the Servicer (if the Servicer is not the Seller) for the costs of any action instituted by the Servicer pursuant to the Servicing Agreement which are not paid as operating expenses in accordance with the priorities under the Indenture.
The indemnification provided for in the Sale Agreement will survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Statute or the Financing Order and will survive the resignation or removal of the Indenture Trustee, or the termination of the Sale Agreement and will rank in priority with other general, unsecured obligations of the Seller. The Seller will not indemnify any Person otherwise indemnified under the Sale Agreement for any changes in law after the issuance date, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision.
Wisconsin Electric’s indemnification obligations will rank equally in right of payment with other general unsecured obligations of Wisconsin Electric.
Successors of the Seller
Any Person (a) into which the Seller may be merged, converted or consolidated and which is a permitted successor, (b) that may result from any merger, conversion or consolidation to which the Seller will be a party and which is a permitted successor, (c) that may succeed to the properties and assets of the Seller substantially as a whole and which is a permitted successor, (d) which results from the division of the Seller into two or more Persons and which is a permitted successor, or (e) which otherwise succeeds to all or substantially all of the retail electric distribution business of the Seller and which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Seller under the Sale Agreement, will be the successor to the Seller under the Sale Agreement without further act on the part of any of the parties to the Sale Agreement so long as the conditions to assumption are met. These conditions include that:
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immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to the Sale Agreement will have been breached and, if the Seller is the Servicer, no servicer default and no event which, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

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the Seller will have delivered to the Issuing Entity and the Indenture Trustee an officer’s certificate and opinion of counsel from external counsel of the Seller stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with the Sale Agreement and that all conditions precedent, if any, provided for in the Sale Agreement relating to such transaction have been complied with;

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the Seller will have delivered to the Issuing Entity, the Indenture Trustee and each Rating Agency an opinion of counsel from external counsel of the Seller either (A) stating that, in the opinion of such counsel, all filings to be made by the Seller and the Issuing Entity, including filings with the PSCW pursuant to the Statute and the applicable UCC, have been executed and filed that are necessary to fully maintain the respective interests of the Issuing Entity and the Indenture Trustee in the Environmental Control Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action will be necessary to maintain such interests;

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the Seller will have delivered to the Issuing Entity, the Indenture Trustee and each Rating Agency an opinion of counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material adverse U.S. federal income tax consequence to the Issuing Entity or the holders of ETBs; and

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the Seller will have given each Rating Agency prior written notice of such transaction.

Amendment
The Sale Agreement may be amended in writing by the Seller and the Issuing Entity with ten Business Days’ prior written notice given to the Rating Agencies, but without the consent of any of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the Sale Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Sale Agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the Issuing Entity and the Indenture Trustee, adversely affect in any material respect the interests of any bondholder, or (ii) to conform the provisions of the Sale Agreement to the description of the Sale Agreement in this prospectus.
In addition, the Sale Agreement may be amended in writing by the Seller and the Issuing Entity with (i) the prior written consent of the Indenture Trustee, (ii) the satisfaction of the Rating Agency Condition, and (iii) if any amendment would adversely affect in any material respect the interest of any bondholder of the ETBs, the consent of a majority of the bondholders of ETBs. In determining whether a majority of bondholders have consented, ETBs owned by the Issuing Entity, Seller or any Affiliate of the Issuing Entity or Seller shall be disregarded, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, the Indenture Trustee shall only be required to disregard any ETBs it actually knows to be so owned. Promptly after the execution of any such amendment or consent, the Issuing Entity shall furnish copies of such amendment or consent to each of the Rating Agencies.
Notwithstanding the foregoing, in no event shall the Sale Agreement be amended without the approval of the PSCW if (1) such approval is required pursuant to Wis. Stat. Section 196.52, or (2) such amendment would increase the ongoing financing costs of the Issuing Entity.

THE SERVICING AGREEMENT
The following summary describes the material terms and provisions of the Servicing Agreement pursuant to which the Servicer is undertaking to service the Environmental Control Property. We have filed the form of the Servicing Agreement as an exhibit to the registration statement of which this prospectus forms a part.
Servicing Procedures
The Servicer, as the Issuing Entity’s agent, will manage, service and administer, and bill and collect payments arising from, the Environmental Control Property according to the terms of the Servicing Agreement. The Servicer’s duties will include responding to inquiries of customers, the PSCW or any other governmental agency regarding the Environmental Control Property and the Environmental Control Charges, calculating usage and demand, accounting for collections, furnishing periodic reports and statements to the Issuing Entity, the Indenture Trustee and the Rating Agencies and periodically adjusting the Environmental Control Charges. The Servicer will also make all filings, including with the PSCW and take such other actions as may be necessary to perfect the Issuing Entity’s ownership interests in and the Indenture Trustee’s first priority lien on the Environmental Control Property and to perfect and maintain the perfection and priority of the Indenture Trustee’s lien on all collateral for the ETBs.
The Servicer will be required to notify the Issuing Entity, the Indenture Trustee and the Rating Agencies in writing if it becomes aware of any laws or PSCW regulations promulgated after the execution of the Servicing Agreement that have a material adverse effect on the Servicer’s ability to perform its duties under the Servicing Agreement. The Servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on behalf of the Issuing Entity.
In addition, upon the Issuing Entity’s reasonable request or the reasonable request of the Indenture Trustee or any Rating Agency, the Servicer will provide to the Issuing Entity, the Indenture Trustee or any Rating Agency, as the case may be, any public financial information about the Servicer, or any material information about the Environmental Control Property that is reasonably available, as may be reasonably necessary and permitted by law to enable the Issuing Entity, the Indenture Trustee or the Rating Agencies to monitor the Servicer’s performance, provided, however, that any such request by the Indenture Trustee will not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any ETBs are outstanding, the Servicer will provide to the Issuing Entity and the Indenture Trustee, within a reasonable time after written request thereof, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Environmental Control Charges applicable to each customer class. The Servicer will also prepare and deliver any reports required to be filed by the Issuing Entity with the SEC, as further described below, and will cause to be delivered required opinions of counsel to the effect that all filings, including with the PSCW, the Wisconsin Department of Financial Institutions and the Delaware Secretary of State, necessary to preserve and protect the interests of the Indenture Trustee in the Environmental Control Property have been made.
Servicing Standards and Covenants
The Servicing Agreement will require the Servicer, to follow such customary and usual procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Environmental Control Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuing Entity’s expense but subject to the priority of payments set forth in the Indenture.
The Servicer will not waive any late payment charge or other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payments of any amounts payable by a customer, unless such waiver or action:
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would comply with the Servicer’s policies and practices applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others, as in effect from time to time in accordance with PSCW Regulations; and

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would comply in all material respects with applicable law.

In the Servicing Agreement, the Servicer will covenant that, in servicing the Environmental Control Property it will:
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manage, service, administer and make collections in respect of the Environmental Control Property with reasonable care and in material compliance with applicable requirements of law, including all applicable PSCW Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others;

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follow customary standards, policies and procedures for the retail electric distribution industry in Wisconsin in performing its duties as Servicer;

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use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of the Environmental Control Property and to bill and collect the Environmental Control Charges;

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comply with requirements of law, including all applicable PSCW Regulations and guidelines, applicable to and binding on it relating to the Environmental Control Property;

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file all PSCW notices described in the Statute and the Financing Order and file and maintain the effectiveness of UCC financing statements with respect to the Environmental Control Property transferred under the Sale Agreement;

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take such other action on behalf of the Issuing Entity to ensure that the lien of the Indenture Trustee on the collateral for the ETBs remains perfected and of first priority; and

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identify the need for True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments in accordance with the terms set forth in the Servicing Agreement.

True-Up Adjustment Process
The Statute and the Financing Order mandate that True-Up Adjustments to the Environmental Control Charges be made to ensure that the expected Environmental Control Charge collections will be sufficient to meet the periodic revenue requirement.
Pursuant to the Servicing Agreement, the Servicer is required to file for an Annual True-Up Adjustment with the PSWC no later than April 17 of each year. In the filing for the Annual True-Up Adjustment, the Servicer shall:
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update the data and assumptions underlying the calculation of the Environmental Control Charges, including projected electricity consumption and demand during the next 12-month collection period for each rate class, as applicable, and including scheduled principal payments in accordance with the expected amortization schedule, interest and estimated expenses and fees of the Issuing Entity to be paid during such period, the weighted average days sales outstanding and write-offs;

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determine the revenue requirement and billing requirement for the next 12-month collection period based on such updated data and assumptions;

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determine the Environmental Control Charges to be allocated to each rate class during the next 12-month collection period based on such billing requirement and the terms of the Financing Order, the tariff filed with the PSCW pursuant to the Statute to evidence the Environmental Control Charges pursuant to the Financing Order and any other tariffs filed pursuant thereto and in doing so the Servicer shall use the method of allocating the Environmental Control Charges then in effect, including as applicable, the result of the implementation of the most recent Non-Routine True-Up Adjustment;

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make all required notice and other filings with the PSCW to reflect the revised Environmental Control Charges, including any revision to service riders; and

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take all reasonable actions and make all reasonable efforts to effect such Annual True-Up Adjustment by June 1 of each year (the Annual True-Up Adjustment Date) and to enforce the provisions of the Statute and the Financing Order.

The Servicer shall implement the revised Environmental Control Charges, if any, resulting from such Annual True-Up Adjustment as of the Annual True-Up Adjustment Date.
The Servicing Agreement requires the Servicer, no later than October 17 of each year (the Mid-Year True-Up Adjustment Filing Date), to:
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update the data and assumptions underlying the calculation of the Environmental Control Charges, including projected electricity consumption and demand during the next 12-month collection period for each rate class, as applicable, and including scheduled principal payments in accordance with the expected amortization schedule, interest and estimated expenses and fees of the Issuing Entity to be paid during such period, the weighted average days sales outstanding and write-offs;

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determine the revenue requirement and billing requirement for the next 12-month collection period based on such updated data and assumptions; and

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based upon such updated data and requirements, forecast whether collections of Environmental Control Charges together with available fund balances in the Excess Funds Subaccount, will be sufficient, (A) to make on a timely basis all scheduled payments of interest, principal and other amounts payable in respect of outstanding ETBs during such collection period and (B) to maintain the Capital Subaccount at the Required Capital Level.

If the Servicer determines that collections of Environmental Charge Collections will not be sufficient for such purposes, the Servicer shall, no later than the Mid-Year True-Up Adjustment Filing Date, (1) determine the Environmental Control Charges to be allocated to each rate class, as applicable, during the next 12-month collection period based on such billing requirement and the terms of the Financing Order and the tariff filed with the PSCW pursuant to the Statute to evidence the Environmental Control Charges pursuant to the Financing Order, (2) make all required notice and other filings with the PSCW to reflect the revised Environmental Control Charges, including any revision to service riders; and (3) take all reasonable actions and make all reasonable efforts to effect such Mid-Year True-Up Adjustment by December 1 of such year, and a to enforce the provisions of the Statute and the Financing Order.
If there are ETBs outstanding following the last Scheduled Final Payment Date, the Servicer shall file Quarterly True-Up Adjustments, which follow the same procedures as the Mid-Year True-Up Adjustments.
In addition to the True-Up Adjustments described above, the Servicer may implement an Optional True-Up Adjustment (in the same manner as provided for the Mid-Year True-Up Adjustments) at any time (A) if the Servicer forecasts that collections of Environmental Control Charges during the current or succeeding 12-month collection period will be insufficient (1) to make all scheduled payments of principal and interest due in respect of any ETBs on a timely basis during such collection period, or (2) to pay operating expenses of the Issuing Entity on a timely basis, (B) to replenish any draws on the Capital Subaccount, or (C) generally to correct for any under-collection or over-collection in order to assure timely payment of the ETBs.
Absent errors in the calculation formula reviewed by the PSCW, each of the Annual True-Up Adjustments, Mid-Year True-Up Adjustments, Quarterly True-Up Adjustments and Optional True-Up Adjustments shall become effective on the 45th day following the Servicer’s filing requesting such True-Up Adjustment.
Whenever the Servicer determines that the existing model for calculating the Environmental Control Charges should be amended or revised or the Servicer otherwise determines that circumstances warrant, the Servicer shall file a Non-Routine True-Up Adjustment, subject to the review and approval of the PSCW that such adjustment is necessary to ensure the timely recovery of all environmental control costs and all financing costs, with such review and determination to occur within 45 days of the filing of such request. The Servicer shall take all reasonable actions and make all reasonable efforts to effect any Non-Routine True-Up Adjustment and to enforce the provisions of the Statute and the Financing Order. The Servicer shall implement the revised Environmental Control Charges, if any, resulting from such Non-Routine True-Up Adjustment as of the date such adjustment is approved by the PSCW.

Remittances to Collection Account
The Servicer will remit estimated Environmental Control Charge collections to the Indenture Trustee for deposit in the Collection Account within two Business Days after such amounts are deemed to have been received. The Servicer will estimate Environmental Control Charge collections based on actual Environmental Control Charge billings each day and its then-current weighted average days sales outstanding and good faith estimate of system-wide charge-offs. No less often than annually, the Servicer will reconcile remittances of estimated Environmental Control Charge collections with actual Environmental Control Charge collections received by the Servicer. To the extent the remittances of estimated Environmental Control Charge collections exceed the amounts that should have been remitted based on actual collections, the Servicer will be entitled to withhold the excess amount from any subsequent remittance to the Indenture Trustee. To the extent the remittances of estimated Environmental Control Charge collections are less than the amount that should have been remitted based on actual collections, the Servicer will remit the amount of the shortfall to the Indenture Trustee within two Business Days of deemed collection. Although the Servicer will remit estimated Environmental Control Charge collections to the Indenture Trustee, the Servicer is not obligated to make any payments on the ETBs.
The Servicer has acknowledged and agreed that it holds all Environmental Control Charge collections collected by it and any other proceeds for the collateral received by it for the benefit of the Indenture Trustee and the bondholders and that all such amounts will be remitted by the Servicer in accordance with the Servicing Agreement without any surcharge, fee, offset, charge or other deduction except (i) as set forth in the immediately following paragraph and (ii) for late fees and investment earnings permitted under the Servicing Agreement. The Servicer further agreed not to make any claim to reduce its obligation to remit all Environmental Control Charge collections collected by it in accordance with the Servicing Agreement except (i) as set forth in the immediately following paragraph and (ii) for late fees and investment earnings permitted under the Servicing Agreement.
Servicing Compensation
The Servicer will be entitled to receive an annual servicing fee in an amount equal to:
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0.05% of the initial principal amount of the ETBs for so long as Wisconsin Electric or an affiliate of Wisconsin Electric is the Servicer; or

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if Wisconsin Electric or any of its affiliates is not the Servicer, an amount agreed upon by the successor Servicer and the Indenture Trustee, but any amount in excess of 0.60% of the initial principal amount of the ETBs must be approved by the PSCW.

The servicing fee owing shall be calculated based on the initial principal amount of the ETBs and shall be paid semi-annually, with half of the servicing fee being paid on each Payment Date, except for the amount of the servicing fee to be paid on the first Payment Date in which the servicing fee then due will be calculated based on the number of days that the Servicing Agreement has been in effect. The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on Environmental Control Charge collections received by the Servicer and invested by the Servicer prior to remittance to the Collection Account, and (ii) all late payment charges, if any, collected from customers. In addition, the Servicer shall be entitled to be reimbursed by the Issuing Entity for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuing Entity and paid for by the Servicer (or procured by the Servicer on behalf of the Issuing Entity and paid for by the Servicer) to meet the Issuing Entity’s obligations under the Basic Documents. Except for such reimbursable expenses, the Servicer shall be required to pay all other costs and expenses incurred by the Servicer in performing its activities under the Servicing Agreement (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Wisconsin Electric in its capacity as Administrator).
The Indenture Trustee will pay the servicing fee in semi-annual installments (together with any portion of the servicing fee that remains unpaid from the prior Payment Dates) to the extent of available funds in the Collection Account prior to the payment of any principal of and interest on the ETBs. See “Security for the ETBs — How Funds in the Collection Account will be Allocated.”

Servicer Representations and Warranties
In the Servicing Agreement, the Servicer will represent and warrant to the Issuing Entity, as of the issuance date of the ETBs, among other things, that:
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The Servicer is duly organized, validly existing and is in good standing under the laws of the State of Wisconsin, with the requisite corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of the Servicing Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Environmental Control Property and to hold the Environmental Control Property as custodian.

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The Servicer is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Environmental Control Property as required by the Servicing Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Environmental Control Property).

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The execution, delivery and performance of the terms of the Servicing Agreement have been duly authorized by all necessary corporate action on the part of the Servicer under its organizational or governing documents and laws.

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The Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

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The consummation of the transactions contemplated by the Servicing Agreement and the fulfillment of the terms thereof will not: (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; (ii) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any lien that may be granted under the Basic Documents); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Servicer of any governmental authority having jurisdiction over the Servicer or its properties.

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There are no proceedings pending and, to the Servicer’s knowledge, there are no proceedings threatened and, to the Servicer’s knowledge, there are no investigations pending or threatened, before any governmental authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuing Entity or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of the Servicing Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the ETBs or the consummation of any of the transactions contemplated by the Servicing Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Servicing Agreement, any of the other Basic Documents or the ETBs or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the ETBs as debt.

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No governmental approval, authorization, consent, order or other action of, or filing with, any governmental authority is required in connection with the execution and delivery by the Servicer of the Servicing Agreement, the performance by the Servicer of the transactions contemplated thereby or the fulfillment by the Servicer of the terms thereof, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to the Servicing Agreement and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the UCC.

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Each report and certificate delivered in connection with any filing made to the PSCW by the Servicer on behalf of the Issuing Entity with respect to the Environmental Control Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that, to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered). The Servicer, the Indenture Trustee and the Issuing Entity are not responsible as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings with the PSCW required by the Servicing Agreement in a timely and correct manner or any breach by the Servicer of its duties under the Servicing Agreement that adversely affects the Environmental Control Property or the True-Up Adjustments), by the PSCW in any way related to the Environmental Control Property or in connection with any True-Up Adjustment, the subject of any such filings, any proposed True-Up Adjustment or the approval of any revised Environmental Control Charges and the scheduled adjustments thereto. Except to the extent that the Servicer otherwise is liable under the provisions of the Servicing Agreement, the Servicer shall have no liability whatsoever relating to the calculation of any revised Environmental Control Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any ETB generally.

In the event of (i) willful misconduct, bad faith or gross negligence by the Servicer in the performance of, or reckless disregard of, its duties or observance of its covenants under the Servicing Agreement or any intercreditor agreement, (ii) the Servicer’s material breach of any of the representations and warranties summarized in the previous paragraph that results in a Servicer Default under the Servicing Agreement or any intercreditor agreement, or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under the Servicing Agreement), the Servicer will indemnify, defend and hold harmless the Issuing Entity, the Indenture Trustee (for itself and for the benefit of the bondholders), any independent manager, and each of their respective trustees, officers, directors, employees and agents, against any costs, expenses, losses, claims, actual damages and liabilities incurred as a result of the foregoing events, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification under the Servicing Agreement or resulting from a breach of a representation or warranty made by such person seeking indemnification under the Servicing Agreement in any of the Basic Documents that gives rise to the Servicer’s breach.
Statements by Servicer
On or before the last Servicer Business Day of each month, the Servicer shall prepare and deliver to the Issuing Entity, the Indenture Trustee and the Rating Agencies a written report (a Monthly Servicer’s Certificate) setting forth certain information relating to Environmental Control Charge collections received by the Servicer during the preceding monthly billing period; except for months in which the Servicer must prepare a Semi-Annual Servicer’s Certificate.
Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report (the Semi-Annual Servicer’s Certificate) to the Issuing Entity, the Indenture Trustee and the Rating Agencies. The Semi-Annual Servicer Certificate will detail the Environmental Control Charge collections for the current Payment Date and the balances in the Collection Account available to make the payments to be made as described under “Security for the ETBs — How Funds in the Collection Account Will Be Allocated.”
Evidence as to Compliance
The Servicing Agreement will provide that the Servicer will furnish annually to the Issuing Entity, the Indenture Trustee and the Rating Agencies, on or before March 31 of each year, beginning March 31, 2022 or, if earlier, on the date on which the annual report relating to the ETBs is required to be filed with the SEC, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31(or preceding period since the issuance date of the ETBs in the case of the first statement), together with a certificate by an officer of the Servicer certifying the statements set forth therein.
The Servicing Agreement also provides that a firm of independent certified public accountants will furnish annually to the Issuing Entity, the Indenture Trustee and the Rating Agencies on or before March 31 of each year, beginning March 31, 2022 or, if earlier, on the date on which the annual report relating to the ETBs is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the Servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the Servicer’s compliance with its obligations under the Servicing Agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the Servicer within the meaning of the rules of The Public Company Accounting Oversight Board and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar rule), as then in effect.
Copies of the above reports will be filed with the SEC. You may also obtain copies of the above statements and certificates by sending a written request addressed to the Indenture Trustee.
Matters Regarding the Servicer
The Servicing Agreement will provide that Wisconsin Electric may not resign from its obligations and duties as Servicer under the Servicing Agreement, except when either:
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Wisconsin Electric determines that the performance of its duties is no longer permissible under applicable law; or

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satisfaction of the following: (i) the Rating Agency Condition shall have been satisfied and (ii) the PSCW shall have approved of such resignation.

No resignation by Wisconsin Electric as Servicer will become effective until a successor Servicer has assumed Wisconsin Electric’s servicing obligations and duties under the Servicing Agreement.
The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be liable to the Issuing Entity or any other Person for any action taken or for refraining from the taking of any action pursuant to the Servicing Agreement or for good faith errors in judgment; provided, however, that the Servicer or any such Person will still be liable for liabilities due to reason of gross negligence, recklessness or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties under the Servicing Agreement or any intercreditor agreement.
In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action relating to the Environmental Control Property that is not directly related to one of the Servicer’s enumerated duties in the Servicing Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any proceeding, undertake any action that is not specifically identified in the Servicing Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuing Entity or the Indenture Trustee under the Servicing Agreement and the interests of the bondholders and customers under the Servicing Agreement.
Under the circumstances specified in the Servicing Agreement, any Person (i) into which the Servicer may be merged, converted or consolidated and which is a permitted successor, (ii) that may result from any merger, conversion or consolidation to which the Servicer is a party and which is a permitted successor, (iii) that may succeed to the business of the Servicer or its obligations as Servicer substantially as a whole and which is a permitted successor, (iv) which results from the division of the Servicer into two or more Persons and which is a permitted successor, or (v) which otherwise is a permitted successor, which Person in any of the foregoing cases executes an agreement of assumption to perform all of the obligations of the Servicer under the Servicing Agreement, shall be the successor Servicer under the Servicing Agreement, without further act on the part of any of the parties to the Servicing Agreement so long as the conditions to assumption are met. Other than in these cases and in the case of a Servicer resignation as described above, the Servicing Agreement may not be assigned by the Servicer. These conditions include that:
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immediately after giving effect to such transaction, no representation or warranty made pursuant to the Servicing Agreement shall have been breached and no servicer default and no event which, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;

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the Servicer shall have delivered to the Issuing Entity and the Indenture Trustee an officer’s certificate and an opinion of counsel from external counsel of the Servicer stating that such consolidation, conversion, merger, division or succession and such agreement of assumption complies with the Servicing Agreement and that all conditions precedent, if any, provided for in the Servicing Agreement relating to such transaction have been complied with;

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the Servicer shall have delivered to the Issuing Entity, the Indenture Trustee and the Rating Agencies an opinion of counsel from external counsel of the Servicer either (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including filings with the PSCW pursuant to the Statute and the applicable UCC, have been executed and filed and are in full force and effect that are necessary to fully preserve, perfect and maintain the priority of the interests of the Issuing Entity and the liens of the Indenture Trustee in the Environmental Control Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to maintain such interests;

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the Servicer shall have delivered to the Issuing Entity, the Indenture Trustee and the Rating Agencies an opinion of counsel from independent tax counsel stating that, for U.S. federal income tax purposes, such consolidation, conversion, merger, division or succession and such agreement of assumption will not result in a material adverse U.S. federal income tax consequence to the Issuing Entity or the holders of ETBs; and

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the Servicer shall have given the Rating Agencies prior written notice of such transaction.

Servicer Defaults
Each of the following will be a servicer default under the Servicing Agreement:
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any failure by the Servicer to remit to the Collection Account on behalf of the Issuing Entity any required remittance that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuing Entity or the Indenture Trustee or after discovery of such failure by a responsible officer of the Servicer;

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any failure on the part of the Servicer, or so long as the Servicer is Wisconsin Electric or an affiliate thereof, any failure on the part of Wisconsin Electric, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or Wisconsin Electric, as the case may be, set forth in the Servicing Agreement (other than as provided in the provision above or below) or any other Basic Document to which it is a party, which failure shall (a) materially and adversely affect the rights of the bondholders and (b) continue unremedied for a period of 60 days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Servicer or Wisconsin Electric, as the case may be, by the Issuing Entity (with a copy to the Indenture Trustee) or (ii) to the Servicer or Wisconsin Electric, as the case may be, by the Indenture Trustee or (B) such failure is discovered by a responsible officer of the Servicer;

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any failure by the Servicer duly to perform its obligations in carrying out True-Up Adjustments as described in the Servicing Agreement in the time and manner set forth therein, which continues unremedied for a period of five Servicer Business Days;

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any representation or warranty made by the Servicer in the Servicing Agreement or any other Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which (i) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuing Entity or the Indenture Trustee or (ii) such failure is discovered by an officer of the Servicer; and
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events of bankruptcy, insolvency, receivership or liquidation of the Servicer.

Rights When Servicer Defaults
If a Servicer Default remains unremedied, either the Indenture Trustee may, or shall upon the instruction of holders evidencing not less than a majority of the aggregate outstanding principal amount of the ETBs, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the bondholders), terminate all the rights and obligations of the Servicer (other than the Servicer’s indemnity obligations and the Servicer’s obligations to continue performing its functions as Servicer until a successor is appointed) under the Servicing Agreement.
In the event of the Servicer’s removal or resignation under the Servicing Agreement, the Indenture Trustee may, or, at the written direction and with the consent of the holders of at least a majority of the aggregate outstanding principal amount of ETBs, shall, appoint a successor Servicer with the Issuing Entity’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption of form reasonably acceptable to the Issuing Entity and the Indenture Trustee and provide prompt written notice of such assumption to the Issuing Entity and the Rating Agencies. If, within 30 days after a termination notice has been delivered to the defaulting Servicer, a successor Servicer shall not have been appointed, the Indenture Trustee may, at the direction of holders evidencing at least a majority of the ETBs, petition the PSCW or a court of competent jurisdiction to appoint a successor Servicer under the Servicing Agreement. In order to qualify as a successor Servicer, the Person must be permitted to perform the duties of a Servicer under the PSCW Regulations, the Rating Agency Condition must be satisfied and the successor Servicer must enter into a servicing agreement having substantially the same provisions as the Servicing Agreement. The Indenture Trustee may make arrangements for compensation to be paid to the successor Servicer.
Subject to approval of the PSCW and upon appointment, a successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement upon its assuming in writing the obligations of the Servicer thereunder. In addition, the successor Servicer shall be entitled to the servicing fee and all the rights granted to the predecessor Servicer by the terms and provisions of the Servicing Agreement.
In addition, when the Servicer defaults, the bondholders and the Indenture Trustee (or any of their representatives) will be entitled to apply to a court of appropriate jurisdiction for an order of sequestration and payment of revenues arising from the Environmental Control Property.
If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than an appointment of a bankruptcy trustee or similar official has occurred, the bankruptcy trustee or similar official may have the power to prevent the Indenture Trustee or the bondholders from effecting a transfer of servicing responsibilities and duties.
Waiver of Past Defaults
Bondholders evidencing not less than a majority of the aggregate outstanding principal amount of the ETBs, on behalf of all holders, may direct the Indenture Trustee to waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and may waive the consequences of any default, except a default in making any required deposits to the Collection Account under the Servicing Agreement. The Servicing Agreement provides that no waiver will impair the bondholder’s rights relating to subsequent defaults.
Successor Servicer
If for any reason a third party assumes the role of the Servicer under the Servicing Agreement, the Servicing Agreement will require the predecessor Servicer to cooperate with the Issuing Entity, the Indenture Trustee and the successor Servicer in terminating the Servicer’s rights and responsibilities under the Servicing Agreement, including the transfer to the successor Servicer for administration by it of all

Environmental Control Property records and all cash amounts then held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Environmental Control Property or the Environmental Control Charges, and providing any requested information reasonably necessary to assist the transition of services under the Servicing Agreement and related documents to any successor Servicer. The Servicing Agreement will provide that, in case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring all relevant records to the successor Servicer and amending the Servicing Agreement to reflect such succession as Servicer shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. All other reasonable costs and expenses incurred in transferring servicing responsibilities to a successor Servicer shall be paid by the Issuing Entity.
Amendment
The Servicing Agreement may be amended in writing by the Servicer and the Issuing Entity with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the bondholders of not less than a majority of the aggregate outstanding principal amount of the ETBs. Promptly after the execution of any such amendment or consent, the Issuing Entity shall furnish copies of such amendment or consent to each of the Rating Agencies.
In addition, the Servicing Agreement may be amended in writing by the Servicer and the Issuing Entity with ten Business Days’ prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee (which consent shall be given in reliance on an opinion of counsel and an officer’s certificate stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of the Servicing Agreement and that all conditions precedent have been satisfied, upon which the Indenture Trustee may conclusively rely), but without the consent of any of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the Servicing Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Servicing Agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the Servicing Agreement to the description of the Servicing Agreement in this prospectus. Promptly after the execution of any such amendment or consent, the Issuing Entity shall furnish copies of such amendment or consent to each of the Rating Agencies.
Notwithstanding the foregoing, in no event shall the Servicing Agreement be amended without the approval of the PSCW if (1) such approval is required pursuant to Wis. Stat. Section 196.52 or (2) such amendment would increase the ongoing financing costs of the Issuing Entity.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following discussion describes the material United States federal income tax consequences to United States Holders (as defined below) and Non-United States Holders (as defined below) of the purchase, ownership, and disposition of the ETBs acquired in this offering and, insofar as it relates to matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of Wisconsin Electric’s tax counsel, Troutman Pepper Hamilton Sanders LLP. Except where noted, this discussion only applies to ETBs that are held as capital assets by holders who purchase the ETBs upon their original issuance. This discussion does not address the tax considerations applicable to subsequent purchasers of ETBs. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, regulated investment companies, real estate investment trusts, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding the ETBs through a partnership or other pass-through entity), holders whose functional currency is not the United States dollar, passive foreign investment companies, controlled foreign corporations, and corporations that accumulate earnings to avoid United States federal income tax, or persons holding the ETBs as part of a hedge, straddle, or other integrated transaction. In addition, this discussion does not address the effect of any state, local, foreign, or other tax laws or any United States federal estate, gift, or alternative minimum tax considerations. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), administrative pronouncements, judicial decisions, and final, temporary, and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.
As used in this prospectus, the term United States Holder means a beneficial owner of an ETB that is for United States federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is subject to United States federal income taxation regardless of its source; or

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a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

The term Non-United States Holder means a beneficial owner of an ETB that is neither a United States Holder nor a partnership (or other pass-through entity).
If a partnership holds ETBs, the tax treatment of the partnership and its partners will generally depend on the status of the partner and the activities of the partnership and its partners. If a holder of ETBs is a partnership or a partner in such a partnership, such holder should consult with its own tax advisors regarding the United States federal income tax considerations of the purchase, ownership and disposition of ETBs.
THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE ETBS. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE ETBS.

Taxation of the Issuing Entity and Characterization of the ETBs
The Environmental Control Property will be treated as having been transferred to the Issuing Entity pursuant to, and the issuance of the ETBs will be treated as, a “qualifying securitization” within the meaning of Revenue Procedure 2005-62. Accordingly, for United States federal income tax purposes (i) the Issuing Entity will not be treated as a taxable entity separate and apart from Wisconsin Electric, (ii) the ETBs will be treated as debt of Wisconsin Electric and (iii) Wisconsin Electric will not be treated as recognizing gross income upon the issuance of the ETBs. By acquiring an ETB, a beneficial owner agrees to treat the ETB as debt of Wisconsin Electric for United States federal income tax purposes.
Tax Consequences To United States Holders
Interest
Wisconsin Electric and the Issuing Entity expect that the ETBs will not be issued with more than a de minimis amount of original issue discount, or OID, for United States federal income tax purposes. Thus, stated interest on the ETBs generally will be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with such United States Holder’s method of accounting for United States federal income tax purposes. If, however, the issue price of the ETBs is less than their stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable Treasury regulations), United States Holders will be required to include the difference in income as OID as it accrues in accordance with the constant yield method (as set forth in the applicable Treasury regulations). The remainder of this discussion assumes that the ETBs will not be treated as issued with OID.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to certain payments of principal and interest on the ETBs and to the proceeds from the sale of the ETBs unless the recipient is an exempt recipient. In addition, backup withholding at the current rate will apply to the payments if a United States Holder fails to provide its taxpayer identification number, a certificate of exempt status, or otherwise comply with the applicable requirements of the United States backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld from payments to a United States Holder under the backup withholding rules will be allowed as a credit against such United States Holder’s United States federal income tax liability and may entitle the United States Holder to a refund, provided that the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.
Sale, Exchange, or Retirement of ETBs
On a sale, exchange, or retirement of an ETB, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount received (other than any amount received attributable to accrued but unpaid interest on the ETB not previously included in income, which will be taxable as ordinary income) and the United States Holder’s adjusted tax basis in the ETB. A United States Holder’s adjusted tax basis in an ETB is the United States Holder’s cost, subject to adjustments such as increases in basis for any OID previously included in income and reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the ETB was held for more than one year at the time of disposition. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate United States Holders is subject to limitations.
Tax Consequences to Non-United States Holders
Interest
Subject to the discussion below concerning backup withholding and FATCA, a Non-United States Holder generally will not be subject to United States federal withholding tax on interest received in respect of the ETBs, provided that such Non-United States Holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of Wisconsin Electric, (ii) is not a controlled foreign corporation for United States federal income tax purposes directly or indirectly related to Wisconsin Electric within the meaning of section 881(c)(3)(C) of the Code, (iii) is not a bank whose receipt of interest on the ETBs is described in section 881(C)(3)(A) of the Code, and (iv) satisfies certain certification requirements under penalties of perjury (generally through the provision of a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).
A Non-United States Holder that qualifies for the exemption from withholding described above (the Portfolio Interest Exemption), generally will not be subject to United States federal income tax on interest received in respect of the ETBs unless such interest is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States (and, if an applicable tax treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States). A Non-United States Holder that is subject to United States federal income tax on interest under the rules described in the preceding sentence will not be subject to United States federal withholding tax on any such interest that might otherwise be subject to United States withholding tax, if such Non-United States Holder satisfies certain certification requirements under penalties of perjury (generally through the provision of a properly completed and executed IRS Form W-8ECI).
The gross amount of payments of interest that do not qualify for the Portfolio Interest Exemption generally will be subject to United States income tax withholding at a rate of 30% unless (i) the Non-United States Holder provides a properly completed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, establishing an exemption from or reduction in withholding under an applicable tax treaty or (ii) the Non-United States Holder establishes that such interest is effectively connected with the conduct of a United States trade or business by such Non-United States Holder and the Non-United States Holder provides a properly completed IRS Form W-8ECI (or successor form).
If interest or other income received with respect to ETBs is effectively connected with a United States trade or business conducted by a Non-United States Holder (and, if an applicable tax treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States), the Non-United States Holder generally will be subject to United States federal income tax on such interest or other income in the same manner as if it were a United States Holder. In addition, if the Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless reduced or eliminated by an applicable tax treaty. Even though such effectively connected income is subject to United States federal income tax, and may be subject to the branch profits tax, it is not subject to United States federal withholding tax if the Non-United States Holder satisfies the certification requirements described above.
Sale, Exchange, or Retirement
Subject to the backup withholding discussion below, a Non-United States Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of the ETBs, unless:
•
the Non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met; or

•
the gain is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-United States Holder in the United States).

Except to the extent that an applicable income tax treaty otherwise provides, generally a Non-United States Holder will be taxed in the same manner as a United States Holder with respect to gain that is effectively connected with the Non-United States Holder’s conduct of a United States trade or business. A corporate Non-United States Holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on any effectively connected gain on the ETBs. A Non-United States Holder who is both an individual present in the United States for 183 days or more in the taxable year and meets certain other conditions will be subject to

United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from United States sources (including gains from the sale or other disposition of the ETBs) exceed capital losses allocable to United States sources. To claim the benefit of an applicable income tax treaty, a Non-United States Holder may be required to file an income tax return and disclose its position under the United States Treasury regulations concerning treaty-based return positions.
Information Reporting and Backup Withholding
Generally, the amount of interest paid to a Non-United States Holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the Non-United States Holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-United States Holder resides under the provisions of an applicable tax treaty.
In general, a Non-United States Holder will not be subject to backup withholding with respect to payments of interest on the ETBs that are made to the Non-United States Holder, provided that the Non-United States Holder has provided certification that such Non-United States Holder is a Non-United States Holder, and the payor does not have actual knowledge or reason to know that the Non-United States Holder is a United States person as defined under the Code.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of ETBs within the United States or conducted through certain United States-related financial intermediaries, unless the Non-United States Holder certifies to the payor under penalties of perjury that it is a Non-United States Holder and the payor does not have actual knowledge or reason to know that the Non-United States Holder is a United States person as defined under the Code, or the Non-United States Holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-United States Holder under the backup withholding rules will be allowed as a credit against such Non-United States Holder’s United States federal income tax liability and may entitle such Non-United States Holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.
The Foreign Account Tax Compliance Act (FATCA)
Pursuant to Sections 1471 through 1474 of the Code (commonly referred to as FATCA), Treasury regulations thereunder, and administrative guidance, issuers of certain debt instruments and their agents, as applicable, are required to withhold 30% of the amount of any interest with respect to such instruments paid to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary) unless such institution enters into an agreement with the United States government to collect and report to the United States government, on an annual basis, information with respect to its United States account holders and meets certain other specified requirements (or, in certain circumstances, complies with similar reporting requirements of the non-United States government in the jurisdiction in which it is organized or located under an intergovernmental agreement between such non-United States government and the United States government) or (ii) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” and such entity meets certain other specified requirements. FATCA generally will apply to all payments otherwise subject to FATCA withholding without regard to whether the beneficial owner of the payment is a United States person or would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or United States domestic law.
Non-United States Holders should consult their own tax advisors regarding the possible implications of FATCA and whether FATCA may be relevant to such Non-United States Holder’s acquisition, ownership, and disposition of the ETBs.

ERISA CONSIDERATIONS
This discussion is based on current provisions of ERISA and the Internal Revenue Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the United States Department of Labor, or the DOL, and reported judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code or, to the extent not preempted, any state laws.
General
The Employee Retirement Income Security Act of 1974, as amended, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan. For purposes of this discussion, “plans” refer to (1) “employee benefit plans” as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, including profit sharing plans, pension plans and other arrangements that provide retirement income, (2) “plans” as defined in Section 4975(e)(1) of the Internal Revenue Code that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and annuities and Keogh plans, and (3) entities that are deemed to hold the plan assets of either of the foregoing by virtue of such employee benefit plans’ or plans’ investment in such entities, including collective investment funds and insurance company general or separate accounts. A fiduciary of an investing plan is any person who in connection with the assets of the plan:
•
has discretionary authority or control over the management or disposition of assets, or

•
provides investment advice for a fee.

Some employee benefit plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements. Accordingly, assets of these employee benefit plans may be invested in the ETBs without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. For example, any such employee benefit plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.
ERISA imposes certain general fiduciary requirements on fiduciaries, including:
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investment prudence and diversification, and

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the investment of the assets of the plan in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” as defined under ERISA or “disqualified persons” as defined under Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is available. The types of transactions that are prohibited include:
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sales, exchanges or leases of property;

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loans or other extensions of credit; and

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the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan
A fiduciary’s investment of the assets of a plan in the ETBs may cause the Issuing Entity’s assets to be deemed assets of the plan. United States Department of Labor regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively, the plan asset regulations), provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors (as that term is defined in the plan asset regulations) is “significant” within the meaning of the plan asset regulations and none of the other exceptions contained in the plan asset regulations applies. An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the ETBs will be treated as indebtedness under local law without any substantial equity features for purposes of the plan asset regulations.
If the ETBs were deemed to be equity interests in the Issuing Entity and none of the exceptions contained in the plan asset regulations were applicable, then the Issuing Entity’s assets would be considered to be assets of any plans that purchase the ETBs. The extent to which the ETBs are owned by benefit plan investors will not be monitored. If the Issuing Entity’s assets were deemed to constitute “plan assets” pursuant to the plan asset regulations, transactions the Issuing Entity might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.
In addition, the acquisition or holding of the ETBs by or on behalf of, or using assets of, a plan could give rise to a prohibited transaction if the Issuing Entity or the Indenture Trustee, Wisconsin Electric, any other Servicer, WEC Energy Group, Inc., any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan. Each purchaser of the ETBs by, on behalf of, or using assets of, a plan will be deemed to have represented and warranted that its purchase and holding of the ETBs will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code.
Before purchasing any ETBs by or on behalf of a plan, you should consider whether the purchase and holding of ETBs might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the ETBs.
Prohibited Transaction Exemptions
If you are proposing to acquire any ETBs by, on behalf of, or using assets of a plan, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:
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PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

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PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager;”

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PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

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PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

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PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

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PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager;” and

•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

The Issuing Entity cannot provide any assurance that any of these class exemptions or statutory exemptions described above or any other administrative, statutory or individual prohibited transaction exemption will apply with respect to any particular investment in the ETBs by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. In particular, it should be noted that, ETBs may not be purchased with assets of any plan if the Issuing Entity or the Indenture Trustee, Wisconsin Electric, any other Servicer, WEC Energy Group, Inc., any underwriter or any of their affiliates:
•
has investment discretion over the assets of the plan used to purchase the ETBs;

•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the ETBs, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan;

•
is an employer maintaining or contributing to the plan; or

•
unless an applicable prohibited transaction exemption is available to cover such purchase and holding of any ETBs or the transaction is not otherwise prohibited.

Consultation with Counsel
The sale of the ETBs to a plan will not constitute a representation by the Issuing Entity or the Indenture Trustee, Wisconsin Electric, any other Servicer, WEC Energy Group, Inc., any underwriter or any of their affiliates that such an investment meets all relevant legal requirements relating to investments by such plans generally or by any particular plan, or that such an investment is appropriate for such plans generally or for a particular plan.
If you are a fiduciary which proposes to purchase the ETBs on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.
Deemed Representation
Based on the foregoing, by its acquisition of an ETB, each purchaser of the ETBs will be deemed to represent and warrant that either (i) it is not and is not acting on behalf of, or using assets of, a plan; or (ii) the purchase and holding of such ETB by such purchaser will not constitute or result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT
Challenge to True Sale Treatment
Wisconsin Electric will represent and warrant that the transfer of the Environmental Control Property in accordance with the Sale Agreement constitutes a true and valid sale and assignment of the Environmental Control Property by Wisconsin Electric to the Issuing Entity. It will be a condition to the issuance of the ETBs that Wisconsin Electric will take the appropriate actions under the Statute, including filing a notice of transfer of an interest in the Environmental Control Property, to perfect this sale. The Statute provides that the sale, assignment or transfer of Environmental Control Property by an energy utility that the parties have in the governing documentation expressly stated to be a sale or other absolute transfer is an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, the transferor’s right, title, and interest in, to, and under the Environmental Control Property, notwithstanding any contrary treatment of such transfer for tax, financial reporting or other purposes. The Issuing Entity and Wisconsin Electric will treat such a transaction as a sale under applicable law. However, the Issuing Entity expects that ETBs will be reflected as debt on Wisconsin Electric’s consolidated financial statements. In addition, the Issuing Entity anticipates that the ETBs will be treated as obligations of Wisconsin Electric for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Considerations” in this prospectus.
In the event of a bankruptcy of a party to the Sale Agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the Environmental Control Property to the Issuing Entity pursuant to that Sale Agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt such a position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Wisconsin Electric and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the ETBs and adversely affect the value of the ETBs.
In that regard, we note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate . . . sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.
LTV and the securitization investors subsequently settled their dispute over the terms of the interim order, and the bankruptcy court entered a final order in which the parties admitted and the court found that the prepetition transactions constituted true sales. The court did not otherwise overrule its earlier ruling. The LTV Steel memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where assets sold are integral to the ongoing operations of the debtor’s business.
Even if creditors did not challenge the sale of the Environmental Control Property as a true sale, a bankruptcy filing by Wisconsin Electric could trigger a bankruptcy filing by the Issuing Entity with similar negative consequences for bondholders. In a recent bankruptcy case, In re General Growth Properties, Inc., General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.
The Issuing Entity and Wisconsin Electric have attempted to mitigate the impact of a possible recharacterization of a sale of Environmental Control Property as a financing transaction under applicable creditors’ rights principles. The Sale Agreement will provide that if the transfer of the applicable Environmental Control Property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by Wisconsin Electric will be deemed to have granted to the Issuing Entity on behalf of the Issuing Entity and on behalf of the Indenture Trustee a first priority security interest in all of Wisconsin Electric’s right, title and interest in, to and under the Environmental Control Property and all proceeds thereof. In addition, the Sale Agreement will authorize the filing of a notice of security interest in the Environmental Control Property and the proceeds thereof in accordance with the Statute. As a result of this filing, the Issuing Entity would, in the event of a recharacterization, be a secured creditor of Wisconsin Electric and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a Wisconsin Electric or a Wisconsin Electric affiliate bankruptcy, as discussed under “Risks Associated with Potential Bankruptcy Proceedings” above. Further, if, for any reason, an Environmental Control Property notice is not filed under the Statute and the Issuing Entity fails to perfect its interest in the Environmental Control Property, and the transfer is thereafter deemed not to constitute a true sale, the Issuing Entity would be an unsecured creditor of Wisconsin Electric.
The Statute provides that to the extent the Statute conflicts with Article 9 of the Wisconsin Uniform Commercial Code, the Statute governs the attachment, assignment, or perfection, or the effect of perfection, or priority of security interests in Environmental Control Property. Under the Statute, a security interest in the Environmental Control Property is created, valid, binding and perfected at the time a security agreement is made, and perfected against all parties having claims of any kind against the person granting the security interest, regardless of whether such parties have notice of the lien. Under the Statute, the filing or recording of a financial statement or instrument in which such a security interest is created is not required. The Statute provides that a security interest in the Environmental Control Property is a continuously perfected security interest and has priority over any other lien created by operation of law or otherwise, which subsequently attaches to the Environmental Control Property.
Consolidation of the Issuing Entity and Wisconsin Electric
If Wisconsin Electric were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of the Issuing Entity with those of Wisconsin Electric. The Issuing Entity and Wisconsin Electric have taken steps to attempt to minimize this risk. Please read “Description of the Issuing Entity” in this prospectus. However, no assurance can be given that if Wisconsin Electric were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Issuing Entity be substantively consolidated with those of Wisconsin Electric. Substantive consolidation would result in payment of the claims of the beneficial owners of the ETBs to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.
Status of Environmental Control Property as Present Property
Wisconsin Electric will represent in the Sale Agreement, and the Statute provides, that the Environmental Control Property sold pursuant to such Sale Agreement constitutes a present property right on the date that it is first transferred to the Issuing Entity in connection with the issuance of the ETBs. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Wisconsin Electric a court would not rule that the applicable Environmental Control Property comes into existence only as customers use electricity.
If a court were to accept the argument that the applicable Environmental Control Property comes into existence only as customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the Environmental Control Charges in respect of electricity consumed after the commencement of the bankruptcy case or that the Environmental Control Property relating to such Environmental Control Charges has been sold to the Issuing Entity. If it were determined that such Environmental Control Property had not been sold to the Issuing Entity, then the Issuing Entity would have an unsecured claim against Wisconsin Electric and the security interest in favor of the bondholders did not attach to the Environmental Control Charges in respect of electricity consumed after the commencement of the bankruptcy case. In addition, whether or not a court determined that the applicable Environmental Control Property had been sold to the Issuing Entity pursuant to a Sale Agreement, no assurances can be given that a court would not rule that any Environmental Control Charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to the Issuing Entity or the Indenture Trustee and/or that the security interest in favor of the bondholders did not attach to such Environmental Control Charges. In either case, there would be delays and/or reductions in payments on the ETBs.

In addition, in the event of a bankruptcy of Wisconsin Electric, a party in interest in the bankruptcy could assert that the Issuing Entity should pay, or that the Issuing Entity should be charged for, a portion of Wisconsin Electric’s costs associated with the distribution of the electricity, usage of which gave rise to the Environmental Control Charge receipts used to make payments on the ETBs.
Regardless of whether Wisconsin Electric is the debtor in a bankruptcy case, if a court were to accept the argument that Environmental Control Property sold pursuant to the Sale Agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of Wisconsin Electric arising before that Environmental Control Property came into existence could have priority over the Issuing Entity’s interest in that Environmental Control Property. Adjustments to the Environmental Control Charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.
Estimation of Claims; Challenges to Indemnity Claims
If Wisconsin Electric were to become a debtor in a bankruptcy case, to the extent the Issuing Entity does not have secured claims as discussed above, claims, including indemnity claims, by the Issuing Entity or the Indenture Trustee against Wisconsin Electric, as Seller, under the Sale Agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that the Issuing Entity or the Indenture Trustee have against Wisconsin Electric. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, the Issuing Entity or the Indenture Trustee, as applicable, would be left with a claim for actual damages against Wisconsin Electric based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.
No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Wisconsin Electric.
Enforcement of Rights by the Indenture Trustee
Upon an event of default under the Indenture, the Indenture Trustee may seek to enforce the security interest in the Environmental Control Property sold pursuant to the Sale Agreement in accordance with the terms of the Indenture. In this capacity, the Indenture Trustee is permitted to request a court of competent jurisdiction to order sequestration and payment to the bondholders of all revenues arising from the Environmental Control Property. There can be no assurance, however, that a court would issue this order after a bankruptcy filing by Wisconsin Electric or the Issuing Entity in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the Indenture Trustee may under the Indenture seek an order from the bankruptcy court lifting the automatic stay in order to allow a court to enter the sequestration and payment order. There can be no assurance that the bankruptcy court would lift the stay and/or the court would issue the sequestration and payment order.
Bankruptcy of the Servicer
The Servicer is entitled to commingle the Environmental Control Charges that it receives with its own funds until each date on which the Servicer is required to remit funds to the Indenture Trustee as specified in the Servicing Agreement. The Statute provides that the priority of a lien and security interest created under the Statute is not impaired by the commingling of funds arising from Environmental Control Charges with other funds. In the event of a bankruptcy of the Servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the Environmental Control Charges commingled by the Servicer with its own funds and held by the Servicer, prior to and as of the date of bankruptcy were property of the Servicer as of that date, and are therefore property of the Servicer’s bankruptcy estate, rather than property of the Issuing Entity. If the court so rules, then the court would likely rule that the Indenture Trustee has only a general unsecured claim against the Servicer for the amount of commingled Environmental Control Charges held as of that date and could not recover the commingled Environmental Control Charges held as of the date of the bankruptcy.
However, if the court were to rule on the ownership of the commingled Environmental Control Charges, the automatic stay arising upon the bankruptcy of the Servicer could delay the trustee from receiving the commingled Environmental Control Charges held by the Servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled Environmental Control Charges are the Issuing Entity’s property or are property of the Servicer, including resolution of any tracing of proceeds issues.
The Servicing Agreement will provide that the Indenture Trustee, as assignee of the Issuing Entity, together with the other persons specified therein, may appoint a successor Servicer that satisfies the Rating Agency Condition. The Servicing Agreement will also provide that the Indenture Trustee, together with the other persons specified therein, may petition the PSCW or a court of competent jurisdiction to appoint a successor Servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor Servicer’s replacement of the Servicer. Even if a successor Servicer may be appointed and may replace the Servicer, a successor Servicer may be difficult to obtain and may not be capable of performing all of the duties that Wisconsin Electric as Servicer was capable of performing. Furthermore, should the Servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

USE OF PROCEEDS
The net proceeds of this offering are estimated to be approximately $113,507,309, after deducting underwriting discounts and commissions and upfront financing costs. The Issuing Entity will use the net proceeds from the sale of the ETBs to purchase the Environmental Control Property from the Seller. Wisconsin Electric, the Seller, will apply the proceeds of the sale of the Environmental Control Property in accordance with the Financing Order, as required by the Statute. The Financing Order approves proceeds to be applied for the following uses: (i) to pay upfront financing costs incurred in connection with the issuance of the ETBs, and (ii) to reimburse Wisconsin Electric for environmental control costs, all of which shall have been incurred at the time of issuance of the ETBs.

PLAN OF DISTRIBUTION
Subject to the terms and conditions in the Underwriting Agreement among the Issuing Entity, Wisconsin Electric and the underwriters, for whom Barclays Capital Inc., is acting as representative, the Issuing Entity has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the ETBs listed opposite each underwriter’s name below:
Underwriter	ETBs
Barclays Capital Inc.	$95,052,000
Drexel Hamilton LLC	23,762,000
Total	$118,814,000
Under the terms of the Underwriting Agreement, the underwriters are obligated take and pay for all of the ETBs offered through this prospectus, if any are taken.
The Underwriters’ Sales Price for the ETBs
The ETBs sold by the underwriters to the public will be initially offered at the price to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the ETBs to dealers at such price, less a selling concession not to exceed 0.240%. The underwriters may allow, and dealers may reallow, a discount not to exceed 0.120%.
After the initial public offering, the public offering price, selling concessions and reallowance discounts may change.
No Assurance as to Resale Price or Resale Liquidity for the ETBs
The ETBs are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised the Issuing Entity that they intend to make a market in the ETBs, but they are not obligated to do so and may discontinue market making at any time without notice. The Issuing Entity cannot assure you that a liquid trading market will develop for the ETBs.
Various Types of Underwriter Transactions That May Affect the Price of the ETBs
The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the ETBs in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the ETBs, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the ETBs in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ETBs originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the ETBs to be higher than they would otherwise be. None of the Issuing Entity, Wisconsin Electric, the Indenture Trustee, the Issuing Entity’s Managers or any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.
The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Wisconsin Electric and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the ETBs. Barclays Capital Inc., as structuring agent, has rendered certain structuring services to the Issuing Entity for which it was compensated. See “Affiliations and Certain Relationships and Related Transactions.” In accordance with FINRA Rule 5110, both of these amounts and the reimbursement of the financial advisor’s expenses are deemed underwriting compensation in connection with the offering.
The Issuing Entity estimates that the total expenses of this offering will be $4,830,639.

The Issuing Entity and Wisconsin Electric have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the ETBs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the ETBs and other conditions contained in the Underwriting Agreement, such as receipt of ratings confirmations, officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.
The Issuing Entity expects to deliver the ETBs against payment for the ETBs on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the sixth business day following the date of pricing of the ETBs. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade ETBs on the date of pricing or the three succeeding business days will be required, by virtue of the fact that the ETBs initially will settle in T+6, to specify alternative settlement arrangements to prevent a failed settlement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Issuing Entity is a wholly-owned subsidiary of Wisconsin Electric. Wisconsin Electric is a wholly-owned subsidiary of WEC Energy Group, Inc. One of the underwriters, Barclays Capital Inc. also served as structuring agent to Wisconsin Electric in connection with the structuring of the ETBs and will receive a fee of $300,000 plus reimbursement of expenses for such services.
In addition, an affiliate of Barclays Capital Inc. is a lender under Wisconsin Electric’s $500 million credit facility.
U.S. Bank National Association, the Indenture Trustee under the Indenture, is a lender under Wisconsin Electric’s $500 million credit facility and trustee under Wisconsin Electric’s Indenture for Debt Securities, dated December 1, 1995. Wisconsin Electric may maintain other banking relationships in the ordinary course with U.S. Bank National Association.

RATING INFORMATION
The Issuing Entity expects that the ETBs will be rated by at least two nationally-recognized credit rating agencies (the Rating Agencies). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. No Person is obligated to maintain the rating on any bonds and, accordingly, the Issuing Entity can give no assurance that the ratings assigned to the ETBs upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of the ETBs is lowered or withdrawn, the liquidity of the ETBs may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the ETBs other than the payment in full of the ETBs by the Final Maturity Date, as well as the timely payment of interest.
Under Rule 17g-5 under the Exchange Act, any nationally-recognized credit rating agency providing the Servicer with the requisite certification will have access to all information posted on a website by the Servicer for the purpose of determining the initial rating and monitoring the rating after the issuance date in respect of the ETBs. As a result, a nationally-recognized credit rating agency other than the Rating Agencies may issue unsolicited ratings on the ETBs, which may be lower, and could be significantly lower, than the ratings assigned by the Rating Agencies. The unsolicited ratings may be issued prior to, or after, the issuance date in respect of the ETBs. Issuance of any unsolicited rating will not affect the issuance of the ETBs. Issuance of an unsolicited rating lower than the ratings assigned by the Rating Agencies on the ETBs might adversely affect the value of the ETBs and, for regulated entities, could affect the status of the ETBs as a legal investment or the capital treatment of the ETBs. Investors in the ETBs should consult with their legal counsel regarding the effect of the issuance of a rating by a nationally-recognized credit rating agency other than the Rating Agencies that is lower than the rating of the Rating Agencies.
A portion of the fees paid by the Issuing Entity to any Rating Agency is contingent upon the issuance of the ETBs. In addition to the fees paid by the Issuing Entity to such Rating Agency or Rating Agencies at closing, the Issuing Entity will pay a fee to such Rating Agency or Rating Agencies for ongoing surveillance for so long as the ETBs are outstanding. However, no Rating Agency is under any obligation to continue to monitor or provide a rating on the ETBs.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA
THE ETBs ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (EEA). FOR THESE PURPOSES, THE EXPRESSION RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, MIFID II); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR (QUALIFIED INVESTOR) WITHIN THE MEANING OF REGULATION 2017/1129 (AS AMENDED, THE PROSPECTUS REGULATION). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE PRIIPS REGULATION) FOR OFFERING OR SELLING THE ETBs OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE ETBs OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.
THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF ETBs IN ANY MEMBER STATE OF THE EEA (EACH, A RELEVANT STATE) WILL BE MADE ONLY PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF ETBs. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT STATE OF ETBs WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUER OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS REGULATION, IN RELATION TO SUCH OFFER. NEITHER THE ISSUER NOR ANY UNDERWRITER HAVE AUTHORISED, NOR DO THEY AUTHORISE, THE MAKING OF ANY OFFER OF ETBs IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUER OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.
ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF ETBs WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO QUALIFIED INVESTORS. NEITHER WE NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF ETBs OTHER THAN TO QUALIFIED INVESTORS.
ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE ETBs IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE ETBs AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE DELEGATED DIRECTIVE). NONE OF WISCONSIN ELECTRIC, THE ISSUING ENTITY OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.
EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY ETBs WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THIS PURPOSE, THE EXPRESSION OFFER INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION

ON THE TERMS OF THE OFFER AND THE ETBs SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE ETBs.
NOTICE TO RESIDENTS OF UNITED KINGDOM
THE ETBs ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (UK). FOR THE PURPOSES OF THIS PROVISION:
(a)
THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(i)
A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (EUWA); OR

(ii)
A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE FSMA) OF THE UNITED KINGDOM AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA; OR

(iii)
NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (THE UK PROSPECTUS REGULATION); AND

(b)
THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE ETBs TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE ETBs.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (THE UK PRIIPS REGULATION) FOR OFFERING OR SELLING THE ETBs OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE ETBs OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF ETBs IN THE UK WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE UK PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF ETBs. THIS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.
THIS PROSPECTUS AND ANY OTHER MATERIAL IN RELATION TO THE ETBs IS ONLY BEING DISTRIBUTED TO, AND IS DIRECTED ONLY AT, PERSONS IN THE UK WHO ARE “QUALIFIED INVESTORS” (AS DEFINED IN THE UK PROSPECTUS REGULATION WHO ARE ALSO (I) INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE ORDER), OR (II) HIGH NET WORTH ENTITIES OR OTHER PERSONS FALLING WITHIN ARTICLES 49(2)(A) TO (D) OF THE ORDER, OR (III) PERSONS TO WHOM IT WOULD OTHERWISE BE LAWFUL TO DISTRIBUTE IT, ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS RELEVANT PERSONS. THE ETBs ARE ONLY AVAILABLE TO, AND ANY INVITATION, OFFER OR AGREEMENT TO SUBSCRIBE, PURCHASE OR OTHERWISE ACQUIRE SUCH ETBs WILL BE ENGAGED IN ONLY WITH, RELEVANT PERSONS. THIS PROSPECTUS AND ITS CONTENTS ARE CONFIDENTIAL AND SHOULD NOT BE DISTRIBUTED, PUBLISHED OR REPRODUCED (IN WHOLE OR IN PART) OR DISCLOSED BY

ANY RECIPIENTS TO ANY OTHER PERSON IN THE UK. ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THIS PROSPECTUS OR ITS CONTENTS. THE ETBs ARE NOT BEING OFFERED TO THE PUBLIC IN THE UK.
IN ADDITION, IN THE UK, EACH UNDERWRITER HAS REPRESENTED AND AGREED IN THE UNDERWRITING AGREEMENT THAT THE ETBs MAY NOT BE OFFERED OTHER THAN BY AN UNDERWRITER THAT:
•
HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE ETBs IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO US; AND

•
HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE ETBs IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO RESIDENTS OF CANADA
THE ETBs MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE ETBs MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.
SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.
PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement the Issuing Entity and Wisconsin Electric have filed with the SEC relating to the ETBs. This prospectus describes the material terms of some of the documents that have been filed or will be filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov.
You may also obtain a copy of filings with the SEC at no cost from Wisconsin Electric and the Issuing Entity by accessing the website of Wisconsin Electric’s parent, WEC Energy Group, Inc., at www.wecenergygroup.com. The information contained on, or accessible from, WEC Energy Group’s website is not a part of, and is not incorporated in, the registration statement of which this prospectus forms a part. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning the Issuing Entity at the following address:
WEPCo Environmental Trust Finance I, LLC
Attn: Vice President and Secretary
231 West Michigan Street
Milwaukee, Wisconsin 53201
(414)-221-2579
The Securities Act file numbers are 333-252252 and 333-252252-01.
The Issuing Entity or Wisconsin Electric as depositor will also file with the SEC all periodic reports the Issuing Entity or the depositor are required to be filed under the Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither the Issuing Entity nor Wisconsin Electric as depositor intends to file any such reports relating to the ETBs following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. For a more detailed description of the information to be included in these periodic reports, please read “Description of the ETBs — Website Disclosure.”
INCORPORATION BY REFERENCE
The SEC allows the Issuing Entity and Wisconsin Electric to “incorporate by reference” into this prospectus information the Issuing Entity and Wisconsin Electric file with the SEC. This means disclosure of important information may be made by referring you to the documents containing the information. The information incorporated by reference is considered to be part of this prospectus, unless such information is updated or superseded by the information that the Issuing Entity or Wisconsin Electric files subsequently that is incorporated by reference into this prospectus.
To the extent that the Issuing Entity is required by law to file such reports and information with the SEC under the Exchange Act, the Issuing Entity will file annual and current reports and other information with the SEC. The Issuing Entity is incorporating by reference any future filings it or the sponsor, but solely in its capacity as the sponsor, makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to and not filed with the SEC. These reports will be filed under the Issuing Entity’s name. Under the Indenture, the Issuing Entity may voluntarily suspend or terminate the filing obligations as issuing entity (under the SEC rules) with the SEC, to the extent permitted by applicable law.
The Issuing Entity is incorporating into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report which the Issuing Entity or Wisconsin Electric, solely in its capacity as depositor, make with the SEC until the offering of the ETBs is completed. These reports will be filed under the Issuing Entity’s name. In addition, these reports will be posted on the website of Wisconsin Electric’s parent, WEC Energy Group, Inc., at www.wecenergygroup.com. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS
The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, contained in Rule 3a-7 promulgated under the 1940 Act, although there may be additional exclusions or exemptions available to the Issuing Entity. As a result of such exclusion, the Issuing Entity will not be subject to regulation as an “investment company” under the 1940 Act.
In addition, the Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule, or the Volker Rule, under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. As part of the Dodd-Frank Act, federal law prohibits a “banking entity” — which is broadly defined to include banks, bank holding companies and affiliates thereof — from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exemption provided under Sections 3(c)(1) or 3(c)(7) thereunder. Because the Issuing Entity will rely on Rule 3a-7 promulgated under the 1940 Act, it will not be considered a “covered fund” within the meaning of the Volcker Rule regulations.
RISK RETENTION
This offering of ETBs is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.
For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with the Purchase of the ETBs — Regulatory provisions affecting certain investors could adversely affect the liquidity and regulatory treatment of investments in the ETBs” in this prospectus.
LEGAL PROCEEDINGS
From time to time, the Issuing Entity and Wisconsin Electric may be subject to various legal proceedings and claims that arise in the course of their business activities. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this prospectus, the Issuing Entity and Wisconsin Electric do not believe they are party to any claim or litigation, the outcome of which, if determined adversely to the Issuing Entity or Wisconsin Electric, would individually or in the aggregate be reasonably expected to be material to bondholders. Regardless of the outcome, litigation can have an adverse impact on the Issuing Entity and Wisconsin Electric because of defense and settlement costs, diversion of management resources and other factors.
LEGAL MATTERS
Certain legal matters relating to the ETBs, including material U.S. federal income tax matters, will be passed on by Troutman Pepper Hamilton Sanders LLP, counsel to Wisconsin Electric and the Issuing Entity. Certain other legal matters relating to the ETBs will be passed on by Quarles & Brady LLP, Wisconsin counsel to Wisconsin Electric, and by Hunton Andrews Kurth LLP, counsel to the underwriters. Hunton Andrews Kurth LLP from time to time has and may perform legal services for WEC Energy Group, Wisconsin Electric and their affiliates.

GLOSSARY
As used in this prospectus the terms below have the following meanings:
“Administration Agreement” means the administration agreement to be entered into between Wisconsin Electric and the Issuing Entity, as the same may be amended and supplemented from time to time..
“Annual True-Up Adjustment” means each adjustment to the Environmental Control Charges made pursuant to the Financing Order that occurs on June 1 of each year, commencing June 1, 2022.
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.
“Basic Documents” means the Indenture, the Administration Agreement, the Sale Agreement and the Bill of Sale, the certificate of formation of the Issuing Entity, the LLC Agreement, the Servicing Agreement, any Intercreditor Agreement, the Series Supplement, the Letter of Representations, the Underwriting Agreement and all other documents and certificates delivered in connection therewith.
“Bill of Sale” means the bill of sale delivered pursuant to the Sale Agreement.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Milwaukee, Wisconsin or New York, New York are, or DTC or the corporate trust office of the Indenture Trustee is, authorized or obligated by law, regulation or executive order to be closed.
“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means the segregated trust account or accounts relating to the ETBs designated as the collection account and held by the Indenture Trustee under the Indenture.
“Environmental Control Charge” means any “environmental control charge” as defined in Section 196.027(1)(e) of the Statute that is authorized by the Financing Order.
“Environmental Control Property” means all “environmental control property” (as defined in Section 196.027(1)(h) of the Statute) created pursuant to the Financing Order, including the right to impose, collect and receive Environmental Control Charges as provided in the Financing Order, the right to obtain True-Up Adjustments of the Environmental Control Charges as provided in the Financing Order and the Statute, and all revenues or other proceeds arising from those rights and interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Maturity Date” means December 15, 2035.
“Fitch” means Fitch Ratings, Inc. References to Fitch are effective so long as Fitch is a Rating Agency.
“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
“Indenture” means the indenture, to be entered into between the Issuing Entity and U.S. Bank National Association, as Indenture Trustee and as Securities Intermediary, and the Series Supplement, with respect to the issuance of the ETBs, as the same may be amended and supplemented from time to time.
“Interim True-Up Adjustment” means any Mid-Year True-Up Adjustment, Quarterly True-Up Adjustment or Optional True-Up Adjustment.
“Issuing Entity” means WEPCo Environmental Trust Finance I, LLC, a Delaware limited liability company.

“Letter of Representations” means any applicable agreement between the Issuing Entity and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any ETBs issued in book-entry form.
“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of WEPCo Environmental Trust Finance I, LLC, dated as of March 12, 2021.
“Manager” means each manager of the Issuing Entity under the LLC Agreement.
“Mid-Year True-Up” means each adjustment to the Environmental Control Charges made on December 1 of each year pursuant to the terms of the Financing Order and in accordance with the Servicing Agreement.
“Monthly Servicer’s Certificate” means a written report delivered by the Servicer to the Issuing Entity, the Indenture Trustee, and the Rating Agencies not later than fifteen (15) days after the end of each month after the ETBs are issued.
“Moody’s” means Moody’s Investors Service, Inc. References to Moody’s are effective so long as Moody’s is a Rating Agency.
“Non-Routine True-Up Adjustment” means each adjustment to the Environmental Control Charges made pursuant to the Financing Order and the Servicing Agreement that occurs when the Servicer determines the existing model for calculating the Environmental Control Charges should be amended or revised or the Servicer otherwise determines the circumstances warrant, and files a request with the PSCW designating the adjustments, which are subject to the review and approval of the PSCW.
“Optional True-Up Adjustment” means each adjustment to the Environmental Control Charges made pursuant to the Financing Order and the Servicing Agreement that is implemented by the Servicer at any time if the Servicer forecasts that the Environmental Control Charge collections will be insufficient (1) to make all scheduled payments of principal and interest due in respect of any ETBs on a timely basis during such 12-month collection period, or (2) (A) to pay operating expenses of the Issuing Entity on a timely basis, (B) to replenish any draws on the Capital Subaccount, or (C) generally to correct for any under-collection or over-collection in order to assure timely payment of the ETBs.
“Paying Agent” means, with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the ETBs pursuant to the Indenture.
“Payment Date” means June 15 and December 15 of each year beginning December 15, 2021, or if not a Business Day, the next Business Day.
“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.
“PSCW Regulations” means all regulations, rules, tariffs and laws applicable to public utilities or ETBs, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the PSCW.
“Quarterly True-Up Adjustment” means each adjustment to the Environmental Control Charges made on any Quarterly True-Up Adjustment Date pursuant to the terms of the Financing Order and in accordance with the Servicing Agreement.
“Quarterly True-Up Adjustment Date” means each of March 1 and September 1 of each year pursuant to the terms of the Financing Order and in accordance with the Servicing Agreement.
“Rating Agency” means any of Moody’s, S&P or Fitch that provides a rating with respect to the ETBs. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuing Entity, notice of which designation shall be given to the Indenture Trustee and the Servicer.
“Rating Agency Condition” means with respect to any action, not less than ten Business Days’ prior written notification to each Rating Agency of such action and written confirmation from each of S&P and

Moody’s to the Servicer, the Issuing Entity and the Indenture Trustee in writing that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of the ETBs; provided that if within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuing Entity shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).
“Regulation AB” means the SEC’s Asset Backed Securities regulations under 17 CFR Part 229, Subpart 229.1100 et seq.
“Regulation RR” means the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act.
“Return on Invested Capital” means, for any Payment Date with respect to any 12-month collection period, the sum of (i) the rate of return, payable to Wisconsin Electric, on its capital contribution to the Issuing Entity equal to the interest rate on the ETBs, plus (ii) any return specified in clause (i) that is not paid on any prior Payment Date.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto. References to S&P are effective so long as S&P is a Rating Agency.
“Sale Agreement” means the Purchase and Sale Agreement to be entered into between Wisconsin Electric, as Seller, and the Issuing Entity, with respect to the sale of the Environmental Control Property to the Issuing Entity, as the same may be amended and supplemented from time to time.
“Scheduled Final Payment Date” means December 15, 2033, the date when all interest and principal is scheduled to be paid with respect to the ETBs in accordance with the expected amortization schedule.
“Scheduled Payment Date” means each Payment Date on which principal for the ETBs is to be paid in accordance with the expected amortization schedule.
“Securities Act” means the Securities Act of 1933, as amended.
“Semi-Annual Servicer’s Certificate” means a written report delivered by the Servicer to the Issuing Entity, the Indenture Trustee, and the Ratings Agencies, no later than five Servicer Business Days prior to each Payment Date or Special Payment Date.
“Series Supplement” means the indenture supplemental to the Indenture that authorizes the issuance of the ETBs.
“Servicer Business Day” means any day other than a Saturday, a Sunday or a holiday, on which the Servicer maintains normal office hours and conducts business.
“Servicing Agreement” means the Environmental Control Property Servicing Agreement to be entered into between the Issuing Entity and Wisconsin Electric, and acknowledged and accepted by the Indenture Trustee, pursuant to which Wisconsin Electric will act as servicer of the Environmental Control Property, as the same may be amended and supplemented from time to time.
“Special Payment Date” means the date on which any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the ETBs that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the bondholders.
“State Pledge” means the pledge of the State of Wisconsin pursuant to the Statute whereby the State of Wisconsin has pledged to and agreed with the bondholders that it will not take or permit any action that impairs the value of Environmental Control Property, or, except as allowed under the Statute (relating to

True-Up Adjustments), reduce, alter, or impair the Environmental Control Charges that are imposed, collected and remitted for the benefit of the bondholders until any principal, interest, premium, or other charge incurred, or contract to be performed, in connection with the ETBs held by the bondholders have been paid and performed in full.
“Statute” means Wisconsin Statutes Section 196.027.
“Tariff” means the Tariff filed with the PSCW pursuant to the Statute to evidence the Environmental Control Charges pursuant to the Financing Order.
“True-Up Adjustment” means any Annual True-Up Adjustment, Interim True-Up Adjustment or Non-Routine True-Up Adjustment, as the case may be.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force on the issuance date, unless otherwise specifically provided.
“UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.
“Underwriting Agreement” means the Underwriting Agreement to be entered into among Wisconsin Electric, the representatives of the underwriters named therein and the Issuing Entity, with respect to the sale of the ETBs.
“WEC Energy Group” means WEC Energy Group, Inc.
“Wisconsin Electric” means Wisconsin Electric Power Company.

$118,814,000 ENVIRONMENTAL TRUST BONDS,
WISCONSIN ELECTRIC POWER COMPANY
Depositor, Sponsor and Initial Servicer
WEPCO ENVIRONMENTAL TRUST FINANCE I, LLC
Issuing Entity

PROSPECTUS

Sole Book-Running Manager
Barclays
Co-Manager
Drexel Hamilton

Through and including, August 2, 2021 (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.